UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

GRAHAM ALTERNATIVE INVESTMENT FUND II LLC
(Exact name of registrant as specified in its charter)

DELAWARE	20-4897149
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o GRAHAM CAPITAL MANAGEMENT, L.P.
40 Highland Avenue
Rowayton, CT  06853
(Address of principal executive offices) (zip code)

Paul Sedlack
Graham Capital Management, L.P.
40 Highland Avenue
Rowayton, CT  06853

(203) 899-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________

Copies to:

Christopher Wells
Proskauer Rose LLP
1585 Broadway
New York, NY 10036

Securities to be registered pursuant to Section 12(b) of the Act:	None

Securities to be registered pursuant to Section 12(g) of the Act:	Blended Strategies Portfolio: Units of Interests
Systematic Strategies Portfolio: Units of Interests
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting Company)	Smaller reporting company ☒

i

GRAHAM ALTERNATIVE INVESTMENT FUND II LLC

Item 1:   BUSINESS

GRAHAM ALTERNATIVE INVESTMENT FUND II LLC

General Development of Business

Graham Alternative Investment Fund II LLC (“GAIF II”), a Delaware limited liability company, was formed on May 16, 2006.  GAIF II was formed to enable U.S. tax-exempt investors to achieve long-term capital appreciation through professionally managed trading in both U.S. and foreign markets, primarily in futures contracts, forward currency and metals contracts, spot currency contracts and associated derivative instruments such as options and swaps.  GAIF II commenced operations on August 1, 2006.

GAIF II invests substantially all of its assets into feeder funds.  GAIF II invests in Graham Alternative Investment Ltd., a British Virgin Islands business company (the “Offshore Feeder”).  The Offshore Feeder in turn invests all its assets in Graham Alternative Investment Trading LLC (“GAIT”) and Graham Alternative Investment Trading II LLC (“GAIT II”), each a Delaware limited liability company (the “Feeder Funds”).  For the purposes of this registration statement, the term “Fund” shall include each of GAIF II, the Offshore Feeder and the Feeder Funds, unless the context implies otherwise.  Graham Capital Management, L.P. (the “Manager”) is the Fund’s manager and the investment advisor to the Fund.

An investor in the Fund may invest in either of, or both of, the Blended Strategies Portfolio, which is comprised of a systematic program and a discretionary program, or the Systematic Strategies Portfolio, which is comprised solely of a systematic program.  Assets invested in the Blended Strategies Portfolio will be invested in GAIT and assets invested in the Systematic Strategies Portfolio will be invested in GAIT II.

The Fund’s investment objective is to achieve long-term capital appreciation through professionally managed trading in both U.S. and foreign markets, primarily in futures contracts, forwards contracts, spot currency contracts and associated derivative instruments such as options and swaps.  The Fund seeks profit opportunities in the global financial markets, including interest rates, foreign exchange, global stock indices and energy, metals and agricultural futures, as a professionally managed multi-strategy investment vehicle.  Each of the Fund’s investment programs consists of multiple trading strategies of the Manager, which the Manager has combined in an effort to diversify the Fund’s investment exposure and to make the Fund’s performance returns less volatile and more consistently profitable.  The Manager seeks to combine investment strategies that trade in different markets and displays relatively low correlation to each other.  Through such Fund composition, the Manager aims to provide the Fund with the potential to make profits and have strong risk-adjusted returns in both rising and falling markets and during both expanding and recessionary economic cycles.  In discretionary programs, a trader determines trades subjectively based on personal assessment of trading data and trading experience, while in systematic programs, trades are based almost entirely on computerized mathematical models.

The Manager believes strongly in the importance of research activities, particularly in the development of new trading programs, and expects to develop additional trading systems for the Fund and to modify the systems currently in use for the Fund over time.  The Manager also seeks to add new trading strategies to its discretionary programs and to modify such strategies over time.  There is no maximum number of trading programs that the Manager may see fit to include in the Fund, and the Manager may increase or decrease the number of programs included in the Fund over time.  The Manager may make such additions or deletions of trading programs to the Fund at any time and may make such additions, deletions or any other changes to them  – such as changes in the leverage of, or in the asset allocations to, any of the Fund’s trading programs  – in its sole discretion, without prior notice to investors.

Under the Limited Liability Company Agreement of GAIF II (the “Company Agreement”), the Manager has complete and exclusive responsibility for management and administration of the affairs of GAIF II.  The Manager is currently registered as a commodity pool operator (“CPO”) and commodity trading advisor (“CTA”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).  GAIF II is not required to be, and is not, registered under the Investment Company Act of 1940, as amended.  Investors purchasing units of interests (the “Units”) in the Fund have no rights to participate in the management of the Fund.  Units are sold through dealers that are not affiliated with the Fund or the Manager.

GAIF II’s term will end upon the first to occur of the following:

•	December 31, 2050;

•	withdrawal (voluntary or involuntary), bankruptcy or an assignment for the benefit of creditors or dissolution of the Manager; or

•	termination of GAIF II pursuant to the terms of the Company Agreement;

GAIF II’s business constitutes only one segment for financial reporting purposes (i.e., a speculative commodity pool).  GAIF II does not engage in sales of goods or services.

As of April 1, 2010, the aggregate Net Asset Value (as defined below under “Allocation of Profit and Loss”) of the Units in the Fund was $126,303,642.  GAIF II operates on a calendar fiscal year.

Narrative Description of Business

(i)	General

GAIF II offers four classes (each a “Class”) of Units, being Class 0 Units and Class 2 Units of the Blended Strategies Portfolio and Class 0 Units and Class 2 Units of the Systematic Strategies Portfolio.  Subscriptions for Units of any Class may be accepted by the Fund as of the first business day of each month upon written notice at least three business days prior to the last business day of the preceding month, and on such other notice and dates as the Manager may permit in its sole and absolute discretion.

Units of each Class of the portfolios are offered at their Net Asset Value per Unit as of the end of the preceding month.  The minimum initial investment for Class 0 Units is $10,000 (this Class is primarily for “wrap fee programs”) and the minimum additional investment is $5,000.  The minimum initial investment for Class 2 Units is $10,000 and the minimum additional investment is $5,000.  GAIF II will be continuously offered and has no limit on the maximum aggregate amount of subscriptions that may be contributed to it.

Capital contributions by a single subscriber for any class of Units, upon acceptance of the subscriber as a member, represent a single interest in GAIF II for that subscriber’s respective class of Units.  A Unit of each class reflects a member’s interest in GAIF II’s net assets with respect to the class of Units owned by the member.  Although separate classes of Units in a portfolio are offered, all capital contributions to a particular portfolio are pooled by GAIF II and invested in GAIT or GAIT II, as applicable.  Units may be purchased only by investors who qualify as accredited investors under Regulation D of the Securities Act of 1933 (“Securities Act”).  The principal differences among the separate classes of Units within the same portfolio are their fees.  Holders of Units, regardless of which class of a portfolio they hold, participate pro rata in the profits and losses of that portfolio and have identical rights, as members, under the Company Agreement.

(ii)	The Manager

The Manager was organized in May 1994 as a Delaware limited partnership.  The general partner of the Manager is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the sole director and sole shareholder.  KGT, Inc. became a listed Principal of the Manager effective July 27, 1994.  The Manager has been registered as a CPO and CTA under the Commodity Exchange Act (“CEA”) and has been a member of the NFA since July 27, 1994.  As of April 1, 2010, the Manager has approximately 160 employees and manages assets of over $5 billion.   The Manager’s principal office is located at 40 Highland Avenue, Rowayton, Connecticut 06853 and its telephone number is (203) 899-3400.  The Manager also maintains a branch office in Houston, Texas for purposes of certain trading in energy markets, which is located at 5847 San Felipe, 17th Floor, Houston, Texas  77057 .

(iii)	The Trading Program

The Fund offers two separate investment programs:  the Blended Strategies Portfolio and the Systematic Strategies Portfolio.  The Manager strives to combine various trading strategies within each investment program for the Fund to diversify the Fund’s investment exposure and reduce its dependence on any single trading strategy.  The Manager also seeks trading strategies that have low correlation to each other in an effort to make the Fund’s performance returns, so far as is practicable, less volatile and more consistently profitable.  The Manager’s Investment Committee, which is comprised of Kenneth G. Tropin, Paul Sedlack, Robert E. Murray, William Pertusi, Barry Fox and Jeff Baisley, makes decisions with respect to the selection of strategies traded on behalf of the Fund.  The discretionary traders for any discretionary investment strategy selected to trade on behalf of the Fund make the trading decisions for that discretionary strategy.  The Manager has developed sophisticated proprietary software to study optimal portfolio weighting strategies and the effect of specific markets on the performance, risk, correlation and volatility characteristics of each of its trading strategies.  As a result, the weighting or leverage that a trading strategy uses in each market may change to address changes in market conditions.   With such software, the Manager devotes considerable attention to risk management at the Fund portfolio level in an effort to ensure balance between markets and that the overall leverage used by the Fund is consistent with the Manager’s overall views on risk.  The Manager’s objective in forming the Fund’s investment program is to provide the Fund with significant potential for capital appreciation in both rising and falling markets and during expanding or recessionary economic cycles.  Currently, for its Blended Strategies Portfolio, the Fund allocates 50% of its assets to the Manager’s Discretionary Trading Program (“DTP”) and 50% of its assets to the Manager’s K4D-15V Program, but the Manager may alter these Blended Strategies Portfolio allocations to DTP and the K4D-15V Program at any time within its sole discretion.  With respect to the Systematic Strategies Portfolio, the Fund allocates 100% of its assets allocated to trading to the Manager’s K4D-15V Program, but may over time add other systematic trading programs to the Systematic Strategies Program.

The Fund will trade actively in both U.S. and foreign markets, primarily on major futures exchanges as well as the inter-bank cash currency and swaps markets.  The Manager also engages in exchange for physical (EFP) transactions, and the Fund may use other derivatives in addition to swaps.  The Manager may also trade other financial instruments as it endeavors to achieve superior results for investors and enhanced portfolio diversification.  The Manager reserves the right in extraordinary market conditions to reduce leverage and portfolio risk if it feels in its sole discretion that it is in the potential best interest of the Fund.  While such actions are anticipated to occur very infrequently, no assurance can be given that the Manager’s actions will enhance performance or that any efforts by the Manager to achieve portfolio diversification will be successful.

The Manager expects to add additional trading strategies and programs to the Fund and to modify the strategies currently in use for the Fund over time.  There is no maximum number of strategies and programs that the Manager may see fit to include in the Fund, and the Manager may increase or decrease the number of strategies and programs included in the Fund over time or increase the number of markets or contracts that are traded on behalf of the Fund.  The Manager may make such additions or deletions of trading programs to the Fund at any time and may make such additions, deletions or any other changes, such as changes in the leverage of, or in the asset allocations to, any of the Fund’s trading strategies and programs, in its sole discretion and without prior notice to members.

In constructing a portfolio, the Manager employs various risk management protocols.  The Manager conducts risk analysis and employs risk management controls at various levels of the Fund, including portfolio risk, strategy risk, market risk and execution risk.  The objectives of its risk management approach are to measure a portfolio’s quantitative and qualitative exposures to the risks identified, formulate appropriate policies and procedures in an effort to prudently manage overall risk, monitor compliance with the Manager’s risk policies and procedures and report identified and measured risks to the Manager’s Risk Committee.

Effective testing, reporting and review are critical elements of the Manager’s risk management process.  Daily stress testing is performed to evaluate a strategy’s risk exposure.  Daily reporting of Value-at-Risk (VaR), plus intraday reporting of net gains or losses for each strategy, enables the risk management team and the Investment Committee to observe the strategy’s adherence to its investment profile as well as market exposure.  Finally, each strategy is formally reviewed by the Investment Committee on a monthly basis.

As part of its efforts to manage risk, the Manager limits the size and structure of positions taken on behalf of the Fund so that they comply with various risk parameters, both those defined by the Manager and, with respect to the DTP, those defined by each of the individual discretionary traders for the Fund’s underlying trading strategies.

The Fund currently employs a master-feeder structure for its individual trading programs such that each trading program may, but will not necessarily in all cases, be conducted through one or more master funds.  The Fund, alternatively, may trade its individual trading programs through one or more managed accounts in the Fund’s name.

Discretionary Trading Program

The Manager has been trading discretionary programs since February 1998.  Discretionary programs, unlike systematic programs which are based almost entirely on computerized mathematical models, determine trades subjectively on the basis of a trader’s personal assessment of trading data and trading experience. Although the Manager has had over a decade of experience trading various discretionary programs, DTP itself commenced trading as of August 2008.  DTP seeks to invest in various global macro markets that are highly liquid.  Initially, DTP will consist of several of the Manager’s leading discretionary strategies traded by principals of the Manager that focus on the global fixed income, global stock index, currency, energy, commodity and metals markets, but over time it may participate in any other liquid market that is available as the Manager deems appropriate.  The Manager’s discretionary programs have generally displayed a significant degree of non-correlation with traditional and other alternative investments, including with the Manager’s own quantitative investment programs.  In its composition of DTP, the Manager will seek an investment portfolio that continues to offer such non-correlation and that provides diversification to other investments.  DTP may take both long and short positions and thus may generate successful performance results in both rising and declining markets.  The holding periods of its positions may range, depending on the individual trading strategies, from just a few hours to months, such that DTP may potentially profit in markets that exhibit either short-term moves or long-term trends.  As with its systematic investment programs, the Manager may add or delete trading strategies or trading markets in DTP or alter their individual weightings or leverage as it deems appropriate, and no notice will be given to investors of such allocation changes;  in addition, discretionary strategies that have previously traded on behalf of the Fund may be included in DTP.  The Manager may make such allocation changes based on a proprietary allocation model, its assessment of market conditions or the availability of additional discretionary trading strategies, in its discretion.

Using a proprietary asset allocation model, the Manager’s Investment Committee determines the appropriate strategies for a portfolio and the weighting of each in the portfolio.  At the individual strategy level, the Manager works closely with each discretionary trader to design an appropriate investment profile, including return objective and volatility level.  Through continuous monitoring and an active dialogue with every discretionary trader, the Manager seeks to identify and minimize any deviations from the investment profile.  In addition, the Manager has implemented a uniform set of risk guidelines for all discretionary traders designed to reduce a strategy’s downside risk potential.  The Manager has developed a trade execution and reporting infrastructure designed to minimize the risk of errors.  For example, where appropriate, trades are manually checked for accuracy by the Manager’s Middle Office staff and are subject to additional cross checking using computerized means.  Each discretionary trader’s positions must adhere to established risk management guidelines and position limits, which are regularly monitored by the Manager’s Risk Management team.

The Manager subjects the trading of all its discretionary traders to a risk monitoring regime that includes a set of defined drawdown limits and a series of risk measurements.  There is a daily move that requires a prompt report to the risk manager, a monthly peak to trough drawdown that likely leads to risk reduction, and a total peak to trough drawdown that likely leads to risk reduction.  There is also a drawdown limit where the Manager’s Investment Committee would meet to consider closing a given program.  Further, the Manager conducts a daily risk process measuring VaR and reviewing stress tests for all its portfolios, including the aggregate of those portfolios comprising the Fund.  The Manager runs a one day 97.5% VaR and measures both upside and downside exceedances of realized profit and loss outside two standard deviation bands (95% confidence interval).  In addition, the Manager runs an extensive series of stress tests, including historical scenarios as well as specific foreign exchange, equity and interest rate shocks.

In addition to the risk monitoring procedures employed by the Manager, each discretionary trader trading on behalf of a discretionary strategy for the Fund has established his or her own proprietary risk measures and parameters.  These generally include measures of first order sensitivities to the most relevant risk factors for a given book (for example dollar value of a basis point in the case of interest rate products), measurement of stress loss in extreme market events, or the use of explicit stop loss points.  When individual limits on any of these are breached, the discretionary trader likely will reduce risk even if within the Manager’s guidelines.

The descriptions contained herein of DTP should not be understood as in any way limiting its investment activities.  In addition, the Fund or any of the master funds may engage in investment strategies and programs not described herein that the Manager considers appropriate.

Systematic Trading Program

The Manager’s systematic investment programs employ various quantitatively based systems that are designed to participate selectively in potential profit opportunities that can occur in a diverse number of U.S. and international markets.  Such systems generally are based on computerized mathematical models and rely primarily on technical rather than fundamental information as the basis for their trading decisions. The systems establish positions in markets where the price action of a particular market signals the computerized systems that a potential move in prices is occurring.  The systems are designed to analyze mathematically the recent trading characteristics of each market and to statistically compare such characteristics to the historical trading patterns of the particular market.  The systems also employ proprietary risk management and trade filter strategies that seek to benefit from price moves while reducing risk and volatility exposure.

Each systematic investment program of the Manager incorporates trading strategies developed by the Manager’s research department.  While the Manager’s systematic investment programs have employed long-term systematic strategies from their inception, the programs may also include trend systems with varying time horizons as well as high frequency trading systems, counter-trend trading systems and trading systems that do not seek to identify or follow price trends at all.  For example, high frequency trading systems, counter-trend systems, non-trend systems and other strategies may add value attributable to their low correlation to the Manager’s trend systems, reducing volatility and risk.  Importantly, high frequency trading systems, counter-trend systems, non-trend systems and other strategies may generate successful performance results in trading range type markets where there are few long-term trends.

The Manager believes strongly in the importance of research and development of new trading strategies and expects to develop additional trading systems and strategies and to modify the systems currently in use in its systematic programs over time in its ongoing efforts to keep pace with changing market conditions.  As an example of such efforts, the Manager has incorporated a proprietary multi-factor leverage model within its K4D-15V program to systematically adjust the program’s exposure to key market sectors based on proprietary factors that assess the potential for prices and volatility to trend in the near term.  The decision to add or subtract systems or strategies from any investment program shall be at the Manager’s sole discretion.  The Manager anticipates that the range of trading strategies comprising the K4D-15V program will continue to grow and evolve over time.

In connection with the Fund’s systematic trading, the Manager may employ discretion in determining the leverage and timing of trades for new accounts and the market weighting and participation.  In unusual or emergency market conditions, the Manager may also utilize discretion in establishing positions or liquidating positions or otherwise reducing portfolio risk where the Manager believes, in its sole discretion, that it is in the potential best interest of the Fund to do so.  While such actions are anticipated to occur very infrequently, no assurance can be given that the Manager’s discretionary actions in these programs will enhance performance.

The K4D-15V Program features the first system that the Manager developed, which began trading client accounts in 1995.  It utilizes multiple computerized trading models and offers broad diversification in both financial and non-financial markets, trading in approximately 100 global markets.  The K4D-15V Program’s original systematic strategy is primarily long-term in nature, but the program also includes short-term and intermediate-term trend-following as well as momentum and other non-trend following strategies, and is intended to generate significant returns over time with an acceptable degree of risk and volatility.  On a daily basis, the computer models analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

The investment objectives and methods summarized above represent the Manager’s current intentions.  Depending on conditions in the financial and securities markets and the economy in general, the Manager may pursue other objectives, employ other investment techniques or purchase any type of financial instrument that it considers appropriate and in the best interests of the Fund, whether or not described in this section.

(iv)	Use of Proceeds

JPMorgan Chase Bank N.A. serves as the Fund’s banker for purposes of receiving subscription funds, disbursing redemption payments and processing cash transactions not directly related to the Fund’s portfolio.

Bank of America, N.A. serves as the Fund’s banker (either directly or indirectly through the master funds) for transactions that are related to the Fund’s portfolio.   A significant portion of the Fund’s assets may be held by Bank of America, N.A. in addition to the futures brokers.  The Fund may also hold excess funds not required for trading in bank accounts at Bank of America, N.A. or elsewhere. The Manager, in its discretion, may change the brokerage and custodial arrangements described herein without notice to investors.

In addition to trading in the interbank market for foreign exchange, the Fund currently trades on all the major U.S. futures exchanges and may also trade on, but is not limited to,the following foreign exchanges:

Bolsa de Mercadorias and Futuros
Borsa Italiana Idem
EUREX Deutschland
EURONEXT
European Options Exchange
Hong Kong Exchanges and Clearing Ltd.
Intercontinental Exchange
London Metal Exchange Ltd.
Mercado de Futuros Financieros Montreal Exchange Osaka Securities Exchange
Singapore Exchange Ltd. South African Exchange
Sydney Futures Exchange Ltd.
Tokyo Commodity Exchange Tokyo Financial Exchange Tokyo Stock Exchange

In connection with such trading on foreign exchanges, the Fund’s assets may be deposited by the futures brokers with foreign brokers or banks.  Although these foreign brokers or banks are subject to local regulation in their jurisdiction, the protections afforded by foreign regulatory bodies and rules may differ significantly from those afforded by United States regulators and rules.

The Fund expects to earn interest on cash not required to be posted as margin for its trading.  Cash not required by the Fund’s investment programs for trading is currently invested by the Manager in a separate cash management master fund, Graham Cash Assets LLC (“Cash Assets”), managed by the Manager.  The Fund pays the Manager no additional fees for managing the Fund’s assets in Cash Assets.  It is currently anticipated that on average between 70% and 90% of the Fund’s assets will be invested in Cash Assets.  Various investment funds managed by the Manager and other entities affiliated with the Manager may invest in Cash Assets and each such entity bears its proportional share of the operating expenses of Cash Assets.  Cash Assets may pay some third-party fees to unaffiliated custodians or managers in connection with the management of its portfolio, which fees will effectively be borne pro rata by all investment vehicles that invest in Cash Assets.  The Fund may invest in other cash management master funds managed by the Manger in the future; it may also deposit cash not required for trading in an interest bearing bank account with Bank of America N.A. or other banks or in brokerage accounts with its futures brokers, or it may purchase securities which are direct obligations of or obligations guaranteed as to principal or interest by the United States (e.g. U. S. Treasury Bills), or other securities issued or guaranteed by corporations in which the United States has a direct or indirect interest (e.g., U.S. government agency securities) which have been designated pursuant to section 3(a)(12) of the Securities Exchange Act of 1934 as exempted securities.

The Fund trades spot and forward contracts on foreign currencies and, to a lesser degree, swap and derivatives contracts, the only non-CFTC regulated instruments the Fund currently anticipates trading.  The Manager estimates that 20-60% of the Fund’s trades may be in forward contracts and 5-15% in swap contracts, but depending on market conditions, the percentage of the Fund’s trades constituted by forward or swap contracts may fall substantially outside that range.  Bank of America, N.A. currently serves as the Fund’s primary counterparty for foreign currency forward transactions.  Bank of America, as a Fund counterparty, and any other foreign currency forward counterparty or swap counterparty of the Fund will obtain, safe-keep and maintain custody of all of the Fund’s fully paid assets held by it in a customer account identified on its books as belonging to the Fund and segregated from that entity’s own proprietary positions.  All of the Fund’s assets, funds, securities, and other property held by Fund counterparties are held as security or collateral for the Fund’s obligations to such entity.  As the forward and swap markets are unregulated, the Fund bears additional risks (e.g., the credit risk of trading with counterparties) not present in futures trading.

The Manager determines, in its sole and absolute discretion, the amount of distributions, if any, to be made by the Fund.  It is expected that dividends ordinarily will not be paid and that all portfolio earnings will be retained for reinvestment (subject to the redemption privilege).

Fees

(i)	Advisory Fee

Pursuant to the Company Agreement, each Class of the Fund pays the Manager an advisory fee (the “Advisory Fee”) at an aggregate annual rate equal to 2% of the Net Asset Value of such Class.  For purposes of calculating the Advisory Fee, the Net Asset Value of each Class equals the total fair market value of the assets of the Fund attributable to that Class less the liabilities of the Fund attributable to that Class.  Profits and losses are allocated among the Classes in proportion to their respective Net Asset Values (before accrual of the Brokerage and Sponsor Fees and the Incentive Allocation set forth below).  The Advisory Fee is payable monthly in arrears calculated as of the last business day of each month (before giving effect to any redemptions as of the last business day of the month and subscriptions as of the beginning of the next business day, and before deduction or accrual of fees payable to the Manager and the Incentive Allocation).  If the Company Agreement is terminated as of a date other than the last business day of a month, the Advisory Fee will be prorated through the termination date.

(ii)	Brokerage Fee

Class 0 of each portfolio of the Fund pays the Manager a brokerage and administrative fee (the “Brokerage Fee”) at an aggregate annual rate of 2% of its Net Asset Value and Class 2 of each portfolio of the Fund pays the Manager a Brokerage Fee at an aggregate annual rate of 4% of its Net Asset Value, in each case calculated and payable monthly in arrears in the same manner as the Advisory Fee.  In consideration of the Brokerage Fee, the Manager bears all of the Fund’s trading commissions (including exchange and clearing and regulatory fees relating to its trades), routine legal expenses, internal and external accounting, audit and tax preparation expenses, fees and expenses of an external or internal administrator, and expenses and costs of printing and mailing reports and notices, together with the costs incurred in connection with the organization of the Fund (including government incorporation charges and professional fees and expenses in connection with the preparation of the Fund’s offering documents and the preparation of the basic corporate and contract documents of the Fund) and the Fund’s continuing offering of Units.  The Brokerage Fee does not cover taxes, interest and other expenses related to borrowing, extraordinary expenses of the Fund, such as litigation expenses, or any other fees or expenses not described above, which will be separately borne by the Fund.

Each investor should understand that the Brokerage Fee will be determined solely based upon the Class and value of the investor’s Units, irrespective of the level of the Fund’s trading or brokerage activity, which will fluctuate due to market conditions and the actual trading programs used on the Fund’s behalf.  Consequently, members may pay higher trading fees than if they invested in an investment vehicle that charged them separate transaction-based commissions for trades.  The Manager shall bear the costs of the Fund’s brokerage and the administrative activities enumerated above to the extent they exceed any amount of Brokerage Fee that it receives.  To the extent that the amount of Brokerage Fees received by the Manager exceeds the amount that it pays for the Fund’s brokerage and administrative costs, the Manager will retain and not rebate the excess and such amount may be construed as an additional advisory fee to the Manager.

Although the Manager will pay all brokerage commissions relating to the trading programs utilized on behalf of the Fund, the Manager is not responsible for (i) the difference between bid and asked prices in over-the-counter transactions by the Fund, such as forward contracts, swaps and most government securities, (ii) bid-ask spreads in futures contracts traded on certain non-U.S. exchanges where trades are executed on a “net basis” and (iii) differential spreads in connection with EFP transactions.

(iii)	Sponsor Fee

Each Class of the Fund pays the Manager a sponsor fee (the “Sponsor Fee”) at an annual rate of 1% of its Net Asset Value, payable monthly in arrears, determined in the same manner as the Advisory Fee.

(iv)           Incentive Allocation

At the end of each calendar quarter, a special allocation of net profits (the “Incentive Allocation”) will be deducted from the Net Asset Value of each Class and credited to the Capital Account of the Manager in the Feeder Funds, in an amount equal to 20% of New High Net Trading Profits (as defined below) of such Class for such period.  “New High Net Trading Profits” for any Class for any quarter shall mean the Net Capital Appreciation (which includes unrealized gains and losses and interest income and expense, less all accrued debts, liabilities and obligations of the Class (but before any accrual for the Incentive Allocation) for such period) for the quarter minus the Carryforward Loss (as defined below), if any, as of the beginning of the quarter, for such Class.  The “Carryforward Loss” shall be increased as of the end of each calendar quarter by the amount of any Net Capital Depreciation with respect to such Class during the quarter then ended, and shall be decreased (but not below zero) as of the end of each calendar quarter by the amount of any Net Capital Appreciation with respect to such Class during the quarter then ended.  In addition, the Carryforward Loss for a Class for any calendar quarter shall be proportionately reduced effective as of the date of redemption of any Units of such Class by multiplying (i) the Carryforward Loss for such Class immediately prior to such redemption by (ii) the ratio that the amount of assets redeemed from such Class bears to the Net Assets of such Class immediately prior to such redemption.  The Carryforward Loss of a Class must be recouped before any subsequent Incentive Allocation can be made to the Manager.  The Incentive Allocation is also accrued and allocable on the date of redemption with respect to any Units that are redeemed on any date not the end of a calendar quarter, as if the date of redemption were the end of a calendar quarter and the Incentive Allocation shall only be deducted with respect to such redeemed Units.

A portion of any of the above fees (including the Incentive Allocation) may be paid by the Manager to third parties as compensation for offering or selling activities in connection with the Fund.

Risk Factors

All investments risk the loss of capital.  No guarantee or representation is made that the Fund will achieve its investment objective.  An investment in the Fund is speculative and involves certain considerations and risk factors that prospective investors should consider before subscribing.  The practices of leverage and derivatives trading and other investment techniques, which the Fund expects to employ, can, in certain circumstances, result in significant losses.  Under certain circumstances, an investment in the Fund involves the risk of a substantial loss of such investment.  Investors should be able to bear the loss of their entire investment in the Fund, and their investment in the Fund should not be their sole significant investment.

Past performance is not necessarily indicative of future results.

Class 0 of the Fund has been operating since August 1, 2006, and Class 2 since November 1, 2007 with respect to its original portfolio, now the Blended Strategies Portfolio.  Moreover, DTP became a part of the Blended Strategies Portfolio as of August 2008.  The Systematic Strategies Portfolio commenced actual trading as of January 1, 2009.  There can be no assurance that the Fund will achieve its investment objective.

Futures and Options Trading Is Speculative and Volatile.  Futures and options prices are highly volatile. Such volatility may lead to substantial risks and returns, generally much larger than in the case of equity or fixed-income investments.  Price movements for futures are influenced by, among other things: changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary, and exchange control programs and policies of governments; macro political and economic events and policies; changes in national and international interest rates and rates of inflation; currency devaluations and revaluations; and emotions of other market participants.  None of these factors can be controlled by the Fund and no assurance can be given that the Manager’s advice will result in profitable trades for a participating customer or that a customer will not incur substantial losses.  Regarding options, the purchaser of an option is subject to the risk of losing the entire purchase price of the option, while the writer of an option is subject to an unlimited risk of loss, namely the risk of loss resulting from the difference between the premium received for the option and the price of the futures contract or other asset underlying the option which the writer must purchase or deliver upon exercise of the option.  Thus, an investment in the Fund is suitable only for those investors with speculative capital who understand the risks of futures and options markets.

The Fund’s Trading Is Highly Leveraged.  The Fund trades futures and options on a leveraged basis due to the low margin deposits normally required for trading.  As a result, a relatively small price movement in a contract may result in immediate and substantial gains or losses for the Fund.

Market Illiquidity May Cause Less Favorable Trade Prices.  Futures trading at times may be illiquid.  Most United States commodity exchanges limit price fluctuations in certain commodity interest prices during a single day by means of “daily price fluctuation limits” or “daily limits.”  The daily limit, which is set by most exchanges for all but a portion of the expiration month, imposes a floor and a ceiling on the prices at which a trade may be executed, as measured from the last trading day’s close.  While these limits were put in place to lessen margin exposure, they may have certain negative consequences for the Fund’s trading.  For example, once the price of a particular contract has increased or decreased by an amount equal to the daily limit, thereby producing a “limit-up” or “limit-down” market, positions in the contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Contract prices in various commodities have occasionally moved the daily limit for several consecutive days with little or no trading.  Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions, subjecting the Fund to substantial losses.

In Times of Market Stress, Portfolio Diversification May Not Be Achievable.  Where the markets are subject to exceptional stress, trading strategies and programs may become less diversified and more highly correlated as the stress may cause diverse and otherwise unrelated markets all to act in a similar manner.  Efforts by the Manager to diversify the Fund’s trading strategies and investment exposure may not succeed in protecting the Fund from significant losses in the event of severe market disruptions

The Fund Is Subject to Speculative Position Limits.  The CFTC and various exchanges impose speculative position limits on the number of futures positions a person or group may hold or control in particular futures.  For purposes of complying with speculative position limits, the Fund’s outright futures positions will be required to be aggregated with any futures positions owned or controlled by the Manager or any principal of the Manager.  As a result, the Fund may be unable to take positions in particular futures or may be forced to liquidate positions in particular futures.

Trading on Non-U.S. Exchanges Presents Greater Risks to the Fund than Trading on U.S. Exchanges.  Unlike trading on U.S. commodity exchanges, trading on non-U.S. commodity exchanges is not regulated by the CFTC and may be subject to greater risks than trading on U.S. exchanges.  For example, some non-U.S. exchanges are “principals’ markets” in which no common clearing facility exists and a trader may look only to the broker for performance of the contract.  In addition, unless the Fund hedges against fluctuations in the exchange rate between the U.S. dollar (in which Units are denominated) and other currencies in which trading is done on non-U.S. exchanges, any profits that the Fund might realize in trading could be reduced or eliminated by adverse changes in the exchange rate, or the Fund could incur losses as a result of those changes.

The Unregulated Nature of the Over-The-Counter Markets Creates Counterparty Risks that Do Not Exist in Futures Trading on Exchanges.  Forward markets, including foreign currency markets, offer less protection against defaults in trading than is available when trading occurs on an exchange.  Forward contracts are not guaranteed by an exchange or clearing house, and, therefore, a non-settlement or default on the contract would deprive the Fund of unrealized profits or force the Fund to cover its commitment to purchase and resale, if any, at the current market price.

Additional risks of the forward markets include: (i) the forward markets are generally not regulated by any U.S. or foreign governmental authorities; (ii) there are generally no limitations on daily price moves in forward transactions; (iii) speculative position limits are not applicable to forward transactions although the counterparties with which the Fund may deal may limit the size or duration of positions available as a consequence of credit considerations; (iv) participants in the forward markets are not required to make continuous markets in forward contracts; and (v) the forward markets are “principals’ markets” in which performance with respect to a forward contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearing house.  As a result, the Fund will be subject to the risk of inability or refusal to perform with respect to such contracts on the part of the counterparties with which the Fund trades.  Because the Fund trades foreign exchange contracts with Bank of America, N.A., it is at risk with respect to the creditworthiness and trading practices of Bank of America, N.A. as the counterparty to its contracts.

The Fund Has Credit Risk with respect to its Futures Brokers.  The CEA requires a U.S. broker to segregate all funds received from such broker’s customers in respect of regulated futures transactions from such broker’s proprietary funds.  If the broker were not to do so to the full extent required by law, the assets of the Fund might not be fully protected in the event of the bankruptcy of the broker. In the event of the broker’s bankruptcy, the Fund would be limited to recovering only a pro rata share of all available funds segregated on behalf of the broker’s combined customer accounts, even though certain property specifically traceable to the Fund (for example, U.S. Treasury bills deposited by the Fund) was held by the broker.  In addition, in the event of bankruptcy or insolvency of an exchange or an affiliated clearing house, the Fund might experience a loss of funds deposited through its broker as margin with an exchange or affiliated clearing house, the loss of unrealized profits on its open positions, and the loss of funds owed to it as realized profits on closed positions.  If the Fund retains brokers that are not subject to U.S. regulation, its funds deposited with those brokers might not be segregated.

The Unregulated Nature of the Swaps and Derivatives Markets Creates Counterparty Risks that Do Not Exist in Futures Trading on Exchanges.  The Fund may enter into swap contracts and related derivatives agreements with various counterparties.  Swaps and other forms of derivatives instruments are not guaranteed by an exchange or its clearing house or regulated by any U.S. or foreign governmental authorities.  Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions.  The default of a party with which the Fund has entered into a swap or other derivative may result in the loss of unrealized profits and force the Fund to cover its resale commitments, if any, at the then current market price.  It may not be possible to dispose of or close out a swap or other derivative position without the consent of the counterparty, and the Fund may not be able to enter into an offsetting contract in order to be able to cover its risk.

The Fund Has Credit and Market Risks With Respect to Its Cash Management.  The Fund currently invests all assets not required for trading in Cash Assets, which in turn presently holds deposits in bank accounts or invests broadly in U.S. government or agency securities.  With respect to its cash deposited in bank accounts, although the bank accounts themselves may be insured by the United States Federal Deposit Insurance Corporation, the balances in such accounts will be largely uninsured, as the maximum amount of insurance available to such accounts will not be material relative to the balances that are expected to be maintained in the accounts.  With respect to its investment in U.S. government or agency securities, Cash Assets currently intends to hold them until they mature. Some of these securities may not mature for a year or longer.  If Cash Assets were forced to sell some of its securities in the open market before they mature to meet unanticipated redemption requests (whether from the Fund or other entities affiliated with the Manager), the market value of the securities at such time may be below their principal face amount, causing a loss for Fund investors.  In addition, if interest rates rise, the interest rate that Cash Assets pays its investors (including the Fund) will not fully reflect the new rates because its pre-existing investments are still yielding interest at lower rates.

The Fund May Also Borrow Money to Support its Trading.  In addition to the leverage implicit in trading futures, the Fund may borrow money from brokers or their affiliates and other lenders.  A significant portion of the funds borrowed by the Fund may be obtained from brokerage entities in the form of margin loans collateralized by assets held in the Fund’s brokerage account with such brokerage firms.  The Fund does not have any limits on borrowing or leverage.

The Fund Relies on Key Individuals.  The Fund relies exclusively on the Manager for the management of its investment portfolio, and the Manager relies significantly on the services of its founder, Kenneth G. Tropin.  There could be adverse consequences to the Fund in the event that the Manager ceases to be available to devote its services to the Fund.  There could be adverse consequences to the Fund if Mr. Tropin ceases to be available to devote his services to the Manager.

There is no Secondary Market for the Units.  It is not anticipated that an active secondary market will develop in the Units.  Units are not being registered so as to permit a public offering under the securities laws of any jurisdiction.  The Units will not be transferable without the consent of the Manager (which may be granted on such terms as it determines or withheld).  Moreover, there are limitations on the ability of an investor to require the Fund to redeem Units.  Consequently, the Units will be illiquid investments.

The Fund Does Not Anticipate Paying Dividends or Making Distributions.  Since the Fund does not presently intend to pay dividends or other distributions, an investment in the Fund may not be suitable for investors seeking current returns for financial or tax planning purposes.

Taxes Will Be Imposed on You Regardless of Cash Distributions. U.S. taxable investors in the Fund must recognize for federal income tax purposes their pro rata share of the taxable net income of the Fund, regardless of whether such investors requested a partial redemption from the Fund to cover their tax liabilities.  An investment in the Fund may generate taxable income for a member even though the value of the member’s interest in the Fund has declined.  A member may have to use personal funds to pay the income tax owed on the income or gain allocated to the member.  Sufficient information may not be available in time for the member to determine accurately an amount to redeem to pay taxes for a given fiscal year.

The Fund Is Not Regulated as an Investment Company.  Although the Fund may be considered similar to an investment company, it is not required to, and does not intend to, register as such under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  Accordingly, certain provisions of the Investment Company Act (which, among other things, require investment companies to have a certain number of disinterested directors and regulate the relationship between the adviser and the investment company) will not be applicable.

Interests in the Fund have not been and will not be registered under the Securities Act of 1933, in reliance upon an exemption available under Regulation D under the Securities Act.  Accordingly, interests in the Fund will be offered only to investors that, among other requirements, are accredited investors within the meaning of Regulation D.

Conflicts of Interest

Performance Based and other Fund Compensation.  The Manager could receive substantial compensation in the event it generates net profits for the Fund.  Such compensation arrangements may provide an incentive for the Manager to effectuate larger and more risky transactions than would be the case in the absence of such arrangements.  The Manager may receive compensation with respect to unrealized appreciation of Fund assets as well as with respect to realized gains from the trading of Fund assets.  The fees and incentive allocation payable to the Manager were not the subject of arms’ length negotiation.  In addition, investors that acquire Units of any Class with a Net Asset Value below a previous high water mark might benefit at the expense of pre-existing investors where those Units increase in value but are not yet subject to an Incentive Allocation because the Class as a whole still has aggregate carried forward losses.

The Manager Manages Other Accounts.  The Manager acts as general partner or trading manager to investment funds and other managed accounts that have investment objectives and methodologies similar to those of the Fund.  As of April 1, 2010, the Manager acts as general partner or trading manager to 31 investment funds or managed accounts to which outside investors contribute capital.  The Manager may also receive higher fees for managing certain of these accounts.  The Manager and its principals may trade for their own accounts in the same markets in which the Fund trades and such accounts may take positions that are opposite, or ahead of, positions taken for the Fund.  Fund investors will not be permitted to inspect the records of such proprietary accounts or the written policies related to such trading.   The Manager and its principals also may manage other accounts in the future.    All of the above accounts may compete with the Fund for the same positions.  All of the foregoing accounts may be aggregated for purposes of determining applicable position limits, and may take the same or different positions as the Fund.

The Manager may place block orders with brokers on behalf of multiple accounts, including the Fund.  Accounts in which the Manager and its principals have an interest may be included with client accounts in block orders.  Because a block order may be executed at different prices, one or more of the accounts may receive more favorable fills and some less favorable fills.  Unless an average price of split fills is allocated, split fills generally are allocated to accounts on a “high to low” basis:  Accounts are ranked based on commencement of trading, and the highest split fill prices are allocated to the highest ranked accounts.  Any advantage a high ranked account enjoys on the sell order generally is offset by a disadvantage on the buy order.  Consistent application of this allocation methodology satisfies regulatory requirements of objectivity and fairness such that no account or group of accounts receives consistently favorable or unfavorable treatment.  Allocations made according to this methodology will be deemed equitable even though under certain market conditions a trade may be more favorable to some accounts than others.

The Manager may enter into side agreements with specific investors in the Fund providing for different fees, redemption rights, access to information about the Fund’s investments or other matters relating to an investment in the Fund.

The Master–Feeder Structure underlying the Fund’s Trading.  All trading attributable to the Fund is currently conducted through the master funds organized and managed by the Manager, through a so-called “master-feeder” fund structure.  A portion of the subscription proceeds received from investors ordinarily is invested by the Fund in the master funds, in each case with limited liability to the Fund.  A separate master fund then invests in global fixed income, foreign exchange and other markets pursuant to each of the investment programs managed by the Manager.  Unless the context otherwise requires, references herein to the “Fund” shall include both the Fund as well as each master fund in which the Fund invests, if appropriate.

Other investment funds and managed accounts structured to meet the needs of various U.S. and non-U.S. investors, including various proprietary accounts of the Manager, also may invest in each master fund, which includes Cash Assets.  The units of such investors in any master fund may be in conflict in a number of respects, including, without limitation, as to the tax consequences and capital utilization with regard to any master fund’s transactions.  For example, each master fund’s transactions may provide investors subject to U.S. income taxation with different after-tax returns than those of non-U.S. and tax-exempt investors.  Also, each master fund may borrow to increase the efficiency of its capital utilization, but in so doing may incur borrowing charges at a rate that exceeds the rate at which the Fund earns interest income on its available cash.  Such borrowing, with its attendant additional cost, serves to stabilize the master funds’ financing arrangements and offers various other advantages to their investors.  At the same time, such borrowing may disproportionately benefit more leveraged investors in the master funds (including proprietary accounts of the Manager) over less leveraged investors (potentially including the Fund).

The foregoing list of risk factors and conflicts of interest does not purport to be a complete enumeration or explanation of the risks or conflicts involved in an investment in the Fund.  Prospective investors should consult with their own advisors before deciding to subscribe for Units.

Allocation of Profit and Loss

A separate Capital Account is maintained for each member with respect to each Class of Units held by such member.  The initial balance of each Capital Account of each member will equal the net initial contribution to the Fund by such member with respect to the Class to which such Capital Account relates.  Each Capital Account of each member is increased by any additional capital contributions by such member with respect to the Class to which such Capital Account relates, and decreased by any redemptions of Units of such Class by such member.  Net realized and unrealized appreciation or depreciation in the value of assets of the Fund, including investment income and expenses, is allocated at the end of each fiscal period among the Capital Accounts of the members in proportion to the relative values of such Capital Accounts as of the commencement of such fiscal period (in the case of any month end that is not also the end of a calendar quarter, before any accrual for the Incentive Allocation).

           On the last day of each fiscal period, an allocation is made of the net profit or net loss attributable to the Fund’s investments for such fiscal period.  The net profit or net loss for a fiscal period is allocated among all the Classes pro rata in the proportion that the Net Asset Value of each Class as of the date of the commencement of such fiscal period bears to the Net Asset Value of the Fund as of such date.

The Net Asset Value of each Class means the total value of the Fund’s assets, at fair value, attributable to that Class less the liabilities of the Fund attributable to that Class.  The Net Asset Value per Unit of any Class is determined as of the close of business on the last business day of the month (a “Valuation Day”) by dividing the Net Asset Value of that Class by the number of outstanding Units of that Class.  Such deductions will include an accrual for the Incentive Allocation and the fees to be paid to the Manager.

The net profit or net loss of each Class for a fiscal period in turn is allocated among all holders of Units of that Class pro rata in the proportion that the Net Asset Value of each member’s holding of Units of that Class as of the date of the commencement of such fiscal period (after adjustment for any contributions to the capital of the Company which are effective on such date) bears to the aggregate Net Asset Value of that Class as of such date.

The Manager has delegated to SEI Global Services Inc., the Fund’s independent administrator (“Administrator”), the determination of the Net Asset Value of the Fund and the Net Asset Value per Unit of each Class of Units.  In determining the Net Asset Value of the Fund and the Net Asset Value per Unit of each Class of Units, the Administrator will follow the valuation policies and procedures adopted by the Fund as set out below.  If and to the extent that the Manager is responsible for or otherwise involved in the pricing of any of the Fund’s portfolio assets, the Administrator may accept, use and rely on such prices in determining the Net Asset Value of the Fund and shall not be liable to the Fund, any investor in the Fund, the Manager or any other person in so doing.

For all purposes, including redemptions and the calculation of the fees paid to the Manager, the Manager shall determine the fair market value of any investment made by the Fund.  In general, investments will be valued as follows:

a.
The value of unrealized gain or loss on open futures contracts shall be recorded as the difference between the contract price on the trade date and the closing price reported as of the Valuation Day on the primary exchange on which such contracts are traded.

b.
The value of any option listed or traded on any recognized foreign or U.S. exchange shall be the settlement price published by the principal exchange on which it is traded on the relevant Valuation Day.  If the recognized foreign or U.S. exchange does not publish a settlement price, the value of any option shall be the last reported sale price on the relevant Valuation Day on the principal exchange on which such option is traded.  If no such sale of such option was reported on that date, the market value shall be the average of the last reported bid and asked price.  The market value of any over-the-counter option for which representative broker’s quotations are available shall be determined in like manner by reference to the last reported sale price, or, if none is available, to the average of the last reported bid and asked quotation.  Provisions for the sale of such options written by the Fund shall be included in the assets of the portfolio, and the market value of such options shall be included as a liability.

c.	The value of any U.S. government security shall be the cost of such security plus accrued interest and discount.

The fair value of any assets not referred to in clauses (a) through (c) above (or the valuation of any assets referred to therein in the event that the Manager shall determine that there is no active market or that another method of valuation is advisable in the circumstances) shall be determined by or pursuant to the direction of the Manager.  Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on Net Asset Value if management’s judgments regarding appropriate valuations should prove incorrect.  Absent bad faith or manifest error, the Fund’s Net Asset Value determinations are conclusive and binding on all investors.  Net Asset Values are expressed in U.S. Dollars, and any items denominated in other currencies are translated at prevailing exchange rates as determined by the Administrator in consultation with the Manager.

The Manager may, in its sole and absolute discretion, permit any other method of valuation to be used if it considers that such method of valuation better reflects fair value and is in accordance with good accounting practice.

Reporting

The Fund is required to furnish audited annual reports to its members containing financial statements examined by the Fund’s independent registered public accounting firm.  The Fund is also required to provide members with monthly performance updates.

Regulation

The Manager has been registered as a CPO and CTA under the CEA and has been a member of the NFA since July 27, 1994.  GAIF II is regulated as a commodity pool by the CFTC and NFA.

The CFTC may suspend a CPO’s or CTA’s registration if it finds that its trading practices tend to disrupt orderly market conditions or in certain other situations.  In the event that the registration of the Manager were terminated or suspended, the Manager would be unable to continue to manage the business of the Fund.  Should the Manager’s registration be suspended, termination of GAIF II might result.  In addition to such registration requirements, the CFTC and certain commodity exchanges have established limits on the maximum net long or net short positions that any person may hold or control in particular commodities.  Most exchanges also limit the changes in futures contract prices that may occur during a single trading day.

All persons who provide services directly to the Fund (as opposed to those persons who provide services through a third-party service provider) are employed by the Manager.  The Fund has no employees of its own.

Item 2:  FINANCIAL INFORMATION

(a)	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to “Item 13: Financial Statements and Supplementary Data.”  The information contained therein is essential to, and should be read in conjunction with, the following analysis.

(i)	Performance Summary

The tables below represent the actual performance of Class 0 and Class 2 of each portfolio of GAIF II since their inception and the first quarter of 2010, net of applicable fees and expenses (as described above in “Item 1. Business”), calculated on an accrual basis in accordance with the rules of the CFTC.  Past performance is not necessarily indicative of future performance.

Class 0
Blended Strategies Portfolio
August 1, 2006 – March 2010

	2010	2009	2008	2007	2006
January	-3.49%	0.50%	0.30%	-0.56%	—
February	0.24%	0.28%	2.42%	-2.00%	—
March	2.61%	-1.46%	1.42%	-0.67%	—
April	—	-0.82%	-6.43%	3.22%	—
May	—	2.38%	1.02%	5.13%	—
June	—	-2.10%	0.76%	2.19%	—
July	—	1.71%	0.03%	-2.07%	—
August	—	0.36%	0.34%	-2.89%	1.31%
September	—	1.24%	1.51%	1.23%	2.73%
October	—	-0.78%	7.29%	4.78%	1.05%
November	—	2.83%	2.92%	1.72%	1.10%
December	—	-1.42%	2.47%	-1.68%	0.34%
Compounded Annual Rate Of Return	-0.73%	2.60%	14.39%	8.29%	6.66%

Class 0
Systematic Strategies Portfolio
January 1, 2009 – March 2010

	2010	2009
January	-8.39%	0.42%
February	0.47%	1.53%
March	4.01%	-4.78%
April		-2.52%
May		4.03%
June		-4.95%
July		2.94%
August		1.39%
September		3.84%
October		-3.07%
November		5.98%
December		-3.45%
Compounded Annual Rate Of Return	-4.27%	0.59%

Class 2
Blended Strategies Portfolio
November 1, 2007 – March 2010

	2010	2009	2008	2007
January	-3.65%	0.36%	0.21%	—
February	0.08%	0.16%	2.32%	—
March	2.44%	-1.70%	1.28%	—
April	—	-0.99%	-6.58%	—
May	—	2.34%	0.85%	—
June	—	-2.39%	0.59%	—
July	—	1.65%	-0.14%	—
August	—	0.28%	0.17%	—
September	—	1.11%	1.35%	—
October	—	-0.95%	7.16%	—
November	—	2.73%	2.78%	1.59%
December	—	-1.55%	2.33%	-2.18%
Compounded Annual Rate Of Return	-1.22%	0.89%	12.43%	-0.63%

Class 2
Systematic Strategies Portfolio
January 1, 2009 – March 2010

	2010	2009
January	-8.55%	0.29%
February	0.32%	1.41%
March	3.83%	-5.02%
April	—	-2.68%
May	—	4.05%
June	—	-5.30%
July	—	3.06%
August	—	1.28%
September	—	3.70%
October	—	-3.24%
November	—	5.86%
December	—	-3.55%
Compounded Annual Rate Of Return	-4.74%	-0.95%

(ii)	Liquidity

A portion of the Fund’s assets is generally held as cash or cash equivalents, which are used to margin the Fund’s investments.  It is expected that the average margin the Fund will be required to post to support the Fund’s trading may range between 10% and 30% of the Fund’s total assets, which will be segregated or secured by the futures brokers in accordance with the CEA and with CFTC regulations or be maintained on deposit with over-the-counter counterparties.  In exceptional market conditions, this amount could increase.  Other than any potential market-imposed limitations on liquidity, the Fund’s assets are highly liquid and are expected to remain so.  Market-imposed limitations, when they occur, can be due to limited open interest in certain futures markets or to daily price fluctuation limits, which are inherent in the Fund’s futures trading.  Through December 31, 2009 the Fund experienced no meaningful periods of illiquidity in any of the markets traded by the Manager on behalf of the Fund.

(iii)	Capital Resources

The Fund raises additional capital only through the sale of Units and capital is increased through trading profits (if any) and interest income.  The Fund may borrow money from brokers or their affiliates and other lenders. Units may be offered for sale as of the beginning, and may be redeemed as of the end, of each month.  The amount of capital raised for the Fund should not have a significant impact on its operations, as the Fund has no significant capital expenditure or working capital requirements other than for monies to pay trading losses, brokerage commissions and expenses.

The Fund participates in the speculative trading of commodity futures contracts, substantially all of which are subject to margin requirements.  The minimum amount of margin required for each contract is set from time to time in response to various market factors by the respective exchanges.  Further, the Fund’s brokers may require margin in excess of minimum exchange requirements.  The Fund bears the risk of financial failure of the brokers through which it clears trades and maintains margin in respect of any such trades and of its counterparties for its foreign exchange and swap trades with whom it also maintains margin.

(iv)	Critical Accounting Policies

Use of Estimates – The Fund’s financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and all amounts are stated in U.S. dollars. The preparation of the financial statements requires the Manager to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.  The Fund’s significant accounting policies are described in detail in Note 2 of the financial statements.

Fair Value Measurement - The Fund follows U.S. GAAP for fair value measurements, which defines fair value, establishes a framework for measuring fair value and requires certain disclosures about fair value measurements.  U.S. GAAP uses a three-level hierarchy for fair value measurement based on the transparency and independence of inputs used in the valuation of an asset or liability as of the measurement date.  The Fund reports the fair value of its investment-related assets and liabilities in accordance with the hierarchy established under U.S. GAAP.

The Fund records its investments in the Feeder Funds at fair value in accordance with U.S. GAAP.  In determining its net asset value, each Feeder Fund records its investments in master funds at fair value in accordance with U.S. GAAP.  The Fund records its proportionate share of the Feeder Funds’ investment income and loss, expenses, fees, and realized and unrealized gains and losses on a monthly basis.  Purchases and sales of units in the Feeder Funds are recorded on a trade date basis.  The accounting policies of the Feeder Funds are described in their attached respective financial statements.

The master funds record all their financial instruments at fair value, which is derived in accordance with U.S. GAAP.  Unrealized gains and losses from these instruments are recorded based on changes in their fair value.  Realized gains and losses are recorded when the positions are closed.  All unrealized and realized gains and losses related to derivative financial instruments are included in net gain (loss) on investments in the Master Funds’ statements of operations.

Cash Assets - The Feeder Funds invest a portion of their excess liquidity in Cash Assets, an entity for which the Manager is also the sole investment advisor.  The financial information of Cash Assets is included in the notes to the Financial Statements of the Feeder Funds.

Income Taxes - No provision for income taxes has been made in the Fund’s financial statements, as each member is responsible for reporting income or loss based upon the member’s respective share of the Fund’s revenues and expenses for income tax purposes.

U.S. GAAP provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements.  U.S. GAAP requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Fund’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority.  Tax positions not deemed to meet a more-likely-than-not threshold would be recorded as a tax expense in the current year.  The Manager has evaluated the Fund’s tax positions and has concluded that there are no significant tax positions requiring recognition, measurement or disclosure in the financial statements.  The Manager is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax expense will change materially in the next twelve months.

(v)	Off-Balance Sheet Arrangements

The Fund does not engage in off-balance sheet arrangements with other entities.

(vi)	Results of Operations

The Fund’s success depends primarily upon the Manager’s ability to recognize and capitalize on market trends in the different and varied sectors of the global financial markets in which it trades.

Blended Strategies Portfolio

2009 Summary

The Blended Strategies Portfolio was able to achieve modest returns for the year despite the lack of sustainable trends during the year.  Gains were primarily attributable to the equity index sector, notably during the third quarter.  To a lesser extent gains were recorded from trading in currencies and commodities markets (metals and softs).  Gains were partially offset by losses from trading in the fixed income, energy and agricultural commodity markets.

Fourth Quarter 2009

The portfolio experienced losses during October as global bond futures reversed course in the final week of the month due to increased risk-aversion.  Price reversals in agricultural commodities, including wheat, also resulted in losses.  Profits recorded in the energy complex, industrial metals and currencies offset a portion of the portfolio’s losses.  During November, long positions in fixed income, metals, U.S. equity indices and European equity indices contributed to sizeable profits as bond yields declined, precious and industrial metal prices spiked and stock indices advanced.  Smaller profits were also attributed to softs and currencies.  The portfolio had modest loses from directional positions and calendar spreads in the grain markets.  In December, decreases in global bond futures prices led to sizeable losses for the portfolio, which were compounded by losses from energy positions.  The portfolio recorded gains in its currency, equity index and commodity trading due to positive price trends in these sectors fueled by encouraging economic data.

Third Quarter 2009

During July, the portfolio recorded profits from the continued move higher in global equity indices. The discretionary strategies of the portfolio posted profits for the month from directional trades at the front end of the U.S. yield curve. Smaller gains were experienced in currencies and base metals. Modest losses in natural gas and European bond futures offset a portion of the gains recorded during the month.  During August, the portfolio experienced gains primarily from long positions in global stock index futures as global equity indices continued to rise. Smaller gains were also recorded from recent price trends in sugar, natural gas and industrial metals markets.  Losses from trading currencies offset a portion of the month’s gains.  During September, long positions in European and U.S. stock indices produced strong returns as global equity markets moved steadily higher. Additional gains were recorded from currency trading as major foreign currencies moved higher versus the U.S. dollar. Smaller gains in agricultural commodities and metals also contributed to the portfolio’s gains during September.

Second Quarter 2009

The portfolio recorded net losses in April as gains from trading in the energy and fixed income sectors were more than offset by losses in global equity indices and metals.  The portfolio profited from short positions in natural gas and calendar spreads in crude oil, while in fixed income gains were recorded as yields on short-term instruments continued to decline.  Smaller losses for the month were recorded from volatility in currencies and metals prices.  During May, the portfolio's performance benefitted from gains in the foreign exchange component as the U.S. dollar trended lower verses most other global currencies.  The portfolio also recorded profits in May by taking advantage of strength in global equity index futures and commodities.  Trading in stock index futures also contributed to positive performance as equity prices continued their recent upward trend.  The portfolio experienced losses in June due primarily to trend reversals in the fixed income, currency, and commodity markets. These markets experienced sudden reversals as the recent bullish tone of the markets moderated during June, and the markets reversed to a more cautious sentiment with decreased risk taking.

First Quarter 2009

In January, the portfolio recorded gains primarily from trading in the equity index and currency markets, as global equity prices plummeted and the U.S. dollar rallied on the heels of heightened recessionary fears and persistent “safe haven” buying of the greenback. Additional gains were recorded across the energy and agricultural commodities markets, as prices retreated in the wake of slowing global demand for many raw materials. A portion of the gains for the month were offset by losses experienced across the fixed income markets, as global bond prices reversed their recent bullish trend and moved sharply lower, as well as from trading in the metals and soft commodities markets.  During February, the portfolio benefitted from the trend in the equity index markets, as equity prices plunged in the wake of deteriorating economic conditions and lingering doubts concerning the effectiveness of global stimulus measures.  Additional gains were from trading in the agricultural commodities and energy markets, as food and energy prices generally declined amid shifting supply and demand fundamentals. A portion of the portfolio's overall gain for the month was offset by losses experienced from trading in the currency markets, as the U.S. dollar continued to strengthen versus many of the world’s major currencies, as well as from trading in the metals and soft commodities markets.  The portfolio experienced losses in March due primarily to dramatic trend reversals in global equity indices.  Positions in currencies also adversely impacted performance. The U.S. dollar reversed and weakened against other currencies as equity markets strengthened. In particular, commodity currencies appreciated against the dollar as commodity prices rebounded.  The discretionary strategies of the portfolio posted gains in March from various trades in global fixed income and currencies.  Gains from favorable fixed income positions in U.S. and European interest rate futures helped offset a portion of the losses recorded in other asset classes.

2008 Summary

While 2008 will surely be remembered for the decidedly negative performance returns of the equity markets, the portfolio posted significant gains for the year. The portfolio experienced broad-based gains across a variety of global futures and forwards markets throughout the year, including commodities, currencies, equity indices and fixed income markets. Significant gains were experienced across a wide variety of commodities markets (including energies, metals, agriculturals and softs), as raw material prices alternately rallied and then retreated. Additional gains were recorded across the equity index markets, particularly during the dramatic price declines experienced during the first and fourth quarters, as well as from trading in the currency and fixed income markets amid pronounced macro moves in global central bank policy (most notably during the fourth quarter).

Fourth Quarter 2008

The portfolio experienced significant positive performance in the fourth quarter as the market trends of the third quarter (increasing yields in global fixed income, strengthening U.S. dollar, decreasing global equity prices, and decreasing commodity prices) persisted throughout the fourth quarter.  Fixed income trading produced significant returns for the portfolio in October as the U.S. Federal Reserve lowered the Fed Funds rate twice during the month (once during the intermeeting period and again at its October 29th FOMC meeting). Additional gains were recorded across the currency markets, as the U.S. dollar surged in response to a spate of “safe haven” buying, as well as from trading in the equity index markets, as share prices plunged amid near-panic selling conditions. Noteworthy gains were also experienced across a wide variety of commodities markets (including energies, metals, agriculturals and softs), as raw material prices continued to plummet on the heels of growing recessionary fears.  Positive fixed income returns continued into November, as global bond yields fell sharply throughout much of the month (posting new lows amid a flurry of central bank rate cuts, dismal economic data and persistent attempts to ease the liquidity crisis). Additional gains were recorded across the currency markets as the U.S. dollar and the Japanese yen continued to strengthen versus many of their European and emerging market counterparts, as well as from trading in a wide variety of commodities markets (including energies, agriculturals, metals and softs) as raw material prices extended recent declines amid persistent demand concerns tied to global recessionary fears.  In December, as U.S. and European bond yields continued to decline amid the release of disappointing economic data, the U.S. Federal Reserve lowered its target rate from 1.00% to within a range of 0.00% to 0.25% (leading to a significant decline in short-term interest rates) which contributed greatly to the portfolio’s performance for the month. Additional gains in the month were recorded across a variety of commodities markets (including energies, metals and softs), as raw material prices continued to decline in the wake of deteriorating demand forecasts. A portion of the portfolio’s overall gain for the month was offset by modest losses experienced from trading in the equity index markets.

Third Quarter 2008

Many of the markets traded by the portfolio reversed their price trends in the third quarter and the portfolio was able to capitalize on these shifts, particularly later in the month of September, as these trends became more pronounced.  During July, performance of the Fund was relatively flat as massive reversals across the energy, agricultural, metals, and soft commodities markets led to losses for the portfolio, which were almost entirely offset by gains recorded across the fixed income markets as global bond yields retreated in response to heightened growth fears as well as from trading in the currency markets as the U.S. dollar rebounded from recent lows to finish the month higher.  In August, the U.S. dollar strengthened versus many of its global counterparts in the wake of slowing growth prospects across the Eurozone and Japan.  Smaller gains were also recorded across the fixed income markets as market participants scaled back the amount of tightening expected this year in response to disappointing growth data and relatively dovish FOMC minutes as well as from trading in the soft commodities markets.  A portion of the portfolio’s overall gain for the month was offset by losses experienced across a variety of commodities markets (including energies, agriculturals and metals), as well as from trading in the equity index markets.  During September, the portfolio experienced gains primarily from trading in the equity index markets as systemic liquidity fears sent global equity prices reeling.  Additional gains were recorded across a wide variety of commodities markets (including metals, energy, agricultural and soft commodities) as raw material prices declined dramatically in the wake of a resurgent U.S. dollar and deteriorating demand forecasts tied to recessionary fears.  A portion of the portfolio’s overall gain for the month was offset by losses experienced from trading in the currency markets.

Second Quarter 2008

During the second quarter of 2008, the portfolio experienced a strong reversal in its performance primarily due to losses from its fixed income positions.  However, identifiable positive trends in commodities prices, particularly energy markets, helped to offset some of these losses.  In April, the portfolio experienced losses in its fixed income trading amid a dramatic sell-off in Eurodollar futures during the week of April 18.  Smaller losses were also recorded across the equity index markets, as equity prices rebounded sharply from recent lows.  A portion of the portfolio’s overall loss for the month was offset by gains experienced across the currency markets as well as from trading in the energy and agricultural commodities markets.  During the month of May, the portfolio’s trading in the energy markets as well the currency and soft commodities markets helped the portfolio achieve positive performance.  Losses from the portfolio’s fixed income trading amid a rise in short-term interest rates as well as from trading in the equity index, metals, and agricultural commodities markets pared some of the portfolio’s positive perform.  The same themes from the prior months of the quarter, namely strong positive performance from commodities (including energy) trading and losses from trading in fixed income markets, continued through the month of June, ending with overall positive performance for the month.

First Quarter 2008

The portfolio had very strong positive performance in the first quarter of 2008.  In January, the portfolio’s blend of discretionary and quantitative trend-based trading strategies experienced gains primarily from trading in the equity index markets as widespread recessionary fears and panic selling battered global equity prices.  Additional gains were also recorded across a variety of agricultural, metals and soft commodities markets.  A portion of the portfolio’s overall gain for the month was offset by losses experienced from trading in the currency markets as a significant degree of intra-month volatility roiled the foreign exchange markets.  Smaller losses were also recorded across the fixed income and energy markets.  In February, the portfolio benefited from its long exposure to commodities markets, including energies, agriculturals, softs, and metals, amid a dramatic surge in the price of many raw commodities.  Additional gains were recorded from trading in the fixed income, equity index and currency markets as global bond yields generally declined, equity prices plummeted, and the U.S. dollar continued to weaken.  The portfolio continued its strong performance in March from trading in the currency markets amid a further deterioration in the value of the U.S. dollar.  Additional gains were also recorded across the fixed income markets as the U.S. Federal Reserve slashed interest rates once again following the FOMC meeting held on March 18 as well as from trading in the equity index markets as global equity prices generally retreated during the month.  A portion of the portfolio’s overall gain for the month was offset by losses experienced across a variety of commodities markets, including agriculturals, softs, and metals.

Systematic Strategies Portfolio

2009 Summary

The Systematic Strategies Portfolio was able to achieve modest returns for the year despite the lack of sustainable trends during the year.  Gains were primarily attributable to the equity index sector, notably during the third quarter.  To a lesser extent gains were recorded from trading in currencies and commodities markets (metals and softs).  Gains were partially offset by losses from trading in the fixed income, energy and agricultural commodity markets.

Fourth Quarter 2009

The portfolio experienced losses during October as global bond futures reversed course in the final week of the month due to increased risk-aversion.  Price reversals in agricultural commodities, including wheat, also resulted in losses.  Profits recorded in the energy complex, industrial metals and currencies offset a portion of the portfolio’s losses.  During November, virtually all sectors had strong positive performance, particularly in fixed income and U.S. and European equity indices, which benefitted from declines in global bond yields and advances in stock indices.  Smaller profits were also attributed to base and precious metals and short positions in the dollar.  In December, decreases in global bond futures prices led to sizeable losses for the portfolio, which were compounded by losses from energy positions.  The portfolio recorded gains in its currency, equity index and commodity trading due to positive price trends in these sectors fueled by encouraging economic data.

Third Quarter 2009

During July, the portfolio recorded profits from the continued move higher in global equity indices.  During August, the portfolio experienced gains primarily from long positions in global stock index futures as global equity indices continued to rise. Smaller gains were also recorded from recent price trends in sugar, natural gas and industrial metals markets.  Losses from trading currencies offset a portion of the month’s gains.  During September, long positions in European and U.S. stock indices produced strong returns as global equity markets moved steadily higher. Additional gains were recorded from currency trading as major foreign currencies moved higher versus the U.S. dollar. Smaller gains in agricultural commodities and metals also contributed to the portfolio’s gains during September.  Smaller losses in the energy sector offset a portion of the month’s gains.

Second Quarter 2009

The portfolio recorded net losses in April as gains from trading in the energy and fixed income sectors were more than offset by losses in global equity indices and metals.  The portfolio profited from short positions in natural gas and calendar spreads in crude oil, while in fixed income gains were recorded as yields on short-term instruments continued to decline.  Smaller losses for the month were recorded from volatility in currencies and metals prices.  During May, the portfolio's performance benefitted from gains in the foreign exchange component as the U.S. dollar trended lower verses most other global currencies.  The portfolio also recorded profits in May by taking advantage of strength in global equity index futures and commodities.  Trading in stock index futures also contributed to positive performance as equity prices continued their recent upward trend.  The portfolio experienced losses in June due primarily to trend reversals in the fixed income, currency, and commodity markets. These markets experienced sudden reversals as the recent bullish tone of the markets moderated during June, and the markets reversed to a more cautious sentiment with decreased risk taking.

First Quarter 2009

In January, the portfolio recorded gains primarily from trading in the equity index and currency markets, as global equity prices plummeted and the U.S. dollar rallied on the heels of heightened recessionary fears and persistent “safe haven” buying of the greenback. Additional gains were recorded across the energy and agricultural commodities markets, as prices retreated in the wake of slowing global demand for many raw materials. A portion of the gains for the month were offset by losses experienced across the fixed income markets, as global bond prices reversed their recent bullish trend and moved sharply lower, as well as from trading in the metals and soft commodities markets.  During February, the portfolio benefitted from the trend in the equity index markets, as equity prices plunged in the wake of deteriorating economic conditions and lingering doubts concerning the effectiveness of global stimulus measures.  Smaller gains were made across the fixed-income markets on the heels of “safe haven” buying of government debt, as well as from trading in the agricultural commodities and energy markets, as food and energy prices generally declined amid shifting supply and demand fundamentals.  A portion of the portfolio 's overall gain for the month was offset by losses experienced from trading in the currency and metals markets.  The portfolio experienced losses in March due primarily to dramatic trend reversals in global equity indices.  Positions in currencies also adversely impacted performance. The U.S. dollar reversed and weakened against other currencies as equity markets strengthened. In particular, commodity currencies appreciated against the dollar as commodity prices rebounded.  Gains from favorable fixed income positions in U.S. and European interest rate futures helped offset a portion of the losses recorded in other asset classes.

Item 3:  PROPERTIES

The Fund does not own or use any physical properties in the conduct of its business.  The Manager operates from its principal office in Rowayton, Connecticut.

Item 4:  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a)	Security ownership of certain beneficial owners

Not applicable.

(b)	Security Ownership of Management

The Fund has no officers or directors.  Under the terms of the Company Agreement, the Fund’s affairs are managed by the Manager.  As of April 1, 2010, the Manager did not own any Units of the Fund.

(c)	Changes in Control

None.

Item 5:  DIRECTORS AND EXECUTIVE OFFICERS

(a), (b)     Identification of Directors and Executive Officers.

The Fund itself has no officers, directors or employees.  The Fund’s affairs are managed by the Manager.  The general partner of the Manager is KGT, Inc.  Kenneth G. Tropin is the sole director of KGT, Inc.  Messrs. Paul Sedlack and Jeff Baisley serve as Chief Executive Officer and Chief Financial Officer, respectively, of the Manager.

Kenneth G. Tropin, 56, is the Chairman and the founder of the Manager.  In May 1994, he founded the Manager and became an Associated Person and Principal effective July 27, 1994.  Mr. Tropin has developed the majority of the firm's core trading programs and he is responsible for the overall management of the organization, including the investment of its proprietary trading capital.

Paul Sedlack, 49, is the Chief Executive Officer and the General Counsel of the Manager.  He joined the Manager in June 1998 and became an Associated Person of the Manager effective November 20, 1998 and a Principal on August 21, 1998.  He oversees the operation of the finance and administration departments and is also responsible for all legal and compliance matters.  Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

Jeff Baisley, 40, C.P.A., is the Chief Financial Officer of the Manager.  In March 2004 he joined the Manager as Manager of Financial Reporting and became an Associated Person effective March 17, 2008 and a Principal on April 8, 2008.  He received his B.S. in accounting from Fordham University in 1991.

None of the individuals listed above currently serves as a director of a public company.

(c)	Identification of Certain Significant Employees

None.

(d)	Family Relationships

None.

(e)	Business Experience

See above.

(f)	Involvement in Certain Legal Proceedings.

None.

(g)           Promoters and Control Persons

Not Applicable.

Item 6:  EXECUTIVE COMPENSATION

The Fund itself has no officers, directors or employees.  None of the principals, officers or employees of the Manager receives compensation from the Fund.  All persons serving in the capacity of officers or executives of the Manager are compensated by the Manager in respect of their respective positions with the Manager.

As described under “Item 1. Business,” the Fund pays the Manager the Brokerage Fee and the Sponsor Fee.  For the three months ended March 31, 2010 and for fiscal years 2009 and 2008, the Fund paid the Manager Brokerage Fees of $674,726, $2,068,812, and $1,352,831, respectively.  For the three months ended March 31, 2010 and for fiscal years 2009 and 2008, the Fund paid the Manager Sponsor Fees of $284,646, $881,071, and $592,793, respectively.

As compensation for its services as investment manager to the Fund, the Manager is paid the Advisory Fees and Incentive Allocations described under “Item 1. Business.”  For the three months ended March 31, 2010 and for fiscal years 2009 and 2008, the Fund paid the Manager Advisory Fees of $569,292, $1,762,141, and $1,185,585, respectively.  For the three months ended March 31, 2010 and for fiscal years 2009 and 2008, the Fund paid the Manager Incentive Allocations of $0, $562,092, and $2,364,854, respectively.

The Fund has no other compensation arrangements.  There are no compensation plans or arrangements relating to a change in control of the Fund or the Manager.

Item 7:  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Manager would be considered a promoter for purposes of Item 404(c) of Regulation S-K. The nature and amounts of compensation the promoter will receive from the Fund are set forth under “Item 1. Business” and “Item 6. Executive Compensation.”

Item 8:  LEGAL PROCEEDINGS

There are no legal proceedings pending, on appeal or concluded to which the Fund is a party or to which any of its assets is subject.  There have been no material legal proceedings pending, on appeal or concluded against the Manager or any of its principals, directors or executive officers within the past five years.

Item 9:  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a)	Market information

There is no public market for the Units, and none is likely to develop.  Units may be redeemed or transferred subject to the conditions of the Company Agreement.

(b)	Holders

As of April 1, 2010, there were 351 holders of Class 0 Units and 176 holders of Class 2 Units of the Blended Strategies Portfolio and 50 holders of Class 0 Units and 54 holders of Class 2 Units of the Systematic Strategies Portfolio.

(c)	Dividends

The Manager determines, in its sole and absolute discretion, the amount of distributions, if any, to be made by the Fund to its investors.  To date no distributions have been paid on the Units and the Manager has no present intention to make any distributions in the future.

(d)	Securities Authorized for Issuance under Equity Compensation Plans

None.

Item 10:  RECENT SALES OF UNREGISTERED SECURITIES

(a)	Securities sold

The aggregate proceeds of all Units sold during the period from April 1, 2007 through April 1, 2010 was $143,255,808.

(b)	Underwriters and other purchasers

Acceptance as a member in the Fund is not open to the general public.  The Units were privately offered and sold to “accredited investors,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c)	Consideration.

Units are available for subscription as of the first business day of each month upon written notice at least three business days prior to the last business day of the preceding month, and on such other notice and dates as the Manager may permit in its sole and absolute discretion.  Units of each Class are currently offered at a price equal to the Net Asset Value per Unit of the relevant Class as of the immediately preceding Valuation Day, subject to any sales premium or charge which may be imposed from time to time at the discretion of the Manager. The minimum initial subscription from each investor for Class 0 Units is $10,000 and for Class 2 Units is $10,000.  Members may subscribe for additional Units in a minimum amount of not less than $5,000 for additional Class 0 Units and $5,000 for additional Class 2 Units.  All subscriptions are payable in U.S. dollars only.  No underwriting commissions or underwriting discounts were paid by the Fund in connection with the sale of the Units.  Compensation paid to selling agents is described under “Item 1. Business.”

(d)	Exemption from registration claimed

All Units in the Fund were sold in reliance on the exemption from registration provided by Rule 506 under the Securities Act and, in each case, to persons with whom the Fund, the Manager and other selling agents acting on behalf of the Manager, had a pre-existing substantive relationship and with respect to whom it had been determined that the Units were a suitable investment.

As GAIF II is regulated as a commodity pool with the CFTC and NFA, each investor receives a disclosure document from the Fund prior to the investor’s investment in the Fund, which contains certain information concerning the Fund as required by CFTC regulations.

(e)	Terms of conversion or exercise

Not applicable.

(e)	Use of proceeds

Not applicable.

Item 11:  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The securities to be registered are Units of limited liability company interests.

Dividend Rights

The Manager has sole discretion in determining what distributions of profits and income, if any, are made to investors.  Due to the capital appreciation investment objective of the Fund and the fact that Units may be redeemed monthly, the Manager does not anticipate paying dividends or making distributions to investors.

Redemption Provisions

The Units are not subject to any minimum holding period.  Members may redeem Units at their Net Asset Value as of each Valuation Day upon not less than three business days’ prior written notice to the Administrator, or upon such other notice and on such other dates as the Manager may permit in its sole and absolute discretion.  The Manager may reject a partial redemption request for an amount less than $10,000 or that would result in an investor owning Class 0 Units with a total Net Asset Value of less than $10,000 or Class 2 Units with a total Net Asset Value of less than $10,000.  The redemption proceeds normally will be remitted within 15 business days after the Valuation Day, without interest for the period from the Valuation Day to the payment date.  Redemption payments will ordinarily be made in U.S. dollars, and will be remitted either by wire transfer to an account designated by the investor or by check posted at the investor’s risk (as specified by the investor in his written redemption notice).  The Administrator will process redemption requests which are initially received by facsimile, but no part of the redemption proceeds will be paid to redeeming members until the Administrator has received the original redemption request signed by the redeeming member or by an authorized signatory of the redeeming member.  Neither the Fund nor the Administrator shall be responsible for any mis-delivery or non-receipt of any facsimile.  Facsimiles sent to the Administrator shall only be effective when actually received by the Administrator.

The Manager has the right to require the compulsory redemption of all Units held by a member for any reason in its discretion.  Compulsory redemptions will be made at the Net Asset Value as of the Valuation Day next following the issuance of a notice of redemption to the member.  The Manager may suspend the right of any member to redeem Units, as well as the issuance of additional Units, upon the occurrence of any of the following circumstances:

(1)
when any exchange, board of trade or organized inter-dealer market on which a significant portion of the assets of the Fund is regularly quoted or traded is closed (other than for holidays) or trading thereon has been restricted or suspended;

(2)
whenever, as a result of events, conditions or circumstances beyond the control or responsibility of the Fund, disposal of the assets of the Fund or other transactions in the ordinary course of the Fund’s business involving the sale, transfer, delivery or withdrawal of securities or Funds is not reasonably practicable without being detrimental to the interests of the Fund or the investors;

(3)	if it is not reasonably practicable to determine the Net Asset Value of the Units on an accurate and timely basis; or

(4)	if the Manager has adopted a resolution calling for the liquidation and dissolution of the Fund.

The Manager may withhold payment to any person whose Units have been tendered for redemption until after any suspension has been lifted.  Notice of any suspension will be given to any investor who has tendered his Units for redemption and to whom full payment of the redemption proceeds has not yet been remitted.  If a redemption request is not withdrawn by an investor following notification of a suspension, the redemption will be completed as of the next Valuation Day following the end of the suspension on the basis of the Net Asset Value as of such Valuation Day.

Class 2 Units are subject to a redemption fee equal to 2% of their Net Asset Value if redeemed within six months from their subscription and acceptance into the Fund and a redemption fee equal to 1% of their Net Asset Value if redeemed more than six and less than twelve months from their subscription.  Class 0 Units are not subject to a redemption fee.  Redemption fees are payable to the Manager upon redemption of Units.

Voting Rights

Members have no voting rights with respect to any matters pertaining to the Fund, other than the right to vote on amendments to the Company Agreement approved by the Manager when such a vote is required by the Company Agreement or as otherwise provided under the terms of the Company Agreement or by law.

Liquidation Rights

The Company Agreement provides that the Fund shall remain in existence until the year 2050, except upon prior dissolution.  Dissolution of the Fund may occur at the end of its term or earlier upon the election of the Manager to dissolve the Fund or the occurrence of the bankruptcy of the Manager or any event which results in the Manager (or a successor to its business) ceasing to be the Manager of the Fund or the date on which the Fund ceases to have more than one member.  Upon the occurrence of any such event, the Manager (or a liquidator elected by a majority in interest of the members, if the Manager is unable to perform this function) is charged with winding up the affairs of the Fund and liquidating its assets.  Upon the liquidation of the Fund, its assets are to be distributed:  (i) first to satisfy the debts, liabilities and obligations of the entity (other than debts to members), including liquidation expenses, actual or anticipated; (ii) next to repay debts owing to the members; and (iii) finally to the members proportionately in accordance with the balances in their respective Capital Accounts.  Assets may be distributed in kind on a pro rata basis if the Manager or liquidator determines that such a distribution would be in the interests of the members in facilitating an orderly liquidation.

Restrictions on Alienability

The Units are subject to restrictions on alienability.  A member may not assign or pledge its Units in whole or in part, except by operation of law, nor substitute for itself as a member any other person, without the prior written consent of the Manager, which may be withheld in its sole and absolute discretion.  Notwithstanding the foregoing, assignment of the economic benefits of ownership of Units of GAIF II may be made without the Manager’s consent, provided that (i) the assignee is not an ineligible or unsuitable investor under applicable law, and (ii) the assignment would not result in certain events for the Fund (for example, a termination or reclassification of the entity for federal or state tax law purposes).

Item 12:  INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Company Agreement provides that the Manager shall not be liable to the Fund or any of its members for any loss or damage due to any acts or omissions in the performance of its services as Manager to the Fund, unless such loss or damage is due to the gross negligence, bad faith or willful misfeasance of the Manager or as otherwise required by law.

The Company Agreement further provides that the Manager (including certain affiliated persons of the Manager) shall be indemnified to the fullest extent permitted by law by the Fund (but not by the members individually) against any cost, expense (including attorneys' fees), judgment or liability reasonably incurred by or imposed upon it in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency) to which it may be made a party or otherwise be involved or with which it shall be threatened by reason of being or having been the Manager; provided, however, that the Manager shall not be so indemnified to the extent such cost, expense, judgment or liability shall have been finally determined in a decision on the merits in any such action, suit or proceeding to have been incurred or suffered by the Manager by reason of its gross negligence, bad faith or willful misfeasance.

Item 13:  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Financial statements required by this item are included herewith following the Index to Financial Statements and are incorporated by reference into this Item 13.  The supplementary financial information specified in Item 302 of Regulation S-K is not applicable.

Item 14:  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 15:  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

The financial statements filed as a part of the Registration Statement on Form 10 are identified in the Index to Financial Statements appearing after the signature page hereof, which is incorporated by reference into this Item 15.

(b)	Exhibits

The following documents are filed herewith and made part of this Registration Statement.

Exhibit Designation	Description

3.1	Certificate of Formation of Graham Alternative Investment Fund II LLC

4.1	Amended and Restated Limited Liability Company Agreement of Graham Alternative Investment Fund II LLC

10.1	Form of Subscription Agreement

10.2	Form of Placement Agreement

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 30, 2010	GRAHAM ALTERNATIVE INVESTMENT FUND II LLC

	By:	GRAHAM CAPITAL MANAGEMENT, L.P.
its Manager

By: /s/ Paul Sedlack
Paul Sedlack, Chief Executive Officer

Index to Financial Statements

Graham Alternative Investment Fund II LLC

Financial Statements, Years Ended December 31, 2009 and 2008

·	Report of Independent Registered Public Accounting Firm

·	Statements of Financial Condition

·	Statements of Operations

·	Statements of Changes in Members’ Capital

·	Statements of Cash Flows

·	Notes to Financial Statements

Graham Alternative Investment Trading LLC

Financial Statements, Years Ended December 31, 2009 and 2008

·	Report of Independent Registered Public Accounting Firm

·	Statements of Financial Condition

·	Condensed Schedules of Investments

·	Statements of Operations

·	Statements of Changes in Members’ Capital

·	Statements of Cash Flows

·	Notes to Financial Statements

Graham Alternative Investment Trading II LLC

Financial Statements, For the Period From January 4, 2009 to December 31, 2009

·	Report of Independent Registered Public Accounting Firm

·	Statements of Financial Condition

·	Condensed Schedules of Investments

·	Statements of Operations

·	Statements of Changes in Members’ Capital

·	Statements of Cash Flows

·	Notes to Financial Statements

Graham Alternative Investment Fund II LLC

Financial Statements, Periods Ended March 31, 2010 and 2009 (unaudited)

·	Unaudited Statements of Financial Condition

·	Unaudited Statements of Operations

·	Unaudited Statements of Changes in Members’ Capital

·	Unaudited Statements of Cash Flows

·	Notes to Unaudited Financial Statements

Graham Alternative Investment Trading LLC

Financial Statements, Periods Ended March 31, 2010 and 2009 (unaudited)

·	Unaudited Statements of Financial Condition

·	Unaudited Statements of Operations

·	Unaudited Statements of Changes in Members’ Capital

·	Unaudited Statements of Cash Flows

·	Notes to Unaudited Financial Statements

Graham Alternative Investment Trading II LLC

Financial Statements, Periods Ended March 31, 2010 and 2009 (unaudited)

·	Unaudited Statements of Financial Condition

·	Unaudited Statements of Operations

·	Unaudited Statements of Changes in Members’ Capital

·	Unaudited Statements of Cash Flows

·	Notes to Unaudited Financial Statements

FINANCIAL STATEMENTS

Graham Alternative Investment Fund II LLC
Graham Alternative Investment Trading LLC
Graham Alternative Investment Trading II LLC

Periods Ended December 31, 2009 and 2008
with Report of Independent Registered Public Accounting Firm

Financial Statements

Graham Alternative Investment Fund II LLC
Years Ended December 31, 2009 and 2008
with Report of Independent Registered Public
Accounting Firm

Graham Alternative Investment Fund II LLC

Financial Statements

Years Ended December 31, 2009 and 2008

Report of Independent Registered Public Accounting Firm

To the Members of

Graham Alternative Investment Fund II LLC

We have audited the accompanying consolidated statements of financial condition of Graham Alternative Investment Fund II LLC, (the “Fund”), as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in members’ capital and cash flows for the years then ended. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Fund’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Graham Alternative Investment Fund II LLC at December 31, 2009 and 2008, and the consolidated results of its operations, changes in its members’ capital and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Stamford, CT
March 24, 2010

Graham Alternative Investment Fund II LLC

Consolidated Statements of Financial Condition

	December 31,
	2009	2008
Assets
Investment in Graham Alternative Investment Trading LLC, at fair value	$104,469,283	$79,867,620
Investment in Graham Alternative Investment Trading II LLC, at fair value	7,246,605	–
Redemptions receivable from Graham Alternative Investment Trading LLC	179,735	910,062
Total assets	$111,895,623	$80,777,682

Liabilities and members’ capital
Liabilities:
Accrued redemptions	$179,735	$910,062
Total liabilities	179,735	910,062

Members’ capital:
Blended Strategies Portfolio
Class 0 Units (636,284.928 and 516,925.720 units issued and outstanding at $135.56 and $132.12, respectively)	86,253,313	68,295,291
Class 2 Units (161,590.940 and 103,563.227 units issued and outstanding at $112.73 and $111.74, respectively)	18,215,970	11,572,329
Total Blended Strategies Portfolio	104,469,283	79,867,620

Systematic Strategies Portfolio
Class 0 Units (41,862.245 and 0.000 units issued and outstanding at $100.59)	4,210,889	-
Class 2 Units (30,647.378 and 0.000 units issued and outstanding at $99.05)	3,035,716	-
Total Systematic Strategies Portfolio	7,246,605	-
Total members’ capital	111,715,888	-
Total liabilities and members’ capital	$111,895,623	$80,777,682

See accompanying notes.

Graham Alternative Investment Fund II LLC

Consolidated Statements of Operations

	Years Ended December 31,
	2009	2008
Blended Strategies Portfolio:
Net gain allocated from investment in Graham Alternative Investment Trading LLC:
Net realized gain on investments	$7,263,828	$15,451,686
Net decrease in unrealized appreciation on investments	(997,711)	(1,600,579)
Net gain allocated from investment in Graham Alternative Investment Trading LLC	6,266,117	13,851,107

Net investment loss allocated from investment in Graham Alternative Investment Trading LLC:
Investment income:
Interest income	690,448	1,187,848

Expenses:
Brokerage fees	2,003,911	1,352,831
Management fees	1,713,441	1,185,585
Sponsor fees	856,721	592,793
Incentive allocation	502,611	2,364,854
Total expenses	5,076,684	5,496,063
Net investment loss allocated from investment in Graham Alternative Investment Trading LLC	(4,386,236)	(4,308,215)
Net income for Blended Strategies Portfolio	$1,879,881	$9,542,892

Systematic Strategies Portfolio:
Net gain allocated from investment in Graham Alternative Investment Trading II LLC:
Net realized gain on investments	$391,044	$–
Net decrease in unrealized appreciation on investments	(2,574)	–
Net gain allocated from investment in Graham Alternative Investment Trading II LLC	388,470	–

Net investment loss allocated from investment in Graham Alternative Investment Trading II LLC:
Investment income:
Interest income	19,644	–

Expenses:
Brokerage fees	64,901	–
Incentive allocation	59,481	–
Management fees	48,700	–
Sponsor fees	24,350	–
Total expenses	197,432	–
Net investment loss allocated from investment in Graham Alternative Investment Trading II LLC	(177,788)	–
Net income for Systematic Strategies Portfolio	$210,682	$9,542,892
Net income	$2,090,563	$9,542,892

See accompanying notes.

Graham Alternative Investment Fund II LLC

Consolidated Statements of Changes in Members’ Capital

Years Ended December 31, 2009 and 2008

	Blended Strategies Portfolio
	Class 0 Units		Class 2 Units		Total Blended Strategies
	Units	Capital	Units	Capital	Portfolio

Members’ capital, December 31, 2007	210,112.177	$24,267,037	2,337.759	$232,323	$24,499,360
Initial subscriptions	361,281.048	42,191,768	108,407.221	10,870,889	53,062,657
Redemptions	(54,467.505)	(6,484,377)	(7,181.753)	(752,912)	(7,237,289)
Net income	–	8,320,863	–	1,222,029	9,542,892
Members’ capital, December 31, 2008	516,925.720	68,295,291	103,563.227	11,572,329	79,867,620
Subscriptions	244,877.518	32,813,189	87,221.168	9,736,200	42,549,389
Redemptions	(125,518.310)	(16,582,572)	(29,193.455)	(3,245,035)	(19,827,607)
Net income	–	1,727,405	–	152,476	1,879,881
Members’ capital, December 31, 2009	636,284.928	$86,253,313	161,590.940	$18,215,970	$104,469,283

See accompanying notes.

Graham Alternative Investment Fund II LLC

Consolidated Statements of Changes in Members’ Capital (continued)

Years Ended December 31, 2009 and 2008

	Systematic Strategies Portfolio
	Class 0 Units		Class 2 Units		Total Systematic Strategies	Total Members’
	Units	Capital	Units	Capital	Portfolio	Capital

Members’ capital, December 31, 2007	–	$–	–	$–	$–	$24,499,360
Initial subscriptions	–	–	–	–	–	53,062,657
Redemptions	–	–	–	–	–	(7,237,289)
Net income	–	–	–	–	–	9,542,892
Members’ capital, December 31, 2008	–	–	–	–	–	79,867,620
Initial subscriptions	50.000	5,000	1,022.310	100,000	105,000	105,000
Subscriptions	41,812.245	4,020,883	29,625.068	2,910,040	6,930,923	49,480,312
Redemptions	–	–	–	–	–	(19,827,607)
Net income	–	185,006	–	25,676	210,682	2,090,563
Members’ capital, December 31, 2009	41,862.245	$4,210,889	30,647.378	$3,035,716	7,246,605	$111,715,888

See accompanying notes.

Graham Alternative Investment Fund II LLC

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2009	2008
Cash flows used in operating activities
Net income	$2,090,563	$9,542,892
Adjustments to reconcile net income to net cash used in operating activities:
Net income allocated from investment in Graham Alternative Investment Trading LLC	(1,879,881)	(9,542,892)
Net income allocated from investment in Graham Alternative Investment Trading II LLC	(210,682)	–
Proceeds from sale of investments in Graham Alternative Investment Trading LLC	20,557,934	6,327,227
Investments in Graham Alternative Investment Trading LLC	(42,549,389)	(53,062,657)
Investments in Graham Alternative Investment Trading II LLC	(7,035,923)	–
Net cash used in operating activities	(29,027,378)	(46,735,430)

Cash flows provided by financing activities
Subscriptions	49,585,312	53,062,657
Redemptions	(20,557,934)	(6,327,227)
Net cash provided by financing activities	29,027,378	46,735,430

Net increase in cash and cash equivalents	–	–

Cash and cash equivalents, beginning of year	–	–
Cash and cash equivalents, end of year	$–	$–

See accompanying notes.

Graham Alternative Investment Fund II LLC

Notes to Consolidated Financial Statements

December 31, 2009

1. Organization and Business

Graham Alternative Investment Fund II LLC (the “Fund”) was formed on May 16, 2006, commenced operations on August 1, 2006 and is organized as a Delaware Limited Liability Company (“LLC”). The Fund offers members Class 0 and Class 2 units of a Blended Strategies Portfolio, and Class 0 and Class 2 units of a Systematic Strategies Portfolio.  Graham Alternative Investment Ltd. (“GAI”) is a British Virgin Islands business company which was formed on June 1, 2006 and commenced operations on August 1, 2006.  The Fund invests all of its Blended Strategies Portfolio assets dedicated to trading in Graham Alternative Investment Trading LLC (“GAIT”), a Delaware LLC formed on May 18, 2006 through an investment in GAI.  The Fund invests all of its Systematic Strategies Portfolio assets dedicated to trading in Graham Alternative Investment Trading II LLC (“GAIT II”), a Delaware LLC formed on July 16, 2008 through an investment in GAI. GAIT and GAIT II (collectively “the GAIT Funds”) invest in various master trading vehicles (“Master Funds”), all of which are managed by Graham Capital Management, L.P. (the “Advisor” or “Manager”). The Fund is the sole owner of GAI and GAI invests all of its assets into the GAIT Funds.  The Manager is the director of GAI and the sole investment advisor of GAI, the GAIT Funds and the Fund. The Manager is registered as a Commodity Pool Operator and Commodity Trading Advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.

The investment objective of the Fund is to achieve long-term capital appreciation through professionally managed trading in both U.S. and foreign markets, primarily in futures contracts, forwards contracts, spot currency contracts, options and associated derivative instruments such swaps through its investments in the GAIT Funds which in turn invest in various Master Funds.  The Master Funds seek to profit from opportunities in the global financial markets, including interest rate futures, foreign exchange, global stock indices and energy, metals and agricultural futures, as professionally managed multi-strategy investment vehicles.  Each of the investment programs consists of multiple trading strategies of the Manager, which the Manager has combined in an effort to diversify the Fund’s investment exposure and to make the Fund’s performance returns less volatile and more consistently profitable.

Graham Alternative Investment Fund II LLC

Notes to Consolidated Financial Statements (continued)

1. Organization and Business (continued)

In addition to trading in the Interbank market for foreign exchange, the Manager currently executes orders on all the major U.S. futures exchanges and may also trade on, but is not limited to, the Bolsa de Mercadorias and Futuros (“BMF”), Borsa Italiana Idem (“IML”), the Eurex Deutschland (“EUREX”), Euronext Paris (“MONEP”), the Hong Kong Exchanges and Clearing Ltd. (“HKEX”), the Intercontinental Exchange (“ICE”), the London Commodity Exchange (“LCE”), the London International Financial Futures and Options Exchange Ltd. (“LIFFE”), the London Metal Exchange (“LME”), the Marché à Terme International de France (“MATIF”), the Montreal Exchange (“ME”), the Osaka Securities Exchange (“OSE”), the Sydney Futures Exchange Ltd. (“SFE”), the Singapore International Monetary Exchange (“SIMEX”), the South African Exchange (“SAFEX”), the Tokyo International Financial Futures Exchange (“TIFFE”), the Tokyo Commodity Exchange (“TOCOM”) and the Tokyo Stock Exchange (“TSE”).

SEI Global Services, Inc. (“SEI”) serves as the administrator and transfer agent of the Fund and GAI.  SEI is responsible for certain matters pertaining to the administration of the Fund and GAI.

The Fund will terminate on December 31, 2050 or at an earlier date if certain conditions occur as outlined in the Limited Liability Company Agreement (“LLC Agreement”) of the Fund.

The performance of the Fund is directly affected by the performance of the GAIT Funds; therefore these consolidated financial statements should be read in conjunction with the attached financial statements of the GAIT Funds.

Duties of the Manager

Subject to the terms and conditions of the LLC Agreement, the Manager has complete and exclusive responsibility for managing and administering the affairs of the Fund and for directing the investment and reinvestment of the assets of the Fund, GAI and the GAIT Funds.

2. Summary of Significant Accounting Policies

These consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and all amounts are stated in U.S. dollars. The preparation of these consolidated financial statements requires the Manager to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Graham Alternative Investment Fund II LLC

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

In July 2009, the Financial Accounting Standards Board (“FASB”) issued “The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles” (the “Codification”). The Codification is the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. All existing accounting standard documents are superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification does not change current U.S. GAAP. The adoption of the Codification does not impact the Fund’s consolidated financial statements except for references made to authoritative accounting literature in the footnotes.

Principles of Consolidation

The Fund owns 100% of GAI and as such these consolidated financial statements include all the accounts of the Fund and GAI.  Intercompany transactions and balances have been eliminated in consolidation. Creditors of the Fund have recourse to all assets of the Fund for amounts due to them, while creditors of GAI have recourse only to the assets of GAI.

Investment in Graham Alternative Investment Trading LLC and Graham Alternative Investment Trading II LLC

The Fund records its investments in GAIT and GAIT II at fair value in accordance with U.S. GAAP. In determining its net asset value, the GAIT Funds record their investments in Master Funds at fair value in accordance with U.S. GAAP. The Fund records its proportionate share of the GAIT Funds’ investment income, expenses, fees, and realized and unrealized gains and losses on a monthly basis. Purchases and sales of units in the Fund and the GAIT Funds are recorded on a trade date basis. The accounting policies of the GAIT Funds are described in their attached respective financial statements.

Each of the GAIT Funds charges its investors, including the Fund, an advisory fee, brokerage fee, sponsor fee and incentive allocation, all of which are described in detail in Note 4. The Fund does not charge any additional fees; however each investor in the Fund indirectly bears their portion of the advisory fee, brokerage fee, sponsor fee and incentive allocation charged by the GAIT Funds.

At December 31, 2009 and 2008, the Fund owned 34.38% and 33.12%, respectively of GAIT.  At December 31, 2009, the Fund owned 19.48% of GAIT II.

Graham Alternative Investment Fund II LLC

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Fair Value

The fair value of the Fund’s assets and liabilities, which qualify as financial instruments under U.S. GAAP, approximates the carrying amounts presented in the consolidated statements of financial condition. Changes in these carrying amounts are included in the consolidated statements of operations.

The Fund follows U.S. GAAP for fair value measurements, which defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements.  U.S. GAAP uses a three-level hierarchy for fair value measurement based on the transparency and independence of inputs used in the valuation of an asset or liability as of the measurement date.

The fair value hierarchy categorizes asset and liability positions into one of three levels, as summarized below, based on the inputs and assumptions used in deriving fair value.

•	Level 1 inputs are unadjusted closing or settle prices for such assets or liabilities as published by the primary exchange upon which they are traded.
•	Level 2 inputs include quoted prices for similar assets and liabilities obtained from independent brokers and/or market makers in each security.
•	Level 3 inputs are those which are considered unobservable and are significant in arriving at fair value.

The Fund reports the fair value of its investment related assets and liabilities in accordance with the hierarchy established under U.S. GAAP.  In accordance with this hierarchy, the Fund’s investments in the GAIT Funds have been classified as a Level 2 valuation based on the release of ASU 2009-12 in 2009.  As of December 31, 2009 and 2008, neither the GAIT Funds nor the Master Funds held any Level 3 investments as defined by ASU 2009-12.

Cash and Cash Equivalents

The Fund considers cash and cash equivalents to include all highly liquid investments with a maturity of three months or less when acquired. At December 31, 2009 and 2008, these amounts are primarily invested in overnight deposits with major U.S. financial institutions.

Graham Alternative Investment Fund II LLC

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Indemnifications

In the normal course of business, the Fund, the GAIT Funds and the Master Funds enter into contracts that contain a variety of indemnifications. Such contracts include those with the Master Funds’ brokers and trading counterparties. The Fund’s maximum exposure under these arrangements is unknown; however, the Fund has not had prior claims or losses with respect to such indemnifications and considers the risk of loss to be remote.

3. Capital Accounts

The Fund offers Class 0 Units and Class 2 Units (collectively, the “Units”). The Fund may issue additional Classes in the future subject to different fees, expenses or other terms, or to invest in other investment programs or combinations of investment programs managed by the Manager.

A separate Capital Account is maintained for each Member with respect to each member’s Class of Units. The initial balance of each member’s Capital Account will equal the initial contribution to the Fund by such Member with respect to the Class to which such Capital Account relates. Each member’s Capital Account is increased by any additional subscription, and decreased by any redemption by such member of Units of such Class to which the Capital Account relates. All income and expenses of the Fund are allocated among the members’ Capital Accounts in proportion to the balance that each Capital Account bears to the balance of all Capital Accounts as of the beginning of such fiscal period.

Addition of Limited and Managing Members

Units are available for subscription as of the first business day of each month upon at least three business days prior written notice.

Subscriptions

Units may be purchased at a price equal to the Net Asset Value per Unit of the relevant Class as of the immediately preceding Valuation Day, as defined in the LLC agreement. The minimum initial subscription from each investor in each Class is $50,000. Members may subscribe for additional Units in a minimum amount of not less than $5,000.

Graham Alternative Investment Fund II LLC

Notes to Consolidated Financial Statements (continued)

3. Capital Accounts (continued)

Redemption of Units

Units are not subject to any minimum holding period. Members may redeem Units at the Net Asset Value thereof as of each Valuation Day upon not less than three business days’ prior written notice to the Administrator. A partial redemption request for an amount less than $10,000 will not be accepted, nor will a redemption request be accepted to the extent that it would result in an investor owning less than $25,000. The redemption proceeds will normally be remitted within 15 days after the Valuation Day, without interest for the period from the Valuation Day to the payment date.

Redemption Fees

Class 2 Units are subject to a redemption fee equal to 2% of their Net Asset Value if redeemed within six months from their subscription date and a redemption fee equal to 1% of their Net Asset Value if redeemed more than six and less than twelve months from their subscription date. Class 0 Units are not subject to a redemption fee. Redemption fees are payable to the Manager upon redemption of Units.

4. Fees

Advisory Fees

Each Class of the GAIT Funds other than Class M pays the Manager an advisory fee (the “Advisory Fee”) at an aggregate annual rate equal to 2% of the Net Asset Value of such Class. The Advisory Fee is payable monthly in arrears calculated as of the last business day of each month and any other date the Manager may permit, in its sole and absolute discretion, as of which any subscription or redemption is effected with respect to Units of such Class during the month.

Sponsor Fees

Each Class of the GAIT Funds other than Class M pays the Manager a sponsor fee (the “Sponsor Fee”) at an annual rate of 1% of its Net Asset Value, payable monthly in arrears, determined in the same manner as the Advisory Fee.

Graham Alternative Investment Fund II LLC

Notes to Consolidated Financial Statements (continued)

4. Fees (continued)

Incentive Allocation

At the end of each calendar quarter, the Manager of the GAIT Funds will receive a special allocation of net profits (the “Incentive Allocation”) in an amount equal to 20% of the New High Net Trading Profits of each Class as defined in the LLC Agreement. The Incentive Allocation is also accrued and allocable on the date of redemption with respect to any Units that are redeemed prior to the end of a calendar quarter.

Brokerage Fees

Each Class of the GAIT Funds other than Class M pays the Manager a brokerage fee (the “Brokerage Fee”) at the annual rate specified in the table below. This Brokerage Fee is payable monthly in arrears and calculated as of the last business day of each month in the same manner as the Advisory Fee.

Class	Annual Rate

Class 0	2%
Class 2	4%

In consideration of the Brokerage Fee, the Manager bears all of the GAIT Funds’ trading commissions (including exchange, clearing and regulatory fees relating to its trades), routine legal expenses, internal and external accounting, audit and tax preparation expenses, fees and expenses of an external or internal administrator, and expenses and costs of printing and mailing reports and notices, together with the costs incurred in connection with the organization of the GAIT Funds and the GAIT Funds’ continuous offering of Units. To the extent the GAIT Funds are allocated any of these expenses from the Master Funds in which it invests, the Manager will reimburse the GAIT Funds those amounts.  These reimbursements are included in other income in the statements of operations and managing member allocation.

Any portion of any of the above fees, including the Incentive Allocation may be paid by the Manager to third parties as compensation for selling activities in connection with the Fund.

5. Income Taxes

No provision for income taxes has been made in the accompanying consolidated financial statements, as members are individually responsible for reporting income or loss based upon their respective share of the Fund’s revenues and expenses for income tax purposes.

Graham Alternative Investment Fund II LLC

Notes to Consolidated Financial Statements (continued)

5. Income Taxes (continued)

U.S. GAAP provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the consolidated financial statements. U.S. GAAP requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Fund’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet a more-likely-than-not threshold would be recorded as a tax expense in the current year. The Manager has evaluated the Fund’s tax positions and has concluded that there are no significant tax positions requiring recognition, measurement or disclosure in the financial statements. The Manager is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax expense will change materially in the next twelve months.

6. Related Party Transactions

The Manager, due to its relationship with its affiliates, may enter into certain related party transactions.

7. Financial Highlights

The following is the per unit operating performance calculation for the years ended

December 31, 2009 and 2008:

	Blended Strategies Portfolio		Systematic Strategies Portfolio
	Class 0	Class 2	Class 0	Class 2
Per share operating performance
Net asset value per unit, December 31, 2007	$115.50	$99.38	$-	$-
Net income:
Net investment loss	(7.60)	(7.15)	-	-
Net gain on investments	24.22	19.51	-	-
Net income	16.62	12.36	-	-
Net asset value per unit, December 31, 2008	132.12	111.74	-	-

Initial subscription	$-	$-	$100.00	$100.00
Net income (loss):
Net investment loss	(6.85)	(6.62)	(0.35)	(3.95)
Net gain on investments	10.29	7.61	0.94	3.00
Net income (loss)	3.44	0.99	0.59	(0.95)
Net asset value per unit, December 31, 2009	$135.56	$112.73	$100.59	$99.05

Graham Alternative Investment Fund II LLC

Notes to Consolidated Financial Statements (continued)

7. Financial Highlights (continued)

The following represents ratios to average members’ capital and total return for the years ended December 31, 2009 and 2008:

	Blended Strategies Portfolio
	Class 0		Class 2
	2009	2008	2009	2008

Total return before Incentive Allocation	3.24%	18.71%	1.24%	16.57%
Incentive Allocation	(0.64)	(4.32)	(0.35)	(4.14)
Total return after Incentive Allocation	2.60%	14.39%	0.89%	12.43%

Net investment loss before Incentive Allocation	(5.46)%	(3.20)%	(6.45)%	(5.59)%
Incentive Allocation	(0.64)	(4.32)	(0.35)	(4.14)
Net investment loss after Incentive Allocation	(6.10)%	(7.52)%	(6.80)%	(9.73)%

Total expenses before Incentive Allocation	5.15%	5.35%	7.29%	7.76%
Incentive Allocation	0.64	4.32	0.35	4.14
Total expenses after Incentive Allocation	5.79%	9.67%	7.64%	11.90%

	Systematic Strategies Portfolio
	Class 0		Class 2
	2009	2008	2009	2008

Total return before Incentive Allocation	3.69%	-%	0.29%	-%
Incentive Allocation	(3.10)	-	(1.24)	-
Total return after Incentive Allocation	0.59%	-%	(0.95)%	-%

Net investment loss before in Incentive Allocation	(5.89)%	-%	(7.96)%	-%
Incentive Allocation	(3.10)	-	(1.24)	-
Net investment loss after Incentive Allocation	(8.99)%	-%	(9.20)%	-%

Total expenses before Incentive Allocation	5.08%	-%	7.12%	-%
Incentive Allocation	3.10	-	1.24	-
Total expenses after Incentive Allocation	8.18%	-%	8.36%	-%

Graham Alternative Investment Fund II LLC

Notes to Consolidated Financial Statements (continued)

7. Financial Highlights (continued)

Total return is calculated for Class 0 units and Class 2 Units taken as a whole. Total return is calculated as the change in total members’ capital adjusted for subscriptions or redemptions during the year. An individual member’s return may vary from these returns based on the timing of capital transactions and the applicability of advisory fees, brokerage fees, sponsor fees and the Incentive Allocation. The net investment loss and total expense ratios (including Incentive Allocation) are calculated for Class 0 units and Class 2 Units taken as a whole and include amounts allocated from the GAIT Funds. The computation of such ratios is based on the amount of net investment loss, expenses and Incentive Allocation. Net investment loss and total expense ratios are computed based upon the weighted average of members’ capital for Class 0 Units and Class 2 Units of the Fund for the years ended December 31, 2009 and 2008.

8. Subsequent Events

The Fund had subscriptions of approximately $13.4 million and redemptions of approximately $0.5 million from existing investors through March 24, 2010, the date the financial statements were available for issuance, and the date through which subsequent events were evaluated by the Manager.

In January 2010, the Fund announced its intention to reduce the minimum initial subscription from $50,000 to $10,000 in the second quarter of 2010.

Investment Advisor
Graham Capital Management, L.P. 40 Highland Avenue Rowayton, CT 06853 U.S.A.

Administrator
SEI Global Services Inc. 1 Freedom Valley Drive Oaks, PA 19456 U.S.A.

Legal and Tax Advisors
Proskauer Rose LLP 1585 Broadway New York, NY 10036 U.S.A.

Registered Address
Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, DE 19808

Independent Registered Public Accounting Firm
Ernst & Young LLP 1111 Summer Street Stamford, CT 06905 U.S.A.

Financial Statements
Graham Alternative Investment Trading LLC
Years Ended December 31, 2009 and 2008
with Report of Independent Registered Public Accounting Firm

Graham Alternative Investment Trading LLC

Financial Statements

Years Ended December 31, 2009 and 2008

Report of Independent Registered Public Accounting Firm

To the Members of
Graham Alternative Investment Trading LLC

We have audited the accompanying statements of financial condition of Graham Alternative Investment Trading LLC, (“GAIT”), including the condensed schedules of investments, as of December 31, 2009 and 2008, and the related statements of operations and managing member allocation, changes in members’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Managing Member. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of GAIT’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of GAIT’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Graham Alternative Investment Trading LLC at December 31, 2009 and 2008, and the results of its operations, changes in its members’ capital and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Stamford, CT
March 24, 2010

Graham Alternative Investment Trading LLC

Statements of Financial Condition

	December 31,
	2009	2008
Assets
Cash and cash equivalents	$49	$195
Investments in Master Funds, at fair value	16,210,863	7,844,512
Investment in Graham Cash Assets LLC, at fair value	289,831,323	–
Investment in Graham Cash Assets II LLC, at fair value	–	246,804,603
Accrued commission reimbursements	137,079	98,774
Accrued interest income	–	252
Receivable from Master Funds	2,825	9,543
Total assets	$306,182,139	$254,757,879

Liabilities and members’ capital
Liabilities:
Accrued brokerage fees	$608,084	$486,419
Accrued redemptions	572,512	5,981,765
Accrued advisory fees	518,693	431,404
Accrued incentive allocation	341,592	6,495,983
Accrued sponsor fees	259,346	215,702
Payable to Master Funds	–	10
Total liabilities	2,300,227	13,611,283

Members’ capital:
Class 0 Units (1,851,259.271 and 1,585,426.608 units outstanding at $135.56 and $132.12 per unit, respectively)	250,952,480	209,463,943
Class 2 Units (462,314.824 and 276,829.231 units outstanding at $112.73 and $111.74 per unit, respectively)	52,116,241	30,933,785
Class M Units (4,671.470 and 4,671.470 units outstanding at $174.08 and $160.31 per unit, respectively)	813,191	748,868
Total members’ capital	303,881,912	241,146,596
Total liabilities and members’ capital	$306,182,139	$254,757,879

See accompanying notes.

Graham Alternative Investment Trading LLC

Condensed Schedules of Investments

December 31, 2009

Description	Fair Value	Percentage of Members’ Capital

Investments in Master Funds, at fair value
Graham Commodity Strategies LLC	$763,431	0.25%
Graham Fed Policy Ltd.	2,649,859	0.87%
Graham Global Monetary Policy LLC	864,633	0.28%
Graham K4D Trading Ltd.	11,724,671	3.86%
Graham Macro Directional LLC	208,269	0.07%
Total investments in Master Funds	$16,210,863	5.33%

See accompanying notes.

Graham Alternative Investment Trading LLC

Condensed Schedules of Investments (continued)

December 31, 2009

Condensed schedule of investments for each Master Fund

Description	Number of Contracts	Fair Value	Percentage of Members' Capital
Graham Commodity Strategies LLC
Long contracts
Futures
Copper May 2010	678	$4,041,813	41.13%
Copper July 2010	630	4,188,413	42.63%
Cotton # 2 May 2010	1,162	2,942,250	29.94%
Globex Crude Oil June 2010	300	1,768,950	18.00%
Natural Gas March 2010	1,000	505,000	5.14%
Natural Gas September 2010	250	(537,500)	(5.47)%
Sugar #11 May 2010	1,505	4,489,755	45.69%
Wheat July 2010	1,092	(716,838)	(7.29)%
Other commodity		(1,041,637)	(10.60)%
Total futures		15,640,206	159.17%

Short contracts
Futures
Copper March 2010	(1,308)	(7,146,138)	(72.72)%
Cotton # 2 March 2010	(1,162)	(1,987,760)	(20.23)%
Globex Crude Oil December 2010	(300)	(1,957,100)	(19.92)%
Natural Gas March 2010	(980)	(1,292,520)	(13.15)%
Natural Gas April 2010	(250)	612,500	6.23%
Sugar #11 March 2010	(1,305)	(4,665,416)	(47.48)%
WTI Crude March 2010	(3,172)	840,170	8.55%
Other commodity		443,395	4.51%
Total futures		(15,152,869)	(154.21)%

Total		$487,337	4.96%

See accompanying notes.

Graham Alternative Investment Trading LLC

Condensed Schedules of Investments (continued)

December 31, 2009

Condensed schedule of investments for each Master Fund

Description	Number of Contracts	Fair Value	Percentage of Net Assets
Graham Fed Policy Ltd.
Long contracts
Futures
30 Day Fed Fund February 2010	5,483	$2,388,691	10.48%
Other interest rate		473,340	2.08%
Total futures		2,862,031	12.56%

Options
Fed Fund futures February 2010, $99.75 Call	8,715	3,631,540	15.94%
Fed Fund futures May 2010, $99.75 Call	23,150	4,823,303	21.17%
Eurodollar futures March 2010, $99.63 Call	10,100	1,893,750	8.31%
Other interest rate futures		3,404,283	14.94%
Total options		13,752,876	60.36%

Short contracts
Options
Fed Fund futures February 2010, $99.81 Call	(13,080)	(2,452,696)	(10.76)%
Fed Fund futures May 2010, $99.81 Call	(19,850)	(1,654,299)	(7.26)%
Eurodollar futures March 2011, $99.63 Call	(42,350)	(1,323,438)	(5.81)%
Other interest rate futures		(3,797,911)	(16.67)%
Total options		(9,228,344)	(40.50)%

Total		$7,386,563	32.42%

See accompanying notes.

Graham Alternative Investment Trading LLC

Condensed Schedules of Investments (continued)

December 31, 2009

Condensed schedule of investments for each Master Fund

Description	Principal Amount	Fair Value	Percentage of Members' Capital
Graham Global Monetary Policy LLC
Long contracts
Futures
Commodity		$29,025	0.33%
Total Futures		29,025	0.33%

Options
Euro Dollar call / Swiss Franc 03/04/10, $1.50 Put	100,000,000	2,245,923	25.89%
Euro Dollar call / Swiss Franc 03/11/10, $1.50 Put	100,000,000	2,304,314	26.56%
U.S. index		12,500	0.14%
Total Options		4,562,737	52.59%

Forwards
Australian Dollar / Japanese Yen 01/04/10	AUD 60,000,000	919,592	10.60%
Australian Dollar / U.S. Dollar 01/04/10	AUD 80,000,000	495,440	5.71%
Japanese Yen / U.S. Dollar 01/04/10	JPY 11,025,114,000	(1,513,453)	(17.44)%
Other foreign currency		554,290	6.38%
Total forwards		455,869	5.25%

Short contracts
Futures
Foreign bond		373,824	4.31%
Interest rate		(253,871)	(2.93)%
Total Futures		119,953	1.38%

Options
Euro Dollar call / Swiss Franc 03/04/10, $1.46 Put	(100,000,000)	(651,902)	(7.51)%
Euro Dollar call / Swiss Franc 03/11/10, $1.47 Put	(100,000,000)	(916,709)	(10.57)%
Total Options		(1,568,611)	(18.08)%

Forwards
Japanese Yen / U.S. Dollar 01/04/10	JPY (11,047,096,000)	1,582,181	18.24%
Euro / Japanese Yen 01/04/10	EUR (40,000,000)	(434,683)	(5.01)%
Australian Dollar / Japanese Yen 01/04/10	AUD (60,000,000)	(930,489)	(10.72)%
Other foreign currency		499,007	5.75%
Total forwards		716,016	8.26%

Total		$4,314,989	49.73%
See accompanying notes.

Graham Alternative Investment Trading LLC

Condensed Schedules of Investments (continued)

December 31, 2009

Condensed schedule of investments for each Master Fund

Description	Number of Contracts/Principal Amount	Fair Value	Percentage of Net Assets
Graham K4D Trading Ltd.
Long contracts
Futures
LME Aluminum January 2010	1,302	$6,972,938	5.92%
LME Copper January 2010	366	6,743,091	5.72%
Other commodity		21,454,287	18.21%
U.S. bond		(4,526,734)	(3.84)%
Foreign bond		(6,607,015)	(5.61)%
U.S. index		5,331,432	4.53%
Foreign index		8,908,434	7.56%
Interest rate		(8,722,161)	(7.40)%
Currency		355,993	0.30%
Total futures		29,910,265	25.39%

Forwards
British Pound / Japanese Yen 01/20/10	GBP 224,750,683	11,529,834	9.79%
Euro / U.S. Dollar 01/20/10	EUR 593,968,247	(12,238,099)	(10.39)%
Japanese Yen / U.S. Dollar 01/20/10	JPY 51,561,122,880	(17,479,840)	(14.84)%
Other foreign currency		9,230,717	7.84%
Total forwards		(8,957,388)	(7.60)%

See accompanying notes.

Graham Alternative Investment Trading LLC

Condensed Schedules of Investments (continued)

December 31, 2009

Condensed schedule of investments for each Master Fund

Description	Number of Contracts/Principal Amount	Fair Value	Percentage of Net Assets
Graham K4D Trading Ltd. (continued)
Short contracts
Futures
U.S. bond		$1,217,531	1.03%
Foreign bond		2,267,786	1.93%
U.S. index		(2,810,098)	(2.39)%
Foreign index		(3,726,222)	(3.16)%
Commodity		(14,721,246)	(12.50)%
Interest rate		2,493,009	2.12%
Currency		(32,595)	(0.03)%
Total futures		(15,311,835)	(13.00)%

Forwards
Japanese Yen / U.S. Dollar 01/20/10	JPY (52,960,960,701)	18,321,239	15.55%
Euro / U.S. Dollar 01/20/10	EUR (604,603,018)	12,851,322	10.91%
British Pound / Japanese Yen 01/20/10	GBP (207,438,849)	(11,260,219)	(9.56)%
Other foreign currency		(7,624,210)	(6.47)%
Total forwards		12,288,132	10.43%

Total		$17,929,174	15.22%

See accompanying notes.

Graham Alternative Investment Trading LLC

Condensed Schedules of Investments (continued)

December 31, 2009

Condensed schedule of investments for each Master Fund

Description	Number of Contracts/Principal Amount	Fair Value	Percentage of Members' Capital
Graham Macro Directional LLC
Long contracts
Forwards
New Zealand Dollar / U.S. Dollar 01/05/10	NZD 25,000,000	$168,512	10.40%
Japanese Yen / U.S. Dollar 01/05/10	JPY 2,773,860,000	(189,105)	(11.67)%
Japanese Yen / U.S. Dollar 01/04/10	JPY 2,300,065,000	(285,387)	(17.62)%
Total forwards		(305,980)	(18.89)%

Short Contracts
Forwards
Japanese Yen / U.S. Dollar 01/05/10	JPY (4,620,210,000)	346,235	21.37%
Japanese Yen / U.S. Dollar 01/04/10	JPY (2,300,065,000)	281,275	17.36%
New Zealand Dollar / U.S. Dollar 01/05/10	NZD (25,000,000)	(206,512)	(12.74)%
Total forwards		420,998	25.99%

Total		$115,018	7.10%

See accompanying notes.

 Graham Alternative Investment Trading LLC

Condensed Schedules of Investments (continued)

December 31, 2009

Condensed schedule of investments for Graham Cash Assets LLC

Description	Principal Amount	Fair Value	Percentage of Members’ Capital
Graham Cash Assets LLC
Investments in Fixed Income Securities (cost $1,421,913,802)
United States
FDIC Guaranteed Bonds (cost $667,900,290)
Bank of America 0.28% Floating Rate Note due 09/13/10	$100,000,000	$100,177,559	5.24%
Other Bank of America 0.63% - 1.70% Floating Rate Notes due 12/23/10 - 06/22/12	75,000,000	75,931,110	3.97%
Citibank 1.25% - 1.63% due 03/30/11 - 11/15/11	125,000,000	125,481,266	6.56%
JPMorgan Chase 1.65% - 2.63% due 12/01/10 - 02/23/11	125,000,000	126,280,415	6.60%
Other FDIC guaranteed bonds		240,029,940	12.55%
Total FDIC Guaranteed Bonds		667,900,290	34.92%

Government Bonds (cost $754,013,512)
U.S. Treasury 0.00% - 2.75% due 01/31/10 - 06/30/11	750,000,000	754,013,512	39.42%
Total Government Bonds		754,013,512	39.42%

Total Investments in Fixed Income Securities		$1,421,913,802	74.34%

See accompanying notes.

Graham Alternative Investment Trading LLC

Condensed Schedule of Investments

December 31, 2008

Description	Fair Value	Percentage of Members’ Capital

Investments in Master Funds, at fair value
Graham Commodity Strategies LLC	$762,548	0.32%
Graham Diversified Trading Ltd.	2,351,476	0.97
Graham Fed Policy Ltd.	4,362,014	1.81
Graham Global Macro Focus LLC	14,583	0.01
Graham Global Monetary Policy LLC	253,499	0.10
Graham Macro Directional LLC	100,392	0.04
Total investments in Master Funds	$7,844,512	3.25%

See accompanying notes.

Graham Alternative Investment Trading LLC

Condensed Schedules of Investments (continued)

December 31, 2008

Condensed schedule of investments for each Master Fund

Description	Number of Contracts	Fair Value	Percentage of Members' Capital
Graham Commodity Strategies LLC
Long contracts
Futures
Brent Crude April 2009	451	$3,174,660	46.97%
Gasoline RBOB February 2009	214	1,179,478	17.45%
Gasoline RBOB March 2009	120	646,405	9.56%
Heating Oil January 2009	924	(1,053,704)	(15.59)%
Live Cattle April 2009	973	731,000	10.81%
LME Aluminum January 2009	1,650	(46,130,000)	(682.44)%
LME Zinc January 2009	450	(6,914,063)	(102.29)%
Natural Gas March 2009	250	(770,610)	(11.40)%
WTI Crude February 2009	495	2,407,290	35.61%
WTI Crude March 2009	141	1,072,270	15.86%
WTI Crude December 2009	8	(359,680)	(5.32)%
Other commodity		(231,450)	(3.41)%
Total futures		(46,248,404)	(684.19)%

Short contracts
Futures
Brent Crude March 2009	(451)	(2,896,040)	(42.84)%
Gasoline RBOB January 2009	(91)	(627,572)	(9.28)%
Gasoline RBOB February 2009	(127)	(683,932)	(10.12)%
Heating Oil January 2009	(924)	3,201,883	47.37%
Heating Oil February 2009	(599)	(3,261,947)	(48.26)%
Lean Hogs February 2009	(867)	634,100	9.38%
Live Cattle February 2009	(1,038)	(399,340)	(5.91)%
LME Aluminum January 2009	(1,650)	33,722,344	498.89%
LME Zinc January 2009	(450)	4,717,969	69.80%
Natural Gas February 2009	(250)	803,820	11.89%
WTI Crude February 2009	(264)	(1,428,590)	(21.13)%
Other commodity		151,075	2.22%
Total futures		33,933,770	502.01%

Total		$(12,314,634)	(182.18)%

See accompanying notes.

Graham Alternative Investment Trading LLC

Condensed Schedules of Investments (continued)

December 31, 2008

Condensed schedule of investments for each Master Fund

Description	Number of Contracts/ Principal Amount	Fair Value	Percentage of Net Assets
Graham Diversified Trading Ltd.
Long contracts
Futures
U.S. Long Bond March 2009	199	$1,461,557	17.76%
U.S. 10 Year March 2009	259	1,126,906	13.70%
Long Gilt March 2009	142	1,198,972	14.57%
Sterling June 2010	125	(658,876)	(8.01)%
Other U.S. bond		337,180	4.10%
Other foreign bond		823,800	10.01%
U.S. index		48,185	0.59%
Foreign index		457,384	5.56%
Commodity		851,405	10.35%
Other interest rate		(150,849)	(1.83)%
Currency		12,870	0.14%
Total futures		5,508,534	66.94%

Forwards
Swiss Franc / U.S. Dollar 03/18/09	CHF 52,942,148	2,753,618	33.47%
Euro / U.S. Dollar 03/18/09	EUR 21,973,859	753,344	9.16%
British Pound / U.S. Dollar 03/18/09	GBP 15,150,643	(551,597)	(6.70)%
Other foreign currency		1,292,755	15.70%
Total forwards		4,248,120	51.63%

See accompanying notes.

Graham Alternative Investment Trading LLC

Condensed Schedule of Investments (continued)

December 31, 2008

Condensed schedule of investments for each Master Fund

Description	Number of Contracts/ Principal Amount	Fair Value	Percentage of Net Assets
Graham Diversified Trading Ltd. (continued)
Short contracts
Futures
U.S. index		$(54,940)	(0.67)%
Foreign index		(149,066)	(1.81)%
Commodity		(762,550)	(9.27)%
Interest rate		(163,138)	(1.98)%
Currency		5,613	0.07%
Total futures		(1,124,081)	(13.66)%

Forwards
British Pound / U.S. Dollar 03/18/09	GBP (15,534,226)	562,224	6.83%
New Zealand Dollar / U.S. Dollar 03/18/09	NZD (16,850,759)	(511,048)	(6.21)%
Australian Dollar / U.S. Dollar 03/18/09	AUD (13,950,236)	(582,023)	(7.07)%
Euro / U.S. Dollar 03/18/09	EUR (24,136,216)	(845,983)	(10.28)%
Swiss Franc / U.S. Dollar 03/18/09	CHF (57,141,005)	(3,206,222)	(38.97)%
Other foreign currency		(898,814)	(10.92)%
Total forwards		(5,481,866)	(66.62)%

Total		$3,150,707	38.29%

See accompanying notes.

Graham Alternative Investment Trading LLC

Condensed Schedule of Investments (continued)

December 31, 2008

Condensed schedule of investments for each Master Fund

Description	Number of Contracts/ Principal Amount	Fair Value	Percentage of Net Assets
Graham Fed Policy Ltd.
Long contracts
Futures
30 Day Fed Fund January 2009	4,468	$22,409,543	48.14%
30 Day Fed Fund February 2009	6,773	33,518,890	72.01%
30 Day Fed Fund May 2009	3,348	8,787,140	18.88%
30 Day Fed Fund June 2009	3,434	6,636,177	14.26%
30 Day Fed Fund July 2009	4,406	12,115,407	26.03%
30 Day Fed Fund August 2009	3,179	7,069,086	15.19%
30 Day Fed Fund September 2009	2,794	5,349,220	11.49%
Other interest rate		1,208,283	2.59%
Total futures		97,093,746	208.59%

Options
Fed Fund futures January 2009, $98.88 Call	3,000	11,719,688	25.18%
Fed Fund futures February 2009, $99.50 Call	5,001	6,147,554	13.21%
Fed Fund futures February 2009, $98.25 Call	750	4,820,698	10.36%
Fed Fund futures April 2009, $99.63 Call	7,650	5,259,796	11.30%
Other interest rate future		7,981,899	17.14%
Total options		35,929,635	77.19%

Short contracts
Options
Fed Fund futures January 2009, $99.00 Call	(6,500)	(22,006,969)	(47.28)%
Fed Fund futures January 2009, $98.00 Call	(968)	(7,311,002)	(15.71)%
Fed Fund futures February 2009, $99.00 Call	(5,000)	(16,511,738)	(35.47)%
Fed Fund futures February 2009, $98.50 Call	(731)	(3,937,055)	(8.46)%
Other interest rate future		(3,905,853)	(8.39)%
Total options		(53,672,617)	(115.31)%

Total		$79,350,764	170.47%

See accompanying notes.

Graham Alternative Investment Trading LLC

Condensed Schedule of Investments (continued)

December 31, 2008

Condensed schedule of investments for each Master Fund

Description	Number of Contracts	Fair Value	Percentage of Members' Capital
Graham Global Macro Focus LLC
Long contracts
Options
U.S. Dollar put / Euro Dollar call, $1.27	50,000,000	$524,900	534.14%
Total options		524,900	534.14%

Short contracts
Options
U.S. Dollar put / Euro Dollar call, $1.27	(50,000,000)	(524,900)	(534.14)%
Total options		(524,900)	(534.14)%

Total		$-	-%

See accompanying notes.

Graham Alternative Investment Trading LLC

Condensed Schedule of Investments (continued)

December 31, 2008

Condensed schedule of investments for each Master Fund

Description	Number of Contracts/ Principal Amount	Fair Value	Percentage of Members' Capital
Graham Global Monetary Policy LLC
Long contracts
Futures
Euribor June 2009	250	$110,099	5.03%
30 Day Fed Fund May 2009	150	148,970	6.81%
30 Day Fed Fund June 2009	200	228,518	10.45%
30 Day Fed Fund July 2009	200	336,319	15.38%
Gold February 2009	125	883,050	40.37%
U.S. bond		14,945	0.68%
Other interest rate		83,766	3.83%
Total Futures		1,805,667	82.55%

Forwards
Foreign currency		18,965	0.87%
Total forwards		18,965	0.87%

Short contracts
Forwards
Euro / U.S Dollar 01/02/09	EUR (20,000,000)	408,270	18.66%
Australian Dollar / U.S. Dollar 01/05/09	AUD (30,000,000)	(371,146)	(16.97)%
Other foreign currency		(25,882)	(1.18)%
Total forwards		11,242	0.51%

Total		$1,835,874	83.93%

See accompanying notes.

Graham Alternative Investment Trading LLC

Condensed Schedule of Investments (continued)

December 31, 2008

Condensed schedule of investments for each Master Fund

Description	Number of Contracts/ Principal Amount	Fair Value	Percentage of Members' Capital
Graham Macro Directional LLC
Long contracts
Futures
Commodity		$24,410	2.74%
Total futures		24,410	2.74%

Forwards
Australian Dollar / Canadian Dollar 01/02/09	AUD 10,000,000	82,464	9.27%
Australian Dollar / Canadian Dollar 01/05/09	AUD 5,000,000	80,526	9.05%
Other foreign currency		571	0.07%
Total forwards		163,561	18.39%

Short Contracts
Futures
U.S. index		(21,250)	(2.39)%
Total futures		(21,250)	(2.39)%

Forwards
Australian Dollar / Canadian Dollar 01/02/09	AUD (5,000,000)	(45,761)	(5.14)%
Other foreign currency		1,529	0.17%
Total forwards		(44,232)	(4.97)%

Total		$122,489	13.77%

See accompanying notes.

Graham Alternative Investment Trading LLC

Condensed Schedule of Investments (continued)

December 31, 2008

Condensed schedule of investments for Graham Cash Assets II LLC

Description	Principal Amount	Fair Value	Percentage of Members' Capital
Graham Cash Assets II LLC
Bonds (cost $350,566,806)
United States
Freddie Mac discount due 01/21/09	100,000,000	$99,919,111	9.80%
Freddie Mac 5.75 % due 03/15/09	62,500,000	62,934,387	6.18%
Fannie Mae discount due 02/02/09	125,000,000	124,795,528	12.24%
Fannie Mae 4.88% due 04/15/09	62,500,000	62,951,886	6.18%
Total bonds		350,600,912	34.40%

Total		$350,600,912	34.40%

See accompanying notes.

Graham Alternative Investment Trading LLC

Statements of Operations and Managing Member Allocation

	Years Ended December 31,
	2009	2008
Net gain allocated from investments in Master Funds:
Net realized gain on investments	$22,802,624	$51,216,443
Net decrease in unrealized appreciation on investments	(2,008,364)	(5,220,288)
Brokerage commissions and fees	(1,361,186)	(1,402,001)
Net gain allocated from investments in Master Funds	19,433,074	44,594,154

Net investment (loss) income allocated from investments in Master Funds	(37,152)	20,193

Investment income:
Interest income	1,569,719	4,231,906
Other income	1,361,186	1,401,995
Total investment income	2,930,905	5,633,901

Expenses:
Brokerage fees	6,212,118	4,535,955
Advisory fees	5,366,051	4,093,772
Sponsor fees	2,683,026	2,046,886
Interest expense	17,561	-
Total expenses	14,278,756	10,676,613
Net investment loss of the Fund	(11,347,851)	(5,042,712)

Net income	8,048,071	39,571,635

Incentive allocation	(1,657,193)	(7,964,220)

Net income available for pro-rata allocation to all members	$6,390,878	$31,607,415

See accompanying notes.

Graham Alternative Investment Trading LLC

Statements of Changes in Members’ Capital

Years Ended December 31, 2009 and 2008

	Class 0		Class 2		Class M		Total
	Units	Capital	Units	Capital	Units	Capital	Capital

Members’ capital, December 31, 2007	946,165.708	$109,278,416	10,528.983	$1,046,349	4,671.470	$600,402	$110,925,167
Subscriptions	972,156.472	114,115,914	295,711.365	29,896,160	–	–	144,012,074
Redemptions	(332,895.572)	(42,082,420)	(29,411.117)	(3,315,640)	–	(7,964,220)	(53,362,280)
Incentive allocation	–	–	–	–	–	7,964,220	7,964,220
Net income available for pro-rata allocation	–	28,152,033	–	3,306,916	–	148,466	31,607,415
Members’ capital, December 31, 2008	1,585,426.608	209,463,943	276,829.231	30,933,785	4,671.470	748,868	241,146,596
Subscriptions	573,793.392	76,445,740	267,418.678	29,747,711	–	–	106,193,451
Redemptions	(307,960.729)	(40,705,338)	(81,933.085)	(9,143,675)	–	(1,657,193)	(51,506,206)
Incentive allocation	–	–	–	–	–	1,657,193	1,657,193
Net income available for pro-rata allocation	–	5,748,135	–	578,420	–	64,323	6,390,878
Members’ capital, December 31, 2009	1,851,259.271	$250,952,480	462,314.824	$52,116,241	4,671.470	$813,191	$303,881,912

See accompanying notes.

Graham Alternative Investment Trading LLC

Statements of Cash Flows
	Years Ended December 31,
	2009	2008
Cash flows used in operating activities
Net income	$8,048,071	$39,571,635
Adjustments to reconcile net income to net cash used in operating activities:
Net income allocated from investments in Master Funds	(19,395,922)	(44,614,347)
Net income allocated from investment in Graham Cash Assets LLC	(1,000,696)	–
Net income allocated from investment in Graham Cash Assets II LLC	(569,023)	(2,769,353)
Proceeds from sale of investments in Master Funds	228,050,519	104,965,680
Proceeds from sale of investments in Graham Cash Assets LLC	268,438,472	–
Proceeds from sale of investments in Graham Cash Assets II LLC	359,882,599	102,384,000
Investments in Master Funds	(217,020,948)	(39,610,145)
Investments in Graham Cash Assets LLC	(557,269,099)	–
Investments in Graham Cash Assets II LLC	(112,508,973)	(346,419,250)
Changes in assets and liabilities:
Accrued commission reimbursements	(38,305)	(15,596)
Accrued interest income	252	9,875
Other receivables	6,718	(8,997)
Accrued brokerage fees	121,665	297,148
Accrued advisory fees	87,289	243,921
Accrued incentive allocation	(6,154,391)	6,389,941
Accrued sponsor fees	43,644	121,961
Other liabilities	(10)	(14,722)
Net cash used in operating activities	(49,278,138)	(179,468,249)

Cash flows provided by financing activities
Subscriptions	106,193,451	144,012,074
Redemptions	(56,915,459)	(47,380,515)
Net cash provided by financing activities	49,277,992	96,631,559

Net decrease in cash and cash equivalents	(146)	(82,836,690)

Cash and cash equivalents, beginning of year	195	82,836,885
Cash and cash equivalents, end of year	$49	$195

See accompanying notes.

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

December 31, 2009

1. Organization and Business

Graham Alternative Investment Trading LLC (“GAIT”) was formed on May 18, 2006, commenced operations on August 1, 2006 and is organized as a Delaware Limited Liability Company. Graham Capital Management, L.P. (the “Managing Member” or “Manager”) is the Managing Member and the sole investment advisor. The Managing Member is registered as a Commodity Pool Operator and Commodity Trading Advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.

The investment objective of GAIT is to achieve long-term capital appreciation through professionally managed trading through its investment in various master trading vehicles (“Master Funds”). As more fully described in Note 2, these Master Funds invest in a broad range of currency forward and futures contracts; bond, interest rate, and index futures contracts; commodity forward and futures contracts, and swaps thereon (collectively referred to as “Derivative Positions”) traded on U.S. and foreign exchanges.

In addition to trading in the Interbank market for foreign exchange, the Manager currently executes orders on all the major U.S. futures exchanges and may also trade on, but is not limited to, the Bolsa de Mercadorias and Futuros (“BMF”), Borsa Italiana Idem (“IML”), the Eurex Deutschland (“EUREX”), Euronext Paris (“MONEP”), the Hong Kong Exchanges and Clearing Ltd. (“HKEX”), the Intercontinental Exchange (“ICE”), the London Commodity Exchange (“LCE”), the London International Financial Futures and Options Exchange Ltd. (“LIFFE”), the London Metal Exchange (“LME”), the Marché à Terme International de France (“MATIF”), the Montreal Exchange (“ME”), the Osaka Securities Exchange (“OSE”), the Sydney Futures Exchange Ltd. (“SFE”), the Singapore International Monetary Exchange (“SIMEX”), the South African Exchange (“SAFEX”), the Tokyo International Financial Futures Exchange (“TIFFE”), the Tokyo Commodity Exchange (“TOCOM”) and the Tokyo Stock Exchange (“TSE”).

SEI Global Services, Inc. (“SEI”) is GAIT’s independent administrator and transfer agent.  SEI is responsible for certain matters pertaining to the administration of GAIT.

GAIT will terminate on December 31, 2050 or at an earlier date if certain conditions occur as outlined in the Limited Liability Company Agreement (“LLC Agreement”) of GAIT.

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

1. Organization and Business (continued)

Duties of the Managing Member

Subject to the terms and conditions of the LLC Agreement, the Managing Member has complete and exclusive responsibility for managing and administering the affairs of GAIT and for directing the investment and reinvestment of the assets of GAIT.

2. Summary of Significant Accounting Policies

These financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and all amounts are stated in U.S. Dollars. The preparation of these financial statements requires the Managing Member to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

In July 2009, the Financial Accounting Standards Board (“FASB”) issued “The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles” (the “Codification”). The Codification is the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. All existing accounting standard documents are superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification does not change current U.S. GAAP.   The adoption of the Codification does not impact GAIT’s financial statements except for references made to authoritative accounting literature in the footnotes.

Cash and Cash Equivalents

GAIT considers cash and cash equivalents to include all highly liquid investments with a maturity of three months or less when acquired. At December 31, 2009, these amounts are primarily invested in overnight deposits with major U.S. financial institutions.

Investments in Master Funds

GAIT invests in various Master Funds which are managed by the Managing Member. These investments are valued in the accompanying statements of financial condition at fair value in accordance with U.S. GAAP. Gains and losses are allocated by each Master Fund to GAIT based upon GAIT’s proportionate share of the net assets of each Master Fund and are included in the statements of operations and managing member allocation for the years ended December 31, 2009 and 2008.

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Fair Value

The fair value of GAIT’s assets and liabilities, which qualify as financial instruments under U.S. GAAP, approximates the carrying amounts presented in the statements of financial condition. Changes in these carrying amounts are included in the statements of operations and managing member allocation.

GAIT follows U.S. GAAP for fair value measurements, which defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements.  U.S. GAAP uses a three-level hierarchy for fair value measurement based on the transparency and independence of inputs used in the valuation of an asset or liability as of the measurement date.

The fair value hierarchy categorizes asset and liability positions into one of three levels, as summarized below, based on the inputs and assumptions used in deriving fair value.

•	Level 1 inputs are unadjusted closing or settle prices for such assets or liabilities as published by the primary exchange upon which they are traded.
•	Level 2 inputs include quoted prices for similar assets and liabilities obtained from independent brokers and/or market makers in each security.
•	Level 3 inputs are those which are considered unobservable and are significant in arriving at fair value.

GAIT reports the fair value of its investment related assets and liabilities in accordance with the hierarchy established under U.S. GAAP.  In accordance with this hierarchy, GAIT’s investments in Master Funds, Graham Cash Assets LLC (“GCA”), and Graham Cash Assets II LLC (“GCA II”) have been classified as Level 2 valuations based on the release of ASU 2009-12 in 2009.  As of December 31, 2009 and 2008, the Master Funds, GCA, and GCA II did not hold any Level 3 investments.

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Derivative Instruments

In the normal course of business, the Master Funds utilize derivative financial instruments in connection with their trading activities. Derivative instruments derive their value from underlying assets, indices, reference rates or a combination of these factors.  Investments in derivative financial instruments are subject to additional risks that can result in a loss of all or part of an investment.  The Master Funds’ derivative financial instruments are classified by the following primary underlying risks: interest rate, credit, foreign currency exchange rate, commodity price, and equity price risks. These risks can be in excess of the amounts recognized in the statements of financial condition. In addition, the Master Funds are also subject to additional counterparty risk should their counterparties fail to meet the terms of their contracts.  Management of counterparty risk involves a number of considerations, such as the financial profile of the counterparty, specific terms and duration of the contractual agreement, and the value of collateral held, if any. The Master Funds have established initial credit approval, credit limits, and collateral requirements and may reduce their exposure to any counterparties they deem necessary.  Trading in non-U.S. dollar denominated derivative instruments may subject the value of, and gains and losses associated with, such contracts to additional risks related to adverse changes in the applicable exchange rates. To the extent a Master Fund is deemed to be insolvent, all positions could be subject to liquidation.

The Master Funds record all their derivative financial instruments at fair value, which is derived in accordance with U.S. GAAP.  Unrealized gains and losses from these instruments are recorded based on changes in their fair value.  Realized gains and losses are recorded when the positions are closed.  All unrealized and realized gains and losses related to derivative financial instruments are included in net gain (loss) on investments in the Master Funds’ statements of operations.

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Futures Contracts

The Master Funds use futures contracts in an attempt to take advantage of changes in the value of equities, commodities, interest rates, bonds and foreign currencies.

A futures contract represents a commitment for the future purchase or sale of an asset or cash settlement based on the value of an asset on a specified date.  The purchase and sale of futures contracts are executed on an exchange which requires margin deposits with a Futures Commission Merchant (“FCM”).  Subsequent payments are made or received by the Master Funds each day, depending on the daily fluctuations in the value of the contract. These changes in valuation are recorded for financial statement purposes as unrealized gains or losses by the Master Funds.  Relative to over-the-counter derivative financial instruments, futures contracts provide reduced counterparty risk to the Master Funds since futures are exchange-traded and the exchange’s clearinghouse guarantees the futures against default. However some non-U.S. exchanges are “principals’ markets” in which no common clearing facility exists and the Master Funds may look only to the clearing broker for performance of the contract.  The U.S. Commodity Exchange Act requires an FCM to segregate all funds received from such FCM’s customers in respect of regulated futures transactions. If the FCM were not to do so to the full extent required by law, the assets of the Master Funds might not be fully protected in the event of the bankruptcy or insolvency of the FCM. In that case, the Master Funds would be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to the Master Funds was held by the FCM.  In addition, in the event of bankruptcy or insolvency of an exchange or an affiliated clearing house, the Master Funds might experience a loss of funds deposited through its FCM as margin with such exchange or affiliated clearing house, the loss of unrealized profits on its open positions, and the loss of funds owed to it as realized profits on closed positions.

Forward Contracts

The Master Funds enter into foreign currency and commodity forward contracts in an attempt to take advantage of changes in exchange rates and commodity prices.

Forward currency and commodities transactions are contracts or agreements for delivery of specific currencies and commodities or the cash equivalent value at a specified future date and an agreed upon price.  Forward contracts are not guaranteed by an exchange or clearing house and therefore the risks include the inability of counterparties to meet their obligations under the terms of the contracts as well as the risks associated with movements in fair value.

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Swap Contracts

The Master Funds may enter into various swap contracts in an attempt to take advantage of changes in interest rates and asset values.  Swap contracts are not guaranteed by an exchange or an affiliated clearing house or regulated by any U.S. or foreign government authorities.  Failure of a counterparty to meet its obligation under the terms of the swap contract could result in the loss of any unrealized gains on open positions and force the Master Fund to cover its resale commitments, if any, at the current market price.  It may not be possible to dispose of or close out a swap position without the consent of the counterparty, and the Master Fund may not be able to enter into an offsetting contract in order to cover its risk. Swaps are subject to the International Swap and Derivative Association (“ISDA”) Master Agreements which generally require among other things, that a Master Fund maintain a predetermined level of net assets, and provide limits with respect to a decline in the Master Fund’s net asset value over 1-month, 3-month and 12-month periods. If a Master Fund were to violate such provisions, the counterparty to the swaps could demand liquidation of outstanding swap positions.

An interest rate swap contract is an agreement that obligates two parties to exchange a series of cash flows at specified intervals based upon or calculated by reference to changes in specified prices or rates for a specified notional amount of the underlying assets.  The payment flows are usually netted against each other, with the difference being paid by one party to another.

A total return swap contract is an agreement that obligates two parties to exchange cash flows calculated by reference to changes in specified prices or rates for a specified notional amount of the underlying assets.  The payment flows are usually netted against each other, with the difference being paid by one party to another.

During the term of the swaps, changes in value are recognized as unrealized gains or losses by marking the contracts to fair value.  Additionally, the Master Funds record a realized gain (loss) when a swap contract is terminated and when periodic payments are received or made at the end of each measurement period, but prior to termination.  The Master Funds determine the estimated fair value of all swaps in accordance with U.S. GAAP.

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Options

The Master Funds may buy and sell covered and uncovered exchange traded and over-the-counter options on futures, foreign currencies, commodities, interest rates and equities to take advantage of the price movements of the financial instrument underlying the option or to hedge positions in the underlying assets.  Option contracts give one party the right, but not the obligation, to buy or sell within a limited time or on a specified date, a financial instrument, commodity or currency at a contracted price.  Options may also be settled in cash, based on differentials between specified indices or prices.

The Master Funds are exposed to counterparty risk to the extent that a seller of an over-the-counter option does not meet its obligations under the terms of the option contract.  The maximum risk of loss to the Master Fund is the fair value of the contracts and the premiums paid to purchase its open option contracts. Relative to over-the-counter options, exchange traded options provide reduced counterparty risk to the Master Funds since the exchanges’ clearinghouse guarantees the option against default.

Indemnifications

In the normal course of business, the Master Funds, GCA, GCA II and GAIT enter into contracts that contain a variety of indemnifications. Such contracts include those with the Master Funds’ brokers and trading counterparties. GAIT’s maximum exposure under these arrangements is unknown; however, GAIT has not had prior claims or losses with respect to such indemnifications and considers the risk of loss to be remote.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

3. Investments in Master Funds

As of December 31, 2009 and 2008, GAIT invested in Master Funds, all of which were managed by the Manager. GAIT’s investments in these Master Funds, as well as investment objectives of each Master Fund, are summarized below. Master Funds in which GAIT invested 5% or more of its members’ capital are individually identified, while smaller investments are aggregated under the caption “Master Funds.”  All of the Master Funds and GAIT are related parties.

December 31, 2009
Investment – Objective	Percent of Members’ Capital	Fair Value	Net Income	Management Fees	Incentive Fees	Redemptions Permitted

Master Funds (6) – (a) (b) (c) (d) (e)	5.33%	$16,210,863	$19,395,922	None	None	Monthly
	5.33%	$16,210,863	$19,395,922

December 31, 2008
Investment – Objective	Percent of Members’ Capital	Fair Value	Net Income	Management Fees	Incentive Fees	Redemptions Permitted

Master Funds (9) – (a) (b) (c) (d) (e)	3.25%	$7,844,512	$44,614,347	None	None	Monthly
	3.25%	$7,844,512	$44,614,347

(a) – Systematic Macro
(b) – Fixed Income
(c) – Global Macro
(d) – Energy Related
(e) – Commodities

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table summarizes the financial information of each Master Fund as of December 31, 2009:

	Graham Commodity Strategies LLC (Delaware)	Graham Fed Policy Ltd. (BVI)	Graham Global Macro Focus LLC (Delaware)	Graham Global Monetary Policy LLC (Delaware)	Graham K4D Trading Ltd. (BVI)	Graham Macro Directional LLC (Delaware)
Assets:
Cash and cash equivalents	$1,000	$218	$-	$661	$425	$644
Due from brokers	9,338,086	15,446,856		4,369,612	99,865,289	1,504,495
Options, at fair value	-	13,752,876	-	4,562,737	-	-
Derivative financial instruments, at fair value	487,337	2,862,031	-	1,507,026	17,929,174	115,018
Subscriptions receivable	1,288	9,630	-	4,169	4,331	2,017
Interest receivable	-	-	-	105	293	-
Total assets	9,827,711	32,071,611	-	10,444,310	117,799,512	1,622,174

Liabilities:
Options, at fair value	-	9,228,344	-	1,568,611	-	-
Derivative financial instruments, at fair value	-	-	-	186,163	-	-
Due to brokers	-	48,333	-	-	-	-
Redemptions payable	1,288	9,772	-	13,305	4,331	2,017
Total liabilities	1,288	9,286,449	-	1,768,079	4,331	2,017
Net assets	$9,826,423	$22,785,162	$-	$8,676,231	$117,795,181	$1,620,157

Net investment income (loss)	$(9,981)	$(8,870)	$33	$(39,353)	$(273,559)	$(19,168)

Net realized gain (loss) on investments	(5,490,440)	112,874,186	(299,050)	41,140,064	29,543,937	8,772,796
Net increase (decrease) in appreciation on investments	12,801,182	(70,495,746)	299,050	1,196,761	14,277,666	15,620
Brokerage commissions and fees	(3,313,058)	(1,664,646)	-	(998,666)	(6,918,710)	(570,673)
Net gain on investments	3,997,684	40,713,794	-	41,338,159	36,902,893	8,217,743
Net income	$3,987,703	$40,704,924	$33	$41,298,806	$36,629,334	$8,198,575

Percentage of Master Fund held by the Fund	7.77%	11.63%	0.00%	9.97%	9.95%	12.85%

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table summarizes the financial information of each Master Fund as of December 31, 2008:

	Graham Commodity Strategies LLC (Delaware)	Graham Discretionary Energy Trading I LLC (Delaware)	Graham Discretionary Global Macro I LLC (Delaware)	Graham Diversified Trading Ltd. (BVI)	Graham Fed Policy Ltd. (BVI)
Assets:
Cash and cash equivalents	$85	$-	$-	$434	$747
Due from brokers	19,073,190			6,803,282	7,634
Options, at fair value	-			-	35,929,634
Derivative financial instruments, at fair value	-	-	-	4,377,575	97,093,746
Subscriptions receivable	6,030	-	-	45,435	59
Interest receivable	930	-	-	3,141	5,005
Total assets	19,080,235	-	-	11,229,867	133,036,825

Liabilities:
Options, at fair value	-	-	-	-	53,672,616
Derivative financial instruments, at fair value	12,314,636	-	-	1,226,868	-
Due to brokers	5,910	-	-	-	32,815,748
Redemptions payable	159	-	-	-	59
Other liabilities	-	-	-	1,774,825	-
Total liabilities	12,320,705	-	-	3,001,693	86,488,423
Net assets	$6,759,530	$-	$-	$8,228,174	$46,548,402

Net investment income	$55,962	$92,696	$30,456	$64,441	$(150,089)

Net realized gain (loss) on investments	19,596,933	(15,782,166)	29,767,212	123,388,636	(88,285,158)
Net increase (decrease) in appreciation on investments	(12,313,387)	(7,169,640)	(14,768,897)	3,699,739	78,929,415
Brokerage commissions and fees	(1,676,582)	(325,560)	(551,285)	(1,128,164)	(10,309,343)
Net gain (loss) on investments	5,606,964	(23,277,366)	14,447,030	125,960,211	(19,665,086)
Net income (loss)	$5,662,926	$(23,184,670)	$14,477,486	$126,024,652	$(19,815,175)

Percentage of Master Fund held by the Fund	11.28%	0.00%	0.00%	28.58%	9.37%

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table summarizes the financial information of each Master Fund as of December 31, 2008:

	Graham Global Macro Focus LLC (Delaware)	Graham Global Monetary Policy LLC (Delaware)	Graham Macro Directional LLC (Delaware)	Graham Option Relative Value LLC (Delaware)
Assets:
Cash and cash equivalents	$25	$464	$624	$344
Due from brokers	98,246	350,311	846,069	-
Options, at fair value	524,900	-	-	-
Derivative financial instruments, at fair value	-	1,835,874	122,489	-
Subscriptions receivable	-	10	4	205
Interest receivable	-	715	265	13
Total assets	623,171	2,187,374	969,451	562

Liabilities:
Options, at fair value	524,900	-	-	-
Derivative financial instruments, at fair value	-	-	-	-
Due to brokers	-	-	79,876	-
Redemptions payable	-	10	4	-
Interest payable	-	-	2	560
Other liabilities	-	-	-	2
Total liabilities	524,900	10	79,882	562
Net assets	$98,271	$2,187,364	$889,569	$-

Net investment income	$2,372	$105,810	$10,550	$55,752

Net realized gain (loss) on investments	(1,402,940)	145,282,122	23,545,918	(13,329,407)
Net increase (decrease) in appreciation on investments	(310,925)	1,787,263	(128,863)	(91,745)
Brokerage commissions and fees	(20,782)	(1,212,619)	(258,158)	(1,873,049)
Net gain (loss) on investments	(1,734,647)	145,856,766	23,158,897	(15,294,201)
Net income (loss)	$(1,732,275)	$145,962,576	$23,169,447	$(15,238,449)

Percentage of Master Fund held by the Fund	14.84%	11.59%	11.29%	0.00%

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table shows the fair value classification of each investment type by Master Fund as of December 31, 2009:

	Graham Commodity Strategies LLC	Graham Fed Policy Ltd.	Graham Global Monetary Policy LLC	Graham K4D Trading Ltd.	Graham Macro Directional LLC
Long Contracts
Level 1:
Commodity futures	$15,640,206	$-	$29,025	$35,170,316	$-
Currency futures	-	-	-	355,993	-
Foreign bond futures	-	-	-	(6,607,015)	-
Foreign index futures	-	-	-	8,908,434	-
U.S. index futures options	-	-	12,500	-	-
Interest rate futures	-	2,862,031	-	(8,722,161)	-
Interest rate futures options	-	13,752,876	-	-	-
U.S. bond futures	-	-	-	(4,526,734)	-
U.S. index futures	-	-	-	5,331,432	-
Total Level 1	15,640,206	16,614,907	41,525	29,910,265	-

Level 2:
Foreign currency forwards	-	-	455,869	(8,957,388)	(305,980)
Foreign currency options	-	-	4,550,237	-	-
Total Level 2	-	-	5,006,106	(8,957,388)	(305,980)
Total long contracts	$15,640,206	$16,614,907	$5,047,631	$20,952,877	$(305,980)

Short Contracts
Level 1:
Commodity futures	$(15,152,869)	$-	$-	$(14,721,246)	$-
Currency futures	-	-	-	(32,595)	-
Foreign bond futures	-	-	373,824	2,267,786	-
Foreign index futures	-	-	-	(3,726,222)	-
Interest rate futures	-	-	(253,871)	2,493,009	-
Interest rate futures options	-	(9,228,344)	-	-	-
U.S. bond futures	-	-	-	1,217,531	-
U.S. index futures	-	-	-	(2,810,098)	-
Total Level 1	(15,152,869)	(9,228,344)	119,953	(15,311,835)	-

Level 2:
Foreign currency forwards	-	-	716,016	12,288,132	420,998
Foreign currency options	-	-	(1,568,611)	-	-
Total Level 2	-	-	(852,595)	12,288,132	420,998
Total short contracts	$(15,152,869)	$(9,228,344)	$(732,642)	$(3,023,703)	$420,998

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table shows the fair value classification of each investment type by Master Fund as of December 31, 2008:

	Graham Commodity Strategies LLC	Graham Diversified Trading Ltd.	Graham Fed Policy Ltd.	Graham Global Macro Focus LLC	Graham Global Monetary Policy LLC	Graham Macro Directional LLC
Long Contracts
Level 1:
Commodity futures	$(46,248,404)	$851,405	$-	$-	$883,050	$24,410
Currency futures	-	12,870	-	-	-	-
Foreign bond futures	-	2,022,772	-	-	-	-
Foreign index futures	-	457,384	-	-	110,099	-
Interest rate futures	-	(809,725)	97,093,746	-	797,573	-
Interest rate futures options	-	-	35,929,635	-	-	-
U.S. bond futures	-	2,925,643	-	-	14,945	-
U.S. index futures	-	48,185	-	-	-	-
Total Level 1	(46,248,404)	5,508,534	133,023,381	-	1,805,667	24,410

Level 2:
Foreign currency forwards	-	4,248,120	-	-	18,965	163,561
Foreign currency options	-	-	-	524,900	-	-
Total Level 2	-	4,248,120	-	524,900	18,965	163,561
Total long contracts	$(46,248,404)	$9,756,654	$133,023,381	$524,900	$1,824,632	$187,971

Short Contracts
Level 1:
Commodity futures	$33,933,770	$(762,550)	$-	$-	$-	$-
Currency futures	-	5,613	-	-	-	-
Foreign index futures	-	(149,066)	-	-	-	-
Interest rate futures	-	(163,138)	-	-	-	-
Interest rate futures options	-	-	(53,672,617)	-	-	-
U.S. index futures	-	(54,940)	-	-	-	(21,250)
Total Level 1	33,933,770	(1,124,081)	(53,672,617)	-	-	(21,250)

Level 2:
Foreign currency forwards	-	(5,481,866)	-	-	11,242	(44,232)
Foreign currency options	-	-	-	(524,900)	-	-
Total Level 2	-	(5,481,866)	-	(524,900)	11,242	(44,232)
Total short contracts	$33,933,770	$(6,605,947)	$(53,672,617)	$(524,900)	$11,242	$(65,482)

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table displays the volume of derivative activities and fair value of derivative contracts held by the Master Funds based on their notional amounts and number of contracts at December 31, 2009 categorized by primary underlying risk.  Derivative assets and liability balances are presented on a gross basis, prior to the application of counterparty netting.

	Graham Commodity Strategies LLC						Graham Fed Policy Ltd.
	Long exposure			Short exposure			Long exposure			Short exposure
	Notional amounts	Number of contracts	Derivative Assets	Notional amounts	Number of contracts	Derivative Liabilities	Notional amounts	Number of contracts	Derivative Assets	Notional amounts	Number of contracts	Derivative Liabilities

Commodity price
Futures	$883,506,418	15,628	$20,799,665	$(880,556,002)	(14,732)	$(20,312,328)	$-	-	$-	$-	-	$-
	883,506,418	15,628	20,799,665	(880,556,002)	(14,732)	(20,312,328)	-	-	-	-	-	-

Equity price
Futures	-	-	-	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-	-	-	-

Foreign currency exchange rate
Futures	-	-	-	-	-	-	-	-	-	-	-	-
Forwards	-	-	-	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-	-	-	-

Interest rate
Futures	-	-	-	-	-	-	8,430,422,879	20,666	3,336,902	-	-	(474,871)
Interest rate swaps	-	-	-	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	8,430,422,879	20,666	3,336,902	-	-	(474,871)
Total	$883,506,418	15,628	$20,799,665	$(880,556,002)	(14,732)	$(20,312,328)	$8,430,422,879	20,666	$3,336,902	$-	-	(474,871)

Collateral balances supporting all derivative positions						$9,338,086						$15,446,856

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table displays the volume of derivative activities and fair value of derivative contracts held by the Master Funds based on their notional amounts and number of contracts at December 31, 2009 categorized by primary underlying risk.  Derivative assets and liability balances are presented on a gross basis, prior to the application of counterparty netting.

	Graham Global Monetary Policy LLC						Graham K4D Trading Ltd.
	Long exposure			Short exposure			Long exposure			Short exposure
	Notional amounts	Number of contracts	Derivative Assets	Notional amounts	Number of contracts	Derivative Liabilities	Notional amounts	Number of contracts	Derivative Assets	Notional amounts	Number of contracts	Derivative Liabilities

Commodity price
Futures	$2,072,500	100	$29,025	$-	-	$-	$1,281,924,053	21,625	$42,918,544	$(699,668,279)	(11,135)	$(22,469,474)
	2,072,500	100	29,025	-	-	-	1,281,924,053	21,625	42,918,544	(699,668,279)	(11,135)	(22,469,474)

Equity price
Futures	-	-	-	-	-	-	6,321,952,643	16,319	14,812,534	(3,918,741,020)	(5,980)	(7,108,988)
	-	-	-	-	-	-	6,321,952,643	16,319	14,812,534	(3,918,741,020)	(5,980)	(7,108,988)

Foreign currency exchange rate
Futures	-	-	-	-	-	-	30,156,168	359	757,620	(108,869,583)	(1,006)	(434,222)
Forwards	478,798,928	-	4,643,816	(575,969,539)	-	(3,471,931)	6,096,436,526	-	78,435,771	(5,707,147,861)	-	(75,105,027)
	478,798,928	-	4,643,816	(575,969,539)	-	(3,471,931)	6,126,592,694	359	79,193,391	(5,816,017,444)	(1,006)	(75,539,249)

Interest rate
Futures	-	-	489,449	(8,760,546,779)	(4,450)	(369,496)	66,489,448,610	25,046	7,611,075	(83,222,672,828)	(13,820)	(21,488,659)
	-	-	489,449	(8,760,546,779)	(4,450)	(369,496)	66,489,448,610	25,046	7,611,075	(83,222,672,828)	(13,820)	(21,488,659)
Total	$480,871,428	100	$5,162,290	$(9,336,516,318)	(4,450)	$(3,841,427)	$80,219,918,000	63,349	$144,535,544	$(93,657,099,571)	(31,941)	$(126,606,370)

Collateral balances supporting all derivative positions						$4,257,152						$99,865,289

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table displays the volume of derivative activities and fair value of derivative contracts held by the Master Funds based on their notional amounts and number of contracts at December 31, 2009 categorized by primary underlying risk.  Derivative assets and liability balances are presented on a gross basis, prior to the application of counterparty netting.

	Graham Macro Directional LLC
	Long exposure			Short exposure
	Notional amounts	Number of contracts	Derivative Assets	Notional amounts	Number of contracts	Derivative Liabilities

Foreign currency exchange rate
Forwards	$72,680,881	-	$796,022	$(92,523,752)	-	$(681,004)
Total	$72,680,881	-	$796,022	$(92,523,752)	-	$(681,004)

Collateral balances supporting all derivative positions						$1,504,495

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table shows the gains and losses on all financial instruments held by the Master Funds reported in net gain on investments in their statements of operations segregated by primary underlying risk and contract type:

	Graham Commodity Strategies LLC	Graham Fed Policy Ltd.	Graham Global Monetary Policy LLC	Graham K4D Trading Ltd.	Graham Macro Directional LLC
Commodity price
Futures	$7,310,742	$-	$8,049,745	$(643,123)	$4,986,908
	7,310,742	-	8,049,745	(643,123)	4,986,908
Equity price
Futures	-	-	(582,790)	89,597,187	(241,228)
	-	-	(582,790)	89,597,187	(241,228)
Foreign currency exchange rate
Futures	-	-	425,330	(3,152,242)	-
Forwards	-	-	35,477,434	32,153,188	5,724,440
Options	-	-	(2,571,773)	-	(275,879)
	-	-	33,330,991	29,000,946	5,448,561
Interest rate
Futures	-	34,056,080	3,289,980	(74,133,407)	(1,405,825)
Options	-	8,322,360	(1,751,101)	-	-
	-	42,378,440	1,538,879	(74,133,407)	(1,405,825)
Total	$7,310,742	$42,378,440	$42,336,825	$43,821,603	$8,788,416

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

4. Graham Cash Assets LLC

GAIT invests a portion of its excess liquidity in GCA, an entity for which the Manager is also the sole investment advisor. GCA commenced operations on June 22, 2005, and was formed as a Delaware Limited Liability Company for the purpose of consolidating investment activity of multiple funds managed by the Manager. Its objective is to preserve capital while enhancing return on cash balances and providing daily liquidity. It invests in debt obligations guaranteed by the U.S. federal government which range in maturity from three to thirty months. GCA also maintains cash and cash equivalents on deposit with major U.S. institutions. GAIT’s investment in GCA is valued in the accompanying statements of financial condition at fair value in accordance with U.S. GAAP. GAIT records its proportionate share of GCA’s investment income and expenses on a monthly basis. For the year ended December 31, 2009, the total amount recognized by GAIT with respect to its investment in GCA was $1,000,696. This amount is included in interest income in the statements of operations and managing member allocation. GAIT did not invest in GCA at any point during 2008.  At December 31, 2009, GAIT owned approximately 15.15% of GCA.  The following table summarizes the financial information of GCA as of December 31, 2009 and 2008 for the years then ended:

	December 31,
	2009	2008
Assets:
Cash and cash equivalents	$485,846,462	$473,524,593
Investments in fixed income securities, at fair value	1,421,913,802	200,368,636
Redemptions receivable	-	140,709,169
Accrued interest income	4,848,122	1,646,447
Total assets	1,912,608,386	816,248,845
Members’ capital	$1,912,608,386	$816,248,845

Investment income
Interest income	$6,997,221	$18,623,927
Net investment income	6,997,221	18,623,927
Net income	$6,997,221	$18,623,927

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

4. Graham Cash Assets LLC (continued)

GCA reports the fair value of its investment related assets and liabilities in accordance with the hierarchy established under U.S. GAAP.  The following table shows the fair value classification of each investment type held by GCA as of December 31, 2009 and 2008:

	December 31,
	2009	2008
Long positions
Level 2:
Fixed income securities
FDIC Guaranteed Bonds	$667,900,290	$-
Government Bonds	754,013,512	200,368,636
Fixed income securities	1,421,913,802	200,368,636
Total Level 2	1,421,913,802	200,368,636
Total long positions	$1,421,913,802	$200,368,636

5. Graham Cash Assets II LLC

At various points throughout the year, GAIT also invested a portion of its excess liquidity in GCA II, an entity for which the Manager is also the sole investment advisor. GCA II commenced operations on June 1, 2008 and was also formed as a Delaware Limited Liability Company for the purpose of consolidating investment activity of multiple funds managed by the Manager. Its objectives are to preserve capital while enhancing return on cash balances and providing daily liquidity. It invests in debt obligations guaranteed by the U.S. federal government which range in maturity from one to four months. GAIT’s investment in GCA II is valued in the accompanying statements of financial condition at fair value in accordance with U.S. GAAP. GAIT records its proportionate share of GCA II’s investment income and expenses on a monthly basis. For the years ended December 31, 2009 and 2008, the total amount recognized by GAIT with respect to its investment in GCA II was $569,023 and $2,769,353, respectively. These amounts are included in interest income in the statements of operations and managing member allocation. At December 31, 2009, GAIT did not own any portion of GCA II.  At December 31, 2008, GAIT owned approximately 24.90% of GCA II.

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

5. Graham Cash Assets II LLC (continued)

The following table summarizes the financial information of GCA II as of December 31, 2009 and 2008:

	December 31,
	2009	2008

Assets:
Cash and cash equivalents	$-	$666,861,590
Investments in securities, at fair value	-	350,600,912
Redemptions receivable	-	-
Accrued interest income	-	1,701,388
Total assets	-	1,019,163,890
Liabilities:
Redemptions payable	-	27,807,191
Total liabilities	-	27,807,191
Members’ capital	$-	$991,356,699

Investment income
Interest income	$2,846,907	$11,973,609
Net investment income	2,846,907	11,973,609
Net income	$2,846,907	$11,973,609

GCA II reports the fair value of its investment related assets and liabilities in accordance with the hierarchy established under U.S. GAAP.  The following table shows the fair value classification of each investment type held by GCA II as of December 31, 2008:

Long Contracts
Level 2:
Government bonds	$350,600,912
Total Level 2	350,600,912
Total long contracts	$350,600,912

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

6. Capital Accounts

GAIT offers Class 0 Units and Class 2 Units (collectively, the “Units”). GAIT may issue additional classes in the future subject to different fees, expenses or other terms, or to invest in other investment programs or combinations of investment programs managed by the Manager. GAIT also has Class M units which are solely for the investment of the Manager.

A separate Capital Account is maintained for each member with respect to each Class of Units held by such member. The initial balance of each members’ Capital Account will equal the initial contribution to GAIT with respect to the Class to which such Capital Account relates. Each member’s Capital Account is increased by any additional subscription, and decreased by any redemption by such member of Units of such Class to which the Capital Account relates. All income and expenses of GAIT are allocated among the Capital Accounts of the members in proportion to the balance that each Capital Account bears to the balance of all Capital Accounts as of the beginning of such fiscal period.

Addition of Limited and Managing Members

Units are available for subscription as of the first business day of each month upon at least three business days prior written notice.

Subscriptions

Units may be purchased at a price equal to the Net Asset Value per Unit of the relevant Class as of the immediately preceding Valuation Day as defined in the LLC Agreement. The minimum initial subscription from each investor in each Class is $50,000. Members may subscribe for additional Units in a minimum amount of not less than $5,000.

Redemptions

Units are not subject to any minimum holding period. Members may redeem Units at the Net Asset Value thereof as of each Valuation Day upon not less than three business days’ prior written notice to the administrator. A partial redemption request for an amount less than $10,000 will not be accepted, nor will a redemption request be accepted to the extent that it would result in an investor owning Units with a total Net Asset Value of less than $25,000. The redemption proceeds will normally be remitted within 15 days after the Valuation Day, without interest for the period from the Valuation Day to the payment date.

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

6. Capital Accounts (continued)

Redemption Fees

Class 2 Units are subject to a redemption fee equal to 2% of their Net Asset Value if redeemed within six months from their subscription and a redemption fee equal to 1% of their Net Asset Value if redeemed more than six and less than twelve months from their subscription. Class 0 Units are not subject to a redemption fee. Redemption fees are payable to the Manager upon redemption of Units.

7. Fees

Advisory Fees

Each Class of GAIT other than Class M pays the Manager an advisory fee (the “Advisory Fee”) at an aggregate annual rate equal to 2% of the Net Asset Value of such Class. The Advisory Fee is payable monthly in arrears calculated as of the last business day of each month and any other date the Manager may permit, in its sole and absolute discretion, as of which any subscription or redemption is effected with respect to Units of such Class during the month.

Sponsor Fees

Each Class of GAIT other than Class M pays the Manager a sponsor fee (the “Sponsor Fee”) at an annual rate of 1% of its Net Asset Value, payable monthly in arrears, determined in the same manner as the Advisory Fee.

Incentive Allocation

At the end of each calendar quarter, the Manager will receive a special allocation of net profits (the “Incentive Allocation”) in an amount equal to 20% of the New High Net Trading Profits of each Class as defined in the LLC Agreement. The Incentive Allocation is also accrued and allocable on the date of redemption with respect to any Units that are redeemed prior to the end of a calendar quarter.

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

7. Fees (continued)

Brokerage Fees

Each Class of GAIT other than Class M pays the Manager a brokerage fee (the “Brokerage Fee”) at the annual rate specified in the table below. This Brokerage Fee is payable monthly in arrears calculated as of the last business day of each month in the same manner as the Advisory Fee.

Class	Annual Rate

Class 0	2%
Class 2	4%

In consideration of the Brokerage Fee, the Manager bears all of GAIT’s trading commissions (including exchange, clearing and regulatory fees relating to its trades), routine legal expenses, internal and external accounting, audit and tax preparation expenses, fees and expenses of an external or internal administrator, and expenses and costs of printing and mailing reports and notices, together with the costs incurred in connection with the organization of GAIT and GAIT’s continuous offering of Units. To the extent GAIT is allocated any of these expenses from the Master Funds in which it invests, the Manager will reimburse GAIT those amounts.  These reimbursements are included in other income in the statements of operations and managing member allocation.

Any portion of any of the above fees, including the Incentive Allocation may be paid by the Manager to third parties as compensation for selling activities in connection with GAIT.

8. Income Taxes

No provision for income taxes has been made in the accompanying financial statements, as members are individually responsible for reporting income or loss based upon their respective share of GAIT’s revenues and expenses for income tax purposes.

U.S. GAAP provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. U.S. GAAP requires the evaluation of tax positions taken or expected to be taken in the course of preparing GAIT’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet a more-likely-than-not threshold would be recorded as a tax expense in the current year. The Manager has evaluated GAIT’s tax positions and has concluded that there are no significant tax positions requiring recognition, measurement or disclosure in the financial statements. The Manager is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax expense will change materially in the next twelve months.

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

9. Related Party Transactions

The Manager, due to its relationship with its affiliates, may enter into certain related party transactions.

10. Financial Highlights

The following is the per unit operating performance calculation for the years ended December 31, 2009 and 2008:

	Class 0	Class 2
Per unit operating performance:
Net asset value per unit, December 31, 2007	$115.50	$99.38
Net income:
Net investment loss	(7.41)	(7.25)
Net gain on investments	24.03	19.61
Net income	16.62	12.36
Net asset value per unit, December 31, 2008	132.12	111.74
Net income:
Net investment loss	(5.90)	(4.38)
Net gain on investments	9.34	5.37
Net income	3.44	0.99
Net asset value per unit, December 31, 2009	$135.56	$112.73

Graham Alternative Investment Trading LLC

Notes to Financial Statements (continued)

10. Financial Highlights (continued)

The following represents ratios to average members’ capital, excluding the Managing Member, and total return for the years ended December 31, 2009 and 2008:

	Class 0		Class 2
	2009	2008	2009	2008

Total return before Incentive Allocation	3.28%	18.56%	1.28%	16.60%
Incentive Allocation	(0.68)	(4.17)	(0.39)	(4.16)
Total return after Incentive Allocation	2.60%	14.39%	0.89%	12.44%

Net investment loss before Incentive Allocation	(3.79)%	(2.43)%	(5.96)%	(4.86)%
Incentive Allocation	(0.68)	(4.17)	(0.39)	(4.16)
Net investment loss after Incentive Allocation	(4.47)%	(6.60)%	(6.35)%	(9.02)%

Total expenses before Incentive Allocation	5.13%	5.33%	7.33%	7.78%
Incentive Allocation	0.68	4.17	0.39	4.16
Total expenses after Incentive Allocation	5.81%	9.50%	7.72%	11.94%

Total return is calculated for Class 0 and Class 2 units taken as a whole. Total return is calculated as the change in total members’ capital, excluding that of the Managing Member, adjusted for subscriptions or redemptions during the year. An individual member’s return may vary from these returns based on the timing of capital transactions and the applicability of advisory fees, brokerage fees, sponsor fees and the Incentive Allocation. The net investment loss and total expense ratios (including Incentive Allocation) are calculated for the Class 0 and Class 2 units taken as a whole and include amounts from GAIT and amounts allocated from Master Funds. The computation of such ratios is based on the amount of net investment loss, total expenses and Incentive Allocation.  Net investment loss and total expense ratios are computed based upon the weighted average of members’ capital of GAIT, excluding that of the Managing Member, for the years ended December 31, 2009 and 2008.

11. Subsequent Events

GAIT had subscriptions of approximately $25.1 million and redemptions of approximately $6.1 million from existing members through March 24, 2010, the date the financial statements were available for issuance, and the date through which subsequent events were evaluated by the Manager.

Investment Advisor
Graham Capital Management, L.P.
40 Highland Avenue
Rowayton, CT  06853
U.S.A.

Administrator
SEI Global Services Inc.
1 Freedom Valley Drive
Oaks, PA  19456
U.S.A.

Legal and Tax Advisors
Proskauer Rose LLP
1585 Broadway
New York, NY  10036
U.S.A.

Registered Address
Corporation Service Company
2711 Centerville Road
Suite 400
Wilmington, DE 19808
U.S.A.

Independent Registered Public Accounting Firm
Ernst & Young LLP
1111 Summer Street
Stamford, CT 06905
U.S.A.

Financial Statements

Graham Alternative Investment Trading II LLC
For the period from January 4, 2009 (commencement of operations) to December 31, 2009 with Report of Independent Registered Public Accounting Firm

Graham Alternative Investment Trading II LLC

Financial Statements

For the period from January 4, 2009 (commencement of operations)
to December 31, 2009

Report of Independent Registered Public Accounting Firm

To the Members of
Graham Alternative Investment Trading II LLC

We have audited the accompanying statement of financial condition of Graham Alternative Investment Trading II LLC, (“GAIT II”), including the condensed schedules of investments, for the period from January 4, 2009 (commencement of operations) to December 31, 2009, and the related statements of operations and managing member allocation, changes in members’ capital, and cash flows for the period from January 4, 2009 (commencement of operations) to December 31, 2009. These financial statements are the responsibility of GAIT II’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of GAIT II’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of GAIT II’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Graham Alternative Investment Trading II LLC at December 31, 2009, and the results of its operations, changes in its members’ capital and its cash flows for the period from January 4, 2009 (commencement of operations) to December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Stamford, CT
March 24, 2010

Graham Alternative Investment Trading II LLC

Statement of Financial Condition

December 31, 2009

Assets
Cash and cash equivalents	$770
Investment in Graham K4D Trading Ltd., at fair value	3,256,884
Investment in Graham Cash Assets LLC, at fair value	34,112,305
Accrued commission reimbursements	15,286
Total assets	$37,385,245

Liabilities and members’ capital
Liabilities:
Accrued brokerage fees	$88,838
Accrued advisory fees	63,502
Accrued sponsor fees	31,751
Accrued incentive allocation	479
Other payable	343
Total liabilities	184,913

Members’ capital:
Class 0 Units (222,427.212 units outstanding at $100.59 per unit)	22,373,766
Class 2 Units (149,683.130 units outstanding at $99.05 per unit)	14,826,566
Total members’ capital	37,200,332
Total liabilities and members’ capital	$37,385,245

See accompanying notes.

Graham Alternative Investment Trading II LLC

Condensed Schedules of Investments

December 31, 2009

Condensed schedule of investments for Graham K4D Trading Ltd.

Description	Number of Contracts/Principal Amount	Fair Value	Percentage of Net Assets
Graham K4D Trading Ltd.
Long contracts
Futures
LME Aluminum January 2010	1,302	$6,972,938	5.92%
LME Copper January 2010	366	6,743,091	5.72%
Other commodity		21,454,287	18.21%
U.S. bond		(4,526,734)	(3.84)%
Foreign bond		(6,607,015)	(5.61)%
U.S. index		5,331,432	4.53%
Foreign index		8,908,434	7.56%
Interest rate		(8,722,161)	(7.40)%
Currency		355,993	0.30%
Total futures		29,910,265	25.39%

Forwards
British Pound / Japanese Yen 01/20/10	GBP 224,750,683	11,529,834	9.79%
Euro / U.S. Dollar 01/20/10	EUR 593,968,247	(12,238,099)	(10.39)%
Japanese Yen / U.S. Dollar 01/20/10	JPY 51,561,122,880	(17,479,840)	(14.84)%
Other foreign currency		9,230,717	7.84%
Total forwards		(8,957,388)	(7.60)%

See accompanying notes.

Graham Alternative Investment Trading II LLC

Condensed Schedules of Investments (continued)

December 31, 2009

Condensed schedule of investments for Graham K4D Trading Ltd.

Description	Number of Contracts/Principal Amount	Fair Value	Percentage of Net Assets
Graham K4D Trading Ltd. (continued)
Short contracts
Futures
U.S. bond		$1,217,531	1.03%
Foreign bond		2,267,786	1.93%
U.S. index		(2,810,098)	(2.39)%
Foreign index		(3,726,222)	(3.16)%
Commodity		(14,721,246)	(12.50)%
Interest rate		2,493,009	2.12%
Currency		(32,595)	(0.03)%
Total futures		(15,311,835)	(13.00)%

Forwards
Japanese Yen / U.S. Dollar 01/20/10	JPY (52,960,960,701)	18,321,239	15.55%
Euro / U.S. Dollar 01/20/10	EUR (604,603,018)	12,851,322	10.91%
British Pound / Japanese Yen 01/20/10	GBP (207,438,849)	(11,260,219)	(9.56)%
Other foreign currency		(7,624,210)	(6.47)%
Total forwards		12,288,132	10.43%

Total		$17,929,174	15.22%

See accompanying notes.

Graham Alternative Investment Trading II LLC

Condensed Schedules of Investments (continued)

December 31, 2009

Condensed schedule of investments for Graham Cash Assets LLC

Description	Principal Amount	Fair Value	Percentage of Members’ Capital
Graham Cash Assets LLC
Investments in Fixed Income Securities (cost $1,421,913,802)
United States
FDIC Guaranteed Bonds (cost $667,900,290)
Bank of America 0.28% Floating Rate Note due 09/13/10	$100,000,000	$100,177,559	5.24%
Other Bank of America 0.63% - 1.70% Floating Rate Notes due 12/23/10 - 06/22/12	75,000,000	75,931,110	3.97%
Citibank 1.25% - 1.63% due 03/30/11 - 11/15/11	125,000,000	125,481,266	6.56%
JPMorgan Chase 1.65% - 2.63% due 12/01/10 - 02/23/11	125,000,000	126,280,415	6.60%
Other FDIC guaranteed bonds		240,029,940	12.55%
Total FDIC Guaranteed Bonds		667,900,290	34.92%

Government Bonds (cost $754,013,512)
U.S. Treasury 0.00% - 2.75% due 01/31/10 - 06/30/11	750,000,000	754,013,512	39.42%
Total Government Bonds		754,013,512	39.42%

Total Investments in Fixed Income Securities		$1,421,913,802	74.34%

See accompanying notes.

Graham Alternative Investment Trading II LLC

Statement of Operations and Managing Member Allocation

For the period from January 4, 2009
(commencement of operations) to December 31, 2009

Net gain allocated from investment in Graham K4D Trading Ltd.:
Net realized gain on investments	$1,597,719
Net decrease in unrealized appreciation on investments	(317,172)
Brokerage commissions and fees	(73,268)
Net gain allocated from investment in Graham K4D Trading Ltd.	1,207,279

Net investment loss allocated from investment in Graham K4D Trading Ltd.	(3,646)

Investment income:
Interest income	65,306
Other income	73,268
Total investment income	138,574

Expenses:
Brokerage fees	380,422
Advisory fees	255,991
Sponsor fees	127,996
Interest expense	3,878
Total expenses	768,287
Net investment loss of the Fund	(629,713)

Net income	573,920

Incentive allocation	(213,910)

Net income available for pro-rata allocation to all members	$360,010

See accompanying notes.

Graham Alternative Investment Trading II LLC

Statement of Changes in Members’ Capital

For the period from January 4, 2009
(commencement of operations) to December 31, 2009

	Class 0		Class 2		Class M		Total
	Units	Capital	Units	Capital	Units	Capital	Capital

Members’ capital, January 4, 2009	–	$–	–	$–	–	$–	$–
Initial subscriptions	2,240.000	224,000	5,750.000	575,000	–	–	799,000
Subscriptions	220,702.443	22,096,494	145,225.344	14,125,771	–	–	36,222,265
Redemptions	(515.231)	(50,670)	(1,292.214)	(130,273)	–	(213,910)	(394,853)
Incentive allocation	–	–	–	–	–	213,910	213,910
Net income available for pro-rata allocation	–	103,942	–	256,068	–	–	360,010
Members’ capital, December 31, 2009	222,427.212	$22,373,766	149,683.130	$14,826,566	–	$–	$37,200,332

See accompanying notes.

Graham Alternative Investment Trading II LLC

Statement of Cash Flows

For the period from January 4, 2009
(commencement of operations) to December 31, 2009

Cash flows used in operating activities
Net income	$573,920
Adjustments to reconcile net income to net cash used in operating activities:
Net income allocated from investment in Graham K4D Trading Ltd.	(1,203,633)
Net income allocated from investment in Graham Cash Assets LLC	(61,822)
Net income allocated from investment in Graham Cash Assets II LLC	(3,484)
Proceeds from sale of investments in Graham K4D Trading Ltd.	14,696,360
Proceeds from sale of investments in Graham Cash Assets LLC	18,116,431
Proceeds from sale of investments in Graham Cash Assets II LLC	4,786,415
Investments in Graham K4D Trading Ltd.	(16,749,611)
Investments in Graham Cash Assets LLC	(52,166,914)
Investments in Graham Cash Assets II LLC	(4,782,931)
Changes in assets and liabilities:
Rebates receivable	(15,286)
Accrued brokerage fees	88,838
Accrued advisory fees	63,502
Accrued sponsor fees	31,751
Accrued incentive allocation	479
Other liabilities	343
Net cash used in operating activities	(36,625,642)

Cash flows provided by financing activities
Subscriptions	37,021,265
Redemptions	(394,853)
Net cash provided by financing activities	36,626,412

Net increase in cash and cash equivalents	770

Cash and cash equivalents, beginning of period	–
Cash and cash equivalents, end of period	$770

See accompanying notes.

Graham Alternative Investment Trading II LLC

Notes to Financial Statements

December 31, 2009

1. Organization and Business

Graham Alternative Investment Trading II LLC (“GAIT II”) was formed on July 16, 2008, commenced operations on January 4, 2009 and is organized as a Delaware Limited Liability Company. Graham Capital Management, L.P. (the “Managing Member” or “Manager”) is the managing member and the sole investment advisor. The Managing Member is registered as a Commodity Pool Operator and Commodity Trading Advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.

The investment objective of GAIT II is to achieve long-term capital appreciation through professionally managed trading through its investment in Graham K4D Trading Ltd. (the “Master Fund” or “K4D Trading”), a master trading vehicle.  As more fully described in Note 2, this Master Fund invests in a broad range of currency forward and futures contracts; bond, interest rate, and index futures contracts; commodity forward and futures contracts, and swaps thereon (collectively referred to as “Derivative Positions”) traded on U.S. and foreign exchanges.

In addition to trading in the Interbank market for foreign exchange, the Manager currently executes orders on all the major U.S. futures exchanges and may also trade on, but is not limited to, the Bolsa de Mercadorias and Futuros (“BMF”), Borsa Italiana Idem (“IML”), the Eurex Deutschland (“EUREX”), Euronext Paris (“MONEP”), the Hong Kong Exchanges and Clearing Ltd. (“HKEX”), the Intercontinental Exchange (“ICE”), the London Commodity Exchange (“LCE”), the London International Financial Futures and Options Exchange Ltd. (“LIFFE”), the London Metal Exchange (“LME”), the Marché à Terme International de France (“MATIF”), the Montreal Exchange (“ME”), the Osaka Securities Exchange (“OSE”), the Sydney Futures Exchange Ltd. (“SFE”), the Singapore International Monetary Exchange (“SIMEX”), the South African Exchange (“SAFEX”), the Tokyo International Financial Futures Exchange (“TIFFE”), the Tokyo Commodity Exchange (“TOCOM”) and the Tokyo Stock Exchange (“TSE”).

SEI Global Services, Inc. (“SEI”) is GAIT II’s independent administrator and transfer agent.  SEI is responsible for certain matters pertaining to the administration of GAIT II.

GAIT II will terminate on December 31, 2050 or at an earlier date if certain conditions occur as outlined in the Limited Liability Company Agreement (“LLC Agreement”) of the Fund.

Graham Alternative Investment Trading II LLC

Notes to Financial Statements

1. Organization and Business (continued)

Duties of the Managing Member

Subject to the terms and conditions of the LLC Agreement, the Managing Member has complete and exclusive responsibility for managing and administering the affairs of GAIT II and for directing the investment and reinvestment of the assets of GAIT II.

2. Summary of Significant Accounting Policies

These financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and all amounts are stated in U.S. Dollars. The preparation of these financial statements requires the Managing Member to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

In July 2009, the Financial Accounting Standards Board (“FASB”) issued “The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles” (the “Codification”). The Codification is the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. All existing accounting standard documents are superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification does not change current U.S. GAAP. The adoption of the Codification does not impact GAIT II’s financial statements except for references made to authoritative accounting literature in the footnotes.

Cash and Cash Equivalents

GAIT II considers cash and cash equivalents to include all highly liquid investments with a maturity of three months or less when acquired. At December 31, 2009, these amounts are primarily invested in overnight deposits with major U.S. financial institutions.

Investment in Graham K4D Trading Ltd.

GAIT II invests in the Master Fund which is managed by the Managing Member. This investment is valued in the accompanying statement of financial condition at fair value in accordance with U.S. GAAP. Gains and losses are allocated by the Master Fund to GAIT II based upon GAIT II’s proportionate share of the net assets of the Master Fund and are included in the statement of operations and managing member allocation for the period of January 4, 2009 (commencement of operations) to December 31, 2009.

Graham Alternative Investment Trading II LLC

Notes to Financial Statements

2. Summary of Significant Accounting Policies (continued)

Fair Value

The fair value of GAIT II’s assets and liabilities, which qualify as financial instruments under U.S. GAAP, approximates the carrying amounts presented in the statement of financial condition. Changes in these carrying amounts are included in the statement of operations and managing member allocation.

GAIT II follows U.S. GAAP for fair value measurements, which defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements.  U.S. GAAP uses a three-level hierarchy for fair value measurement based on the transparency and independence of inputs used in the valuation of an asset or liability as of the measurement date.

The fair value hierarchy categorizes asset and liability positions into one of three levels, as summarized below, based on the inputs and assumptions used in deriving fair value.

•	Level 1 inputs are unadjusted closing or settle prices for such assets or liabilities as published by the primary exchange upon which they are traded.
•	Level 2 inputs include quoted prices for similar assets and liabilities obtained from independent brokers and/or market makers in each security.
•	Level 3 inputs are those which are considered unobservable and are significant in arriving at fair value.

GAIT II reports the fair value of its investment related assets and liabilities in accordance with the hierarchy established under U.S. GAAP.  In accordance with this hierarchy, GAIT II’s investments in K4D Trading and Graham Cash Assets LLC (“GCA”) have been classified as Level 2 valuations based on the release of ASU 2009-12 in December 2009.  As of December 31, 2009, neither the Master Fund nor GCA held any Level 3 investments.

Graham Alternative Investment Trading II LLC

Notes to Financial Statements

2. Summary of Significant Accounting Policies (continued)

Derivative Instruments

In the normal course of business, the Master Fund utilizes derivative financial instruments in connection with its trading activities. Derivative instruments derive their value from underlying assets, indices, reference rates or a combination of these factors.  Investments in derivative financial instruments are subject to additional risks that can result in a loss of all or part of an investment.  The Master Fund’s derivative financial instruments are classified by the following primary underlying risks: interest rate, credit, foreign currency exchange rate, commodity price, and equity price risks. These risks can be in excess of the amounts recognized in the statement of financial condition. In addition, the Master Fund is also subject to additional counterparty risk should its counterparties fail to meet the terms of their contracts.  Management of counterparty risk involves a number of considerations, such as the financial profile of the counterparty, specific terms and duration of the contractual agreement, and the value of collateral held, if any. The Master Fund has established initial credit approval, credit limits, and collateral requirements and may reduce its exposure to any counterparties it deems necessary.  Trading in non-U.S. dollar denominated derivative instruments may subject the value of, and gains and losses associated with, such contracts to additional risks related to adverse changes in the applicable exchange rates. To the extent the Master Fund is deemed to be insolvent, all positions could be subject to liquidation.

The Master Fund records all its derivative financial instruments at fair value, which is derived in accordance with U.S. GAAP.  Unrealized gains and losses from these instruments are recorded based on changes in their fair value.  Realized gains and losses are recorded when the positions are closed.  All unrealized and realized gains and losses related to derivative financial instruments are included in net gain on investments in the Master Fund’s statement of operations.

Futures Contracts

The Master Fund uses futures contracts in an attempt to take advantage of changes in the value of equities, commodities, interest rates, bonds and foreign currencies.

Graham Alternative Investment Trading II LLC

Notes to Financial Statements

2. Summary of Significant Accounting Policies (continued)

Futures Contracts (continued)

A futures contract represents a commitment for the future purchase or sale of an asset or cash settlement based on the value of an asset on a specified date.  The purchase and sale of futures contracts are executed on an exchange which requires margin deposits with a Futures Commission Merchant (“FCM”).  Subsequent payments are made or received by the Master Fund each day, depending on the daily fluctuations in the value of the contract. These changes in valuation are recorded for financial statement purposes as unrealized gains or losses by the Master Fund.  Relative to over-the-counter derivative financial instruments, futures contracts provide reduced counterparty risk to the Master Fund since futures are exchange-traded and the exchange’s clearinghouse guarantees the futures against default. However some non-U.S. exchanges are “principals’ markets” in which no common clearing facility exists and the Master Fund may look only to the clearing broker for performance of the contract.  The U.S. Commodity Exchange Act requires an FCM to segregate all funds received from such FCM’s customers in respect of regulated futures transactions. If the FCM were not to do so to the full extent required by law, the assets of the Master Fund might not be fully protected in the event of the bankruptcy or insolvency of the FCM. In that case, the Master Fund would be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to the Master Fund was held by the FCM.  In addition, in the event of bankruptcy or insolvency of an exchange or an affiliated clearing house, the Master Fund might experience a loss of funds deposited through its FCM as margin with such exchange or affiliated clearing house, the loss of unrealized profits on its open positions, and the loss of funds owed to it as realized profits on closed positions.

Forward Contracts

The Master Fund enters into foreign currency and commodity forward contracts in an attempt to take advantage of changes in exchange rates and commodity prices.

Forward currency and commodities transactions are contracts or agreements for delivery of specific currencies and commodities or the cash equivalent value at a specified future date and an agreed upon price.  Forward contracts are not guaranteed by an exchange or clearing house and therefore the risks include the inability of counterparties to meet their obligations under the terms of the contracts as well as the risks associated with movements in fair value.

Graham Alternative Investment Trading II LLC

Notes to Financial Statements

2. Summary of Significant Accounting Policies (continued)

Swap Contracts

The Master Fund may enter into various swap contracts.  Swap contracts are not guaranteed by an exchange or an affiliated clearing house or regulated by any U.S. or foreign government authorities.  Failure of a counterparty to meet its obligation under the terms of the swap contract could result in the loss of any unrealized gains on open positions and force the Master Fund to cover its resale commitments, if any, at the current market price.  It may not be possible to dispose of or close out a swap position without the consent of the counterparty, and the Master Fund may not be able to enter into an offsetting contract in order to cover its risk. Swaps are subject to the International Swap and Derivative Association (“ISDA”) Master Agreements which generally require among other things, that a Master Fund maintain a predetermined level of net assets, and provide limits with respect to a decline in the Master Fund’s net asset value over 1-month, 3-month and 12-month periods. If a Master Fund were to violate such provisions, the counterparty to the swaps could demand liquidation of outstanding swap positions.

An interest rate swap contract is an agreement that obligates two parties to exchange a series of cash flows at specified intervals based upon or calculated by reference to changes in specified prices or rates for a specified notional amount of the underlying assets.  The payment flows are usually netted against each other, with the difference being paid by one party to another.

A total return swap contract is an agreement that obligates two parties to exchange cash flows calculated by reference to changes in specified prices or rates for a specified notional amount of the underlying assets.  The payment flows are usually netted against each other, with the difference being paid by one party to another.

During the term of the swaps, changes in value are recognized as unrealized gains or losses by marking the contracts to fair value.  Additionally, the Master Fund records a realized gain (loss) when a swap contract is terminated and when periodic payments are received or made at the end of each measurement period, but prior to termination.  The Master Fund determines the estimated fair value of all swaps in accordance with U.S. GAAP.

Graham Alternative Investment Trading II LLC

Notes to Financial Statements

2. Summary of Significant Accounting Policies (continued)

Options

The Master Fund may buy and sell covered and uncovered exchange traded and over-the-counter options on futures, foreign currencies, commodities, interest rates and equities to take advantage of the price movements of the financial instrument underlying the option or to hedge positions in the underlying assets.  Option contracts give one party the right, but not the obligation, to buy or sell within a limited time or on a specified date, a financial instrument, commodity or currency at a contracted price.  Options may also be settled in cash, based on differentials between specified indices or prices.

The Master Fund is exposed to counterparty risk to the extent that a seller of an over-the-counter option does not meet its obligations under the terms of the option contract.  The maximum risk of loss to the Master Fund is the fair value of the contracts and the premiums paid to purchase its open option contracts. Relative to over-the-counter options, exchange traded options provide reduced counterparty risk to the Master Fund since the exchanges’ clearinghouse guarantees the option against default.

Indemnifications

In the normal course of business, the Master Fund, GCA, GCA II and GAIT II enter into contracts that contain a variety of indemnifications. Such contracts include those with the Master Fund’s brokers and trading counterparties. GAIT II’s maximum exposure under these arrangements is unknown; however, GAIT II has not had prior claims or losses with respect to such indemnifications and considers the risk of loss to be remote.

Graham Alternative Investment Trading II LLC

Notes to Financial Statements

3. Investment in Graham K4D Trading Ltd.

As of December 31, 2009, GAIT II invested in K4D Trading, a master trading vehicle also managed by the Managing Manager. GAIT II’s investment in K4D Trading, as well as its investment objective, is summarized below.  K4D Trading and GAIT II are related parties.

December 31, 2009
Investment – Objective	Percent of Members’ Capital	Fair Value	Net Income	Management Fees	Incentive Fees	Redemptions Permitted

Graham K4D Trading Ltd. (a)	8.75%	$3,256,884	$1,203,633	None	None	Monthly
	8.75%	$3,256,884	$1,203,633
(a) – Systematic macro

The following table summarizes the financial information of K4D Trading as of December 31, 2009:

Graham K4D Trading Ltd. (BVI)
Assets:
Cash and cash equivalents	$425
Due from brokers	99,865,289
Derivative financial instruments, at fair value	17,929,174
Subscriptions receivable	4,331
Interest receivable	293
Total assets	117,799,512

Liabilities:
Redemptions payable	4,331
Total liabilities	4,331
Net assets	$117,795,181

Net investment loss	$(273,559)

Net realized gain on investments	29,543,937
Net increase in appreciation on investments	14,277,666
Brokerage commissions and fees	(6,918,710)
Net gain on investments	36,902,893
Net income	$36,629,334

Percentage of Master Fund held by the Fund	2.76%

Graham Alternative Investment Trading II LLC

Notes to Financial Statements

3. Investment in Graham K4D Trading Ltd. (continued)

The following table shows the fair value classification of each investment type for K4D Trading as of December 31, 2009:

Graham K4D Trading Ltd.
Long Contracts
Level 1:
U.S. bond futures	$(4,526,734)
Foreign bond futures	(6,607,015)
U.S. index futures	5,331,432
Foreign index futures	8,908,434
Commodity futures	35,170,316
Interest rate futures	(8,722,161)
Currency futures	355,993
Total Level 1	29,910,265

Level 2:
Foreign currency forwards	(8,957,388)
Total Level 2	(8,957,388)
Total long contracts	$20,952,877

Short Contracts
Level 1:
U.S. bond futures	$1,217,531
Foreign bond futures	2,267,786
U.S. index futures	(2,810,098)
Foreign index futures	(3,726,222)
Commodity futures	(14,721,246)
Interest rate futures	2,493,009
Currency futures	(32,595)
Total Level 1	(15,311,835)

Level 2:
Foreign currency forwards	12,288,132
Total Level 2	12,288,132
Total short contracts	$(3,023,703)

Graham Alternative Investment Trading II LLC

Notes to Financial Statements

3. Investment in Graham K4D Trading Ltd. (continued)

The following table displays the volume of derivative activities and fair value of derivative contracts held by K4D Trading based on their notional amounts and number of contracts at December 31, 2009 categorized by primary underlying risk.  Derivative assets and liability balances are presented on a gross basis, prior to the application of counterparty netting.

	Graham K4D Trading Ltd.
	Long exposure			Short exposure
	Notional amounts	Number of contracts	Derivative Assets	Notional amounts	Number of contracts	Derivative Liabilities

Commodity price
Futures	$1,281,924,053	21,625	$42,918,544	$(699,668,279)	(11,135)	$(22,469,474)
	1,281,924,053	21,625	42,918,544	(699,668,279)	(11,135)	(22,469,474)

Equity price
Futures	6,321,952,643	16,319	14,812,534	(3,918,741,020)	(5,980)	(7,108,988)
	6,321,952,643	16,319	14,812,534	(3,918,741,020)	(5,980)	(7,108,988)

Foreign currency exchange rate
Futures	30,156,168	359	757,620	(108,869,583)	(1,006)	(434,222)
Forwards	6,096,436,526	-	78,435,771	(5,707,147,861)	-	(75,105,027)
	6,126,592,694	359	79,193,391	(5,816,017,444)	(1,006)	(75,539,249)

Interest rate
Futures	66,489,448,610	25,046	7,611,075	(83,222,672,828)	(13,820)	(21,488,659)
	66,489,448,610	25,046	7,611,075	(83,222,672,828)	(13,820)	(21,488,659)
Total	$80,219,918,000	63,349	$144,535,544	$(93,657,099,571)	(31,941)	$(126,606,370)

Collateral balances supporting all derivative positions						$99,865,289

Graham Alternative Investment Trading II LLC

Notes to Financial Statements

3. Investments in Graham K4D Trading Ltd. (continued)

The following table shows the gains and losses on all financial instruments held by the Master Fund reported in net gain on investments in its statement of operations segregated by primary underlying risk and contract type:

Graham K4D Trading Ltd.
Commodity price
Futures	$(643,123)
(643,123)
Equity price
Futures	89,597,187
89,597,187
Foreign currency exchange rate
Futures	(3,152,242)
Forwards	32,153,188
29,000,946
Interest rate
Futures	(74,133,407)
(74,133,407)
Total	$43,821,603

4. Graham Cash Assets LLC

GAIT II invests a portion of its excess liquidity in GCA, an entity for which the Manager is also the sole investment advisor. GCA commenced operations on June 22, 2005 and was formed as a Delaware Limited Liability Company for the purpose of consolidating investment activity of multiple funds managed by the Manager. Its objective is to preserve capital while enhancing return on cash balances and providing daily liquidity. It invests in debt obligations guaranteed by the U.S. federal government, which range in maturity from three to thirty months. GCA also maintains cash and cash equivalents on deposit with major U.S. institutions. GAIT II’s investment in GCA is valued in the accompanying statement of financial condition at fair value in accordance with U.S. GAAP. GAIT II records its proportionate share of GCA’s investment income and expenses on a monthly basis. For the period from January 4, 2009 (commencement of operations) to December 31, 2009, the total amount recognized by GAIT II with respect to its investment in GCA was $61,822. This amount is included in interest income in the statement of operations and managing member allocation. At December 31, 2009, GAIT II owned approximately 1.78% of GCA.

Graham Alternative Investment Trading II LLC

Notes to Financial Statements

4. Graham Cash Assets LLC (continued)

The following table summarizes the financial information of GCA as of December 31, 2009:

Graham Cash Assets LLC
Assets
Cash and cash equivalents	$485,846,462
Investments in fixed income securities (cost $1,421,913,802)	1,421,913,802
Accrued interest income	4,848,122
Total assets	1,912,608,386
Members’ capital	$1,912,608,386

Investment income
Interest income	$6,997,221
Net investment income	6,997,221
Net income	$6,997,221

GCA reports the fair value of its investment related assets and liabilities in accordance with the hierarchy established under U.S. GAAP.  The following table shows the fair value classification of each investment type held by GCA as of December 31, 2009:

Long positions
Level 2:
Fixed income securities
FDIC Guaranteed Bonds	$667,900,290
Government Bonds	754,013,512
Fixed income securities	1,421,913,802
Total Level 2	1,421,913,802
Total long positions	$1,421,913,802

Graham Alternative Investment Trading II LLC

Notes to Financial Statements

5. Graham Cash Assets II LLC

At various points throughout the year, GAIT II also invested a portion of its excess liquidity in GCA II, an entity for which the Manager is also the sole investment advisor. GCA II commenced operations on June 1, 2008 and was formed as a Delaware Limited Liability Company for the purpose of consolidating investment activity of multiple funds managed by the Manager. Its objectives are to preserve capital while enhancing return on cash balances and providing daily liquidity. It invested in debt obligations guaranteed by the U.S. federal government which range in maturity from one to four months. GAIT II records its proportionate share of GCA II’s investment income and expenses on a monthly basis. For the period from January 4, 2009 (commencement of operations) to December 31, 2009, the total amount recognized by GAIT II with respect to its investment in GCA II was $3,484.  These amounts are included in interest income in the statement of operations and managing member allocation. At December 31, 2009, GAIT II did not own any portion of GCA II.  The following table summarizes the financial information of GCA II as of December 31, 2009:

Graham Cash Assets II LLC
Assets:
Cash and cash equivalents	$-
Fixed income securities	-
Accrued interest income	-
Total assets	-
Members’ capital	$-

Investment income
Interest income	$2,846,907
Net investment income	2,846,907
Net income	$2,846,907

Graham Alternative Investment Trading II LLC

Notes to Financial Statements

6. Capital Accounts

GAIT II offers Class 0 Units and Class 2 Units (collectively, the “Units”). GAIT II may issue additional classes in the future subject to different fees, expenses or other terms, or to invest in other investment programs or combinations of investment programs managed by the Manager. GAIT II also has Class M units which are solely for the investment of the Manager.

A separate Capital Account is maintained for each member with respect to each Class of Units held by such member. The initial balance of each members’ Capital Account will equal the initial contribution to GAIT II with respect to the Class to which such Capital Account relates. Each member’s Capital Account is increased by any additional subscription, and decreased by any redemption by such member of Units of such Class to which the Capital Account relates. All income and expenses of GAIT II are allocated among the members’ Capital Accounts in proportion to the balance that each Capital Account bears to the balance of all Capital Accounts as of the beginning of such fiscal period.

Addition of Limited and Managing Members

Units are available for subscription as of the first business day of each month upon at least three business days prior written notice.

Subscriptions

Units may be purchased at a price equal to the Net Asset Value per Unit of the relevant Class as of the immediately preceding Valuation Day as defined in the LLC Agreement. The minimum initial subscription from each investor in each Class is $50,000. Members may subscribe for additional Units in a minimum amount of not less than $5,000.

Redemptions

Units are not subject to any minimum holding period. Members may redeem Units at the Net Asset Value thereof as of each Valuation Day upon not less than three business days’ prior written notice to the administrator. A partial redemption request for an amount less than $10,000 will not be accepted, nor will a redemption request be accepted to the extent that it would result in an investor owning Units with a total Net Asset Value of less than $25,000. The redemption proceeds will normally be remitted within 15 days after the Valuation Day, without interest for the period from the Valuation Day to the payment date.

Graham Alternative Investment Trading II LLC

Notes to Financial Statements

6. Capital Accounts (continued)

Redemption Fees

Class 2 Units are subject to a redemption fee equal to 2% of their Net Asset Value if redeemed within six months from their subscription and a redemption fee equal to 1% of their Net Asset Value if redeemed more than six and less than twelve months from their subscription. Class 0 Units are not subject to a redemption fee. Redemption fees are payable to the Manager upon redemption of Units.

7. Fees

Advisory Fees

Each Class of GAIT II other than Class M pays the Manager an advisory fee (the “Advisory Fee”) at an aggregate annual rate equal to 2% of the Net Asset Value of such Class. The Advisory Fee is payable monthly in arrears calculated as of the last business day of each month and any other date the Manager may permit, in its sole and absolute discretion, as of which any subscription or redemption is effected with respect to Units of such Class during the month.

Sponsor Fees

Each Class of GAIT II other than Class M pays the Manager a sponsor fee (the “Sponsor Fee”) at an annual rate of 1% of its Net Asset Value, payable monthly in arrears, determined in the same manner as the Advisory Fee.

 Incentive Allocation

At the end of each calendar quarter, the Manager will receive a special allocation of net profits (the “Incentive Allocation”) in an amount equal to 20% of the New High Net Trading Profits of each Class as defined in the LLC Agreement. The Incentive Allocation is also accrued and allocable on the date of redemption with respect to any Units that are redeemed prior to the end of a calendar quarter.

Graham Alternative Investment Trading II LLC

Notes to Financial Statements

7. Fees (continued)

Brokerage Fees

Each Class of GAIT II other than Class M pays the Manager a brokerage fee (the “Brokerage Fee”) at the annual rate specified in the table below. This Brokerage Fee is payable monthly in arrears calculated as of the last business day of each month in the same manner as the Advisory Fee.

Class	Annual Rate

Class 0	2%
Class 2	4%

In consideration of the Brokerage Fee, the Manager bears all of GAIT II’s trading commissions (including exchange, clearing and regulatory fees relating to its trades), routine legal expenses, internal and external accounting, audit and tax preparation expenses, fees and expenses of an external or internal administrator, and expenses and costs of printing and mailing reports and notices, together with the costs incurred in connection with the organization of GAIT II and GAIT II’s continuous offering of Units. To the extent GAIT II is allocated any of these expenses from the Master Fund, the Manager will reimburse GAIT II those amounts.  This reimbursement is included in other income in the statement of operations and managing member allocation.

Any portion of any of the above fees, including the Incentive Allocation may be paid by the Manager to third parties as compensation for selling activities in connection with GAIT II.

8. Income Taxes

No provision for income taxes has been made in the accompanying financial statements, as members are individually responsible for reporting income or loss based upon their respective share of GAIT II’s revenues and expenses for income tax purposes.

U.S. GAAP provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. U.S. GAAP requires the evaluation of tax positions taken or expected to be taken in the course of preparing GAIT II’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet a more-likely-than-not threshold would be recorded as a tax expense in the current year. The Manager has evaluated GAIT II’s tax positions and has concluded that there are no significant tax positions requiring recognition, measurement or disclosure in the financial statements. The Manager is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax expense will change materially in the next twelve months.

Graham Alternative Investment Trading II LLC

Notes to Financial Statements

9. Related Party Transactions

The Manager, due to its relationship with its affiliates, may enter into certain related party transactions.

10. Financial Highlights

The following is the per unit operating performance calculation for the period from January 4, 2009 (commencement of operations) to December 31, 2009:

	Class 0	Class 2
Per unit operating performance:
Initial net asset value per unit, January 4, 2009	$100.00	$100.00
Net income:
Net investment (loss) gain	(1.95)	1.71
Net gain (loss) on investments	2.54	(2.66)
Net income (loss)	0.59	(0.95)
Net asset value per unit, December 31, 2009	$100.59	$99.05

The following represents ratios to average members’ capital, excluding the Managing Member, and total return for the period from January 4, 2009 (commencement of operations) to
December 31, 2009:

	Class 0	Class 2

Total return before Incentive Allocation	2.19%	0.85%
Incentive Allocation	(1.60)	(1.80)
Total return after Incentive Allocation	0.59%	(0.95)%

Net investment loss before Incentive Allocation	(3.71)%	(5.75)%
Incentive Allocation	(1.60)	(1.80)
Net investment loss after Incentive Allocation	(5.31)%	(7.55)%

Total expenses before Incentive Allocation	5.08%	7.11%
Incentive Allocation	1.60	1.80
Total expenses after Incentive Allocation	6.68%	8.91%

Graham Alternative Investment Trading II LLC

Notes to Financial Statements

10. Financial Highlights (continued)

Total return is calculated for Class 0 and Class 2 units taken as a whole. Total return is calculated as the change in total members’ capital, excluding that of the Managing Member, adjusted for subscriptions or redemptions during the year. An individual member’s return may vary from these returns based on the timing of capital transactions and the applicability of advisory fees, brokerage fees, sponsor fees, and the Incentive Allocation. The net investment loss and total expense ratios (including Incentive Allocation) are calculated for the Class 0 and Class 2 units taken as a whole and include amounts from GAIT II and amounts allocated from the Master Fund. The computation of such ratios is based on the amount of net investment loss, expenses and Incentive Allocation. Net investment loss and total expense ratios are computed based upon the weighted average of members’ capital of GAIT II, excluding that of the Managing Member, for the period from January 4, 2009 (commencement of operations) to December 31, 2009.

11. Subsequent Events

GAIT II had subscriptions of approximately $11.0 million and redemptions of approximately $0.3 million from existing members through March 24, 2010, the date the financial statements were available for issuance, and the date through which subsequent events were evaluated by Manager.

Investment Advisor
Graham Capital Management, L.P.
40 Highland Avenue
Rowayton, CT  06853
U.S.A.

Administrator
SEI Global Services Inc.
1 Freedom Valley Drive
Oaks, PA  19456
U.S.A.

Legal and Tax Advisors
Proskauer Rose LLP
1585 Broadway
New York, NY  10036
U.S.A.

Registered Address
Corporation Service Company
2711 Centerville Road
Suite 400
Wilmington, DE 19808
U.S.A.

Independent Registered Public Accounting Firm
Ernst & Young LLP
1111 Summer Street
Stamford, CT 06905
U.S.A.

FINANCIAL STATEMENTS (UNAUDITED) Graham Alternative Investment Fund II LLC Graham Alternative Investment Trading LLC Graham Alternative Investment Trading II LLC Periods Ended March 31, 2010 and 2009

Graham Alternative Investment Fund II LLC

Financial Statements (unaudited)

Periods Ended March 31, 2010 and 2009

Graham Alternative Investment Fund II LLC

Unaudited Consolidated Statements of Financial Condition

	March 31, 2010	December 31, 2009
Assets
Investment in Graham Alternative Investment Trading LLC, at fair value	$111,132,464	$104,469,283
Investment in Graham Alternative Investment Trading II LLC, at fair value	12,558,374	7,246,605
Redemptions receivable from Graham Alternative Investment Trading LLC	-	179,735
Total assets	$123,690,838	$111,895,623

Liabilities and members’ capital
Liabilities:
Accrued redemptions	$-	$179,735
Total liabilities	-	179,735

Members’ capital:
Blended Strategies Portfolio
Class 0 Units (689,031.560 and 636,284.928 units issued and outstanding at $134.58 and $135.56, respectively)	92,727,499	86,253,313
Class 2 Units (165,274.846 and 161,590.940 units issued and outstanding at $111.36 and $112.73, respectively)	18,404,965	18,215,970
Total Blended Strategies Portfolio	111,132,464	104,469,283

Systematic Strategies Portfolio
Class 0 Units (96,147.789 and 41,862.245 units issued and outstanding at $96.29 and $100.59, respectively)	9,258,478	4,210,889
Class 2 Units (34,973.223 and 30,647.378 units issued and outstanding at $94.35 and $99.05, respectively)	3,299,896	3,035,716
Total Systematic Strategies Portfolio	12,558,374	7,246,605
Total members’ capital	123,690,838	111,715,888
Total liabilities and members’ capital	$123,690,838	$111,895,623

See accompanying notes.

Graham Alternative Investment Fund II LLC

Unaudited Consolidated Statements of Operations

For the three months ended March 31, 2010 and 2009

	2010	2009
Blended Strategies Portfolio:
Net gain allocated from investment in Graham Alternative Investment Trading LLC:
Net realized (loss) gain on investments	$(1,942,708)	$1,022,305
Net increase (decrease) in unrealized appreciation on investments	2,327,987	(737,769)
Net gain allocated from investment in Graham Alternative Investment Trading LLC	385,279	284,536

Net investment loss allocated from investment in Graham Alternative Investment Trading LLC:
Investment income:
Interest income	292,431	160,702

Expenses:
Brokerage fees	614,728	469,589
Advisory fees	524,897	408,816
Sponsor fees	262,449	204,408
Incentive allocation	-	4,472
Total expenses	1,402,074	1,087,285
Net investment loss allocated from investment in Graham Alternative Investment Trading LLC	(1,109,643)	(926,583)
Net loss for Blended Strategies Portfolio	$(724,364)	$(642,047)

Systematic Strategies Portfolio:
Net loss allocated from investment in Graham Alternative Investment Trading II LLC:
Net realized loss on investments	(326,902)	(76)
Net increase (decrease) in unrealized appreciation on investments	285,886	(3)
Net loss allocated from investment in Graham Alternative Investment Trading II LLC	(41,016)	(79)

Net investment loss allocated from investment in Graham Alternative Investment Trading II LLC:
Investment income:
Interest income	23,781	5

Expenses:
Brokerage fees	59,998	25
Incentive allocation	-	10
Advisory fees	44,395	25
Sponsor fees	22,197	12
Total expenses	126,590	72
Net investment loss allocated from investment in Graham Alternative Investment Trading II LLC	(102,809)	(67)
Net loss for Systematic Strategies Portfolio	(143,825)	(146)
Net loss	$(868,189)	$(642,193)

See accompanying notes.

Graham Alternative Investment Fund II LLC

Unaudited Consolidated Statements of Changes in Members’ Capital

For the three months ended March 31, 2010 and 2009

			Blended Strategies Portfolio
	Class 0 Units		Class 2 Units		Total
	Units	Capital	Units	Capital	Blended Strategies Portfolio

Members’ capital, December 31, 2008	516,925.720	$68,295,291	103,563.227	$11,572,329	$79,867,620
Subscriptions	22,518.567	2,984,500	10,388.182	1,163,881	4,148,381
Redemptions	(7,081.655)	(941,564)	(3,364.379)	(377,761)	(1,319,325)
Net loss	–	(493,529)	–	(148,518)	(642,047)
Members’ capital, March 31, 2009	532,362.632	$69,844,698	110,587.030	$12,209,931	$82,054,629

Members’ capital, December 31, 2009	636,284.928	$86,253,313	161,590.940	$18,215,970	$104,469,283
Subscriptions	57,581.542	7,622,831	8,768.302	967,829	8,590,660
Redemptions	(4,834.910)	(644,072)	(5,084.396)	(559,043)	(1,203,115)
Net loss	–	(504,573)	–	(219,791)	(724,364)
Members’ capital, March 31, 2010	689,031.560	$92,727,499	165,274.846	$18,404,965	$111,132,464

See accompanying notes.

Graham Alternative Investment Fund II LLC

Unaudited Consolidated Statements of Changes in Members’ Capital (continued)

For the three months ended March 31, 2010 and 2009

			Systematic Strategies Portfolio
	Class 0 Units		Class 2 Units		Total
	Units	Capital	Units	Capital	Systematic Strategies Portfolio	Total Members’ Capital

Members’ capital, December 31, 2008	–	$–	–	$–	$–	$79,867,620
Initial subscriptions	50.000	5,000	–	–	5,000	5,000
Subscriptions	–	–	–	–	–	4,148,381
Redemptions	–	–	–	–	–	(1,319,325)
Net loss	–	(146)	–	–	(146)	(642,193)
Members’ capital, March 31, 2009	50.000	$4,854	–	$–	$4,854	$82,059,483

Members’ capital, December 31, 2009	41,862.245	$4,210,889	30,647.378	3,035,716	$7,246,605	$111,715,888
Subscriptions	54,285.544	5,038,000	4,379.823	422,500	5,460,500	14,051,160
Redemptions	–	–	(53.978)	(4,906)	(4,906)	(1,208,021)
Net income (loss)	–	9,589	–	(153,414)	(143,825)	(868,189)
Members’ capital, March 31, 2010	96,147.789	$9,258,478	34,973.223	$3,299,896	$12,558,374	$123,690,838

See accompanying notes.

Graham Alternative Investment Fund II LLC

Unaudited Consolidated Statements of Cash Flows

For the three months ended March 31, 2010 and 2009

	2010	2009
Cash flows used in operating activities
Net loss	$(868,189)	$(642,193)
Adjustments to reconcile net loss to net cash used in operating activities:
Net loss allocated from investment in Graham Alternative Investment Trading LLC	724,364	642,047
Net loss allocated from investment in Graham Alternative Investment Trading II LLC	143,825	146
Proceeds from sale of investments in Graham Alternative Investment Trading LLC	1,203,115	2,229,387
Proceeds from sale of investments in Graham Alternative Investment Trading II LLC	4,906	-
Investments in Graham Alternative Investment Trading LLC	(8,590,660)	(3,238,319)
Investments in Graham Alternative Investment Trading II LLC	(5,460,500)	(5,000)
Redemption receivable from Graham Alternative Investment Trading LLC	179,735	(910,062)
Net cash used in operating activities	(12,663,404)	(1,923,994)

Cash flows provided by financing activities
Subscriptions	14,051,160	4,153,381
Redemptions	(1,387,756)	(2,229,387)
Net cash provided by financing activities	12,663,404	1,923,994

Net change in cash and cash equivalents	–	–

Cash and cash equivalents, beginning of period	–	–
Cash and cash equivalents, end of period	$–	$–

See accompanying notes.

Graham Alternative Investment Fund II LLC

Notes to Unaudited Consolidated Financial Statements

March 31, 2010

1. Organization and Business

Graham Alternative Investment Fund II LLC (the “Fund”) was formed on May 16, 2006, commenced operations on August 1, 2006 and is organized as a Delaware Limited Liability Company (“LLC”). The Fund offers members Class 0 and Class 2 units of a Blended Strategies Portfolio, and Class 0 and Class 2 units of a Systematic Strategies Portfolio.  Graham Alternative Investment Ltd. (“GAI”) is a British Virgin Islands business company which was formed on June 1, 2006 and commenced operations on August 1, 2006.  The Fund invests all of its Blended Strategies Portfolio assets dedicated to trading in Graham Alternative Investment Trading LLC (“GAIT”), a Delaware LLC formed on May 18, 2006 through an investment in GAI.  The Fund invests all of its Systematic Strategies Portfolio assets dedicated to trading in Graham Alternative Investment Trading II LLC (“GAIT II”), a Delaware LLC formed on July 16, 2008 through an investment in GAI. GAIT and GAIT II (collectively “the GAIT Funds”) invest in various master trading vehicles (“Master Funds”), all of which are managed by Graham Capital Management, L.P. (the “Advisor” or “Manager”). The Fund is the sole owner of GAI and GAI invests all of its assets into the GAIT Funds.  The Manager is the director of GAI and the sole investment advisor of GAI, the GAIT Funds and the Fund. The Manager is registered as a Commodity Pool Operator and Commodity Trading Advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.

The investment objective of the Fund is to achieve long-term capital appreciation through professionally managed trading in both U.S. and foreign markets, primarily in futures contracts, forwards contracts, spot currency contracts, options and associated derivative instruments such swaps through its investments in the GAIT Funds which in turn invest in various Master Funds.  The Master Funds seek to profit from opportunities in the global financial markets, including interest rate futures, foreign exchange, global stock indices and energy, metals and agricultural futures, as professionally managed multi-strategy investment vehicles.  Each of the investment programs consists of multiple trading strategies of the Manager, which the Manager has combined in an effort to diversify the Fund’s investment exposure and to make the Fund’s performance returns less volatile and more consistently profitable.

Graham Alternative Investment Fund II LLC

Notes to Unaudited Consolidated Financial Statements (continued)

1. Organization and Business (continued)

In addition to trading in the Interbank market for foreign exchange, the Manager currently executes orders on all the major U.S. futures exchanges and may also trade on, but is not limited to, the Bolsa de Mercadorias and Futuros (“BMF”), Borsa Italiana Idem (“IML”), the Eurex Deutschland (“EUREX”), Euronext Paris (“MONEP”), the Hong Kong Exchanges and Clearing Ltd. (“HKEX”), the Intercontinental Exchange (“ICE”), the London Commodity Exchange (“LCE”), the London International Financial Futures and Options Exchange Ltd. (“LIFFE”), the London Metal Exchange (“LME”), the Marché à Terme International de France (“MATIF”), the Montreal Exchange (“ME”), the Osaka Securities Exchange (“OSE”), the Sydney Futures Exchange Ltd. (“SFE”), the Singapore International Monetary Exchange (“SIMEX”), the South African Exchange (“SAFEX”), the Tokyo International Financial Futures Exchange (“TIFFE”), the Tokyo Commodity Exchange (“TOCOM”) and the Tokyo Stock Exchange (“TSE”).

SEI Global Services, Inc. (“SEI”) serves as the administrator and transfer agent of the Fund and GAI.  SEI is responsible for certain matters pertaining to the administration of the Fund and GAI.

The Fund will terminate on December 31, 2050 or at an earlier date if certain conditions occur as outlined in the Limited Liability Company Agreement (“LLC Agreement”) of the Fund.

The performance of the Fund is directly affected by the performance of the GAIT Funds; therefore these consolidated financial statements should be read in conjunction with the attached financial statements of the GAIT Funds.

Duties of the Manager

Subject to the terms and conditions of the LLC Agreement, the Manager has complete and exclusive responsibility for managing and administering the affairs of the Fund and for directing the investment and reinvestment of the assets of the Fund, GAI and the GAIT Funds.

2. Summary of Significant Accounting Policies

These consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and all amounts are stated in U.S. Dollars. The preparation of these consolidated financial statements requires the Manager to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Graham Alternative Investment Fund II LLC

Notes to Unaudited Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

In July 2009, the Financial Accounting Standards Board (“FASB”) issued “The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles” (the “Codification”). The Codification is the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. All existing accounting standard documents are superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification does not change current U.S. GAAP. The adoption of the Codification does not impact the Fund’s consolidated financial statements except for references made to authoritative accounting literature in the footnotes.

Principles of Consolidation

The Fund owns 100% of GAI and as such these consolidated financial statements include all the accounts of the Fund and GAI.  Intercompany transactions and balances have been eliminated in consolidation. Creditors of the Fund have recourse to all assets of the Fund for amounts due to them, while creditors of GAI have recourse only to the assets of GAI.

Investment in Graham Alternative Investment Trading LLC and Graham Alternative Investment Trading II LLC

The Fund records its investments in GAIT and GAIT II at fair value in accordance with U.S. GAAP. In determining its net asset value, the GAIT Funds record their investments in Master Funds at fair value in accordance with U.S. GAAP. The Fund records its proportionate share of the GAIT Funds’ investment income, expenses, fees, and realized and unrealized gains and losses on a monthly basis. Purchases and sales of units in the Fund and the GAIT Funds are recorded on a trade date basis. The accounting policies of the GAIT Funds are described in their attached respective financial statements.

Each of the GAIT Funds charges its investors, including the Fund, an advisory fee, brokerage fee, sponsor fee and incentive allocation, all of which are described in detail in Note 4. The Fund does not charge any additional fees; however each investor in the Fund indirectly bears their portion of the advisory fee, brokerage fee, sponsor fee and incentive allocation charged by the GAIT Funds.

At March 31, 2010 and December 31, 2009, the Fund owned 34.67% and 34.38%, respectively of GAIT.  At March 31, 2010 and December 31, 2009, the Fund owned 27.06% and 19.48%, respectively of GAIT II.

Graham Alternative Investment Fund II LLC

Notes to Unaudited Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Fair Value

The fair value of the Fund’s assets and liabilities, which qualify as financial instruments under U.S. GAAP, approximates the carrying amounts presented in the consolidated statements of financial condition. Changes in these carrying amounts are included in the consolidated statements of operations.

The Fund follows U.S. GAAP for fair value measurements, which defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements.  U.S. GAAP uses a three-level hierarchy for fair value measurement based on the transparency and independence of inputs used in the valuation of an asset or liability as of the measurement date.

The fair value hierarchy categorizes asset and liability positions into one of three levels, as summarized below, based on the inputs and assumptions used in deriving fair value.

•	Level 1 inputs are unadjusted closing or settle prices for such assets or liabilities as published by the primary exchange upon which they are traded.

•	Level 2 inputs include quoted prices for similar assets and liabilities obtained from independent brokers and/or market makers in each security.

•	Level 3 inputs are those which are considered unobservable and are significant in arriving at fair value.

The Fund reports the fair value of its investment related assets and liabilities in accordance with the hierarchy established under U.S. GAAP.  In accordance with this hierarchy, the Fund’s investments in the GAIT Funds have been classified as a Level 2 valuation based on the release of ASU 2009-12 in 2009.  As of March 31, 2010 and December 31, 2009, neither the GAIT Funds nor the Master Funds held any Level 3 investments as defined by ASU 2009-12.

Cash and Cash Equivalents

The Fund considers cash and cash equivalents to include all highly liquid investments with a maturity of three months or less when acquired. At March 31, 2010 and December 31, 2009, these amounts are primarily invested in overnight deposits with major U.S. financial institutions.

Graham Alternative Investment Fund II LLC

Notes to Unaudited Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Indemnifications

In the normal course of business, the Fund, the GAIT Funds and the Master Funds enter into contracts that contain a variety of indemnifications. Such contracts include those with the Master Funds’ brokers and trading counterparties. The Fund’s maximum exposure under these arrangements is unknown; however, the Fund has not had prior claims or losses with respect to such indemnifications and considers the risk of loss to be remote.

3. Capital Accounts

The Fund offers Class 0 Units and Class 2 Units (collectively, the “Units”) in both Blended and Systematic Strategies Portfolios. The Fund may issue additional Classes in the future subject to different fees, expenses or other terms, or to invest in other investment programs or combinations of investment programs managed by the Manager.

A separate Capital Account is maintained for each Member with respect to each member’s Class of Units. The initial balance of each member’s Capital Account will equal the initial contribution to the Fund by such Member with respect to the Class to which such Capital Account relates. Each member’s Capital Account is increased by any additional subscription, and decreased by any redemption by such member of Units of such Class to which the Capital Account relates. All income and expenses of the Fund are allocated among the members’ Capital Accounts in proportion to the balance that each Capital Account bears to the balance of all Capital Accounts as of the beginning of such fiscal period.

Addition of Limited and Managing Members

Units are available for subscription as of the first business day of each month upon at least three business days prior written notice.

Subscriptions

Units may be purchased at a price equal to the Net Asset Value per Unit of the relevant Class as of the immediately preceding Valuation Day, as defined in the LLC agreement. The minimum initial subscription from each investor in each Class is $50,000. Members may subscribe for additional Units in a minimum amount of not less than $5,000.

Graham Alternative Investment Fund II LLC

Notes to Unaudited Consolidated Financial Statements (continued)

3. Capital Accounts (continued)

Redemption of Units

Units are not subject to any minimum holding period. Members may redeem Units at the Net Asset Value thereof as of each Valuation Day upon not less than three business days’ prior written notice to the Administrator. A partial redemption request for an amount less than $10,000 will not be accepted, nor will a redemption request be accepted to the extent that it would result in an investor owning less than $25,000. The redemption proceeds will normally be remitted within 15 days after the Valuation Day, without interest for the period from the Valuation Day to the payment date.

Redemption Fees

Class 2 Units are subject to a redemption fee equal to 2% of their Net Asset Value if redeemed within six months from their subscription date and a redemption fee equal to 1% of their Net Asset Value if redeemed more than six and less than twelve months from their subscription date. Class 0 Units are not subject to a redemption fee. Redemption fees are payable to the Manager upon redemption of Units.

4. Fees

Advisory Fees

Each Class of the GAIT Funds other than Class M pays the Manager an advisory fee (the “Advisory Fee”) at an aggregate annual rate equal to 2% of the Net Asset Value of such Class. The Advisory Fee is payable monthly in arrears calculated as of the last business day of each month and any other date the Manager may permit, in its sole and absolute discretion, as of which any subscription or redemption is effected with respect to Units of such Class during the month.

Sponsor Fees

Each Class of the GAIT Funds other than Class M pays the Manager a sponsor fee (the “Sponsor Fee”) at an annual rate of 1% of its Net Asset Value, payable monthly in arrears, determined in the same manner as the Advisory Fee.

Graham Alternative Investment Fund II LLC

Notes to Unaudited Consolidated Financial Statements (continued)

4. Fees (continued)

Incentive Allocation

At the end of each calendar quarter, the Manager of the GAIT Funds will receive a special allocation of net profits (the “Incentive Allocation”) in an amount equal to 20% of the New High Net Trading Profits of each Class as defined in the LLC Agreement. The Incentive Allocation is also accrued and allocable on the date of redemption with respect to any Units that are redeemed prior to the end of a calendar quarter.

Brokerage Fees

Each Class of the GAIT Funds other than Class M pays the Manager a brokerage fee (the “Brokerage Fee”) at the annual rate specified in the table below. This Brokerage Fee is payable monthly in arrears and calculated as of the last business day of each month in the same manner as the Advisory Fee.

Class	Annual Rate

Class 0	2%
Class 2	4%

In consideration of the Brokerage Fee, the Manager bears all of the GAIT Funds’ trading commissions (including exchange, clearing and regulatory fees relating to its trades), routine legal expenses, internal and external accounting, audit and tax preparation expenses, fees and expenses of an external or internal administrator, and expenses and costs of printing and mailing reports and notices, together with the costs incurred in connection with the organization of the GAIT Funds and the GAIT Funds’ continuous offering of Units. To the extent the GAIT Funds are allocated any of these expenses from the Master Funds in which it invests, the Manager will reimburse the GAIT Funds those amounts.  These reimbursements are included in other income in the statements of operations and managing member allocation.

Any portion of any of the above fees, including the Incentive Allocation may be paid by the Manager to third parties as compensation for selling activities in connection with the Fund.

5. Income Taxes

No provision for income taxes has been made in the accompanying consolidated financial statements, as members are individually responsible for reporting income or loss based upon their respective share of the Fund’s revenues and expenses for income tax purposes.

Graham Alternative Investment Fund II LLC

Notes to Unaudited Consolidated Financial Statements (continued)

5. Income Taxes (continued)

U.S. GAAP provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the consolidated financial statements. U.S. GAAP requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Fund’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet a more-likely-than-not threshold would be recorded as a tax expense in the current year. The Manager has evaluated the Fund’s tax positions and has concluded that there are no significant tax positions requiring recognition, measurement or disclosure in the financial statements. The Manager is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax expense will change materially in the next twelve months.

6. Related Party Transactions

The Manager, due to its relationship with its affiliates, may enter into certain related party transactions.

7. Financial Highlights

The following is the per Unit operating performance calculation for the three months ended March 31, 2010 and 2009:

	Blended Strategies Portfolio		Systematic Strategies Portfolio
	Class 0	Class 2	Class 0	Class 2
Per share operating performance
Net asset value per unit, December 31, 2008	$132.12	$111.74	$-	$-
Initial subscription	-	-	100.00	100.00
Net loss:
Net investment loss	(1.31)	(1.64)	(1.29)	-
Net gain (loss) on investments	0.39	0.31	(1.62)	-
Net loss	(0.92)	(1.33)	(2.91)	-
Net asset value per unit, March 31, 2009	$131.20	$110.41	$97.09	$100.00

Net asset value per unit, December 31, 2009	$135.56	$112.73	$100.59	$99.05
Net loss:
Net investment gain (loss)	(1.64)	(1.65)	25.43	(1.41)
Net gain (loss) on investments	0.66	0.28	(29.73)	(3.29)
Net loss	(0.98)	(1.37)	(4.30)	(4.70)
Net asset value per unit, March 31, 2010	$134.58	$111.36	$96.29	$94.35

Graham Alternative Investment Fund II LLC

Notes to Unaudited Consolidated Financial Statements (continued)

7. Financial Highlights (continued)

The following represents ratios to average members’ capital and total return for the three months ended March 31, 2010 and 2009 for the Blended Strategies Portfolio:

	Blended Strategies Portfolio
	Class 0		Class 2
	2010	2009	2010	2009

Total return before Incentive Allocation	(0.73)%	(0.69)%	(1.22)%	(1.18)%
Incentive Allocation	0.00	(0.01)	0.00	(0.01)
Total return after Incentive Allocation	(0.73)%	(0.70)%	(1.22)%	(1.19)%

Net investment loss before Incentive Allocation	(0.97)%	(1.01)%	(1.47)%	(1.52)%
Incentive Allocation	0.00	(0.01)	0.00	(0.01)
Net investment loss after Incentive Allocation	(0.97)%	(1.02)%	(1.47)%	(1.53)%

Total expenses before Incentive Allocation	0.70%	1.25%	0.91%	1.77%
Incentive Allocation	0.00	0.01	0.00	0.01
Total expenses after Incentive Allocation	0.70%	1.26%	0.91%	1.78%

Graham Alternative Investment Fund II LLC

Notes to Unaudited Consolidated Financial Statements (continued)

7. Financial Highlights (continued)

The following represents ratios to average members’ capital and total return for the three months ended March 31, 2010 and for the period from January 4, 2009 (commencement of operations) to March 31, 2009 for the Systematic Strategies Portfolio:

	Systematic Strategies Portfolio
	Class 0		Class 2
	2010	2009	2010	2009

Total return before Incentive Allocation	(4.27)%	(2.71)%	(4.74)%	N/A
Incentive Allocation	0.00	(0.20)	0.00	N/A
Total return after Incentive Allocation	(4.27)%	(2.91)%	(4.74)%	N/A

Net investment loss before in Incentive Allocation	(1.06)%	(1.09)%	(1.48)%	N/A
Incentive Allocation	0.00	(0.20)	0.00	N/A
Net investment loss after Incentive Allocation	(1.06)%	(1.29)%	(1.48)%	N/A

Total expenses before Incentive Allocation	0.38%	1.24%	0.38%	N/A
Incentive Allocation	0.00	0.20	0.00	N/A
Total expenses after Incentive Allocation	0.38%	1.44%	0.38%	N/A

Total return is calculated for Class 0 units and Class 2 Units taken as a whole. Total return is calculated as the change in total members’ capital adjusted for subscriptions or redemptions during the year. An individual member’s return may vary from these returns based on the timing of capital transactions and the applicability of advisory fees, brokerage fees, sponsor fees and the Incentive Allocation. The net investment loss and total expense ratios (including Incentive Allocation) are calculated for Class 0 Units and Class 2 Units taken as a whole and include amounts allocated from the GAIT Funds. The computation of such ratios is based on the amount of net investment loss, expenses and Incentive Allocation. Net investment loss and total expense ratios are computed based upon the weighted average of members’ capital for Class 0 Units and Class 2 Units of the Fund for the three months ended March 31, 2010 and 2009 for the Blended Strategies Portfolio and for the three months ended March 31, 2010 and for the period from January 4 2009 (commencement of operations) to March 31, 2009 for the Systematic Strategies Portfolio.

8. Subsequent Events

The Fund announced its intention to reduce the minimum initial subscription from $50,000 to $10,000 in the second quarter of 2010.

Investment Advisor
Graham Capital Management, L.P.
40 Highland Avenue
Rowayton, CT  06853
U.S.A.

Administrator
SEI Global Services Inc.
1 Freedom Valley Drive
Oaks, PA  19456
U.S.A.

Legal and Tax Advisors
Proskauer Rose LLP
1585 Broadway
New York, NY  10036
U.S.A.

Registered Address
Corporation Service Company
2711 Centerville Road
Suite 400
Wilmington, DE  19808

Independent Registered Public Accounting Firm
Ernst & Young LLP
300 First Stamford Place
Stamford, CT 06902
U.S.A.

Graham Alternative Investment Trading LLC

Unaudited Statements of Financial Condition

	March 31, 2010	December 31, 2009
Assets
Cash and cash equivalents	$933	$49
Investments in Master Funds, at fair value	35,634,422	16,210,863
Investment in Graham Cash Assets LLC, at fair value	286,180,817	289,831,323
Accrued commission reimbursements	205,747	137,079
Receivable from Master Funds	4,116	2,825
Total assets	$322,026,035	$306,182,139

Liabilities and members’ capital
Liabilities:
Accrued brokerage fees	$639,862	$608,084
Accrued advisory fees	545,615	518,693
Accrued sponsor fees	272,807	259,346
Payable to Master Funds	43	–
Accrued redemptions	–	572,512
Accrued incentive allocation	–	341,592
Total liabilities	1,458,327	2,300,227

Members’ capital:
Class 0 Units (1,966,135.665 and 1,851,259.271 units outstanding at $134.58 and $135.56 per unit, respectively)	264,595,858	250,952,480
Class 2 Units (495,281.849 and 462,314.824 units outstanding at $111.36 and $112.73 per unit, respectively)	55,154,509	52,116,241
Class M Units (4,671.470 and 4,671.470 units outstanding at $174.96 and $174.08 per unit, respectively)	817,341	813,191
Total members’ capital	320,567,708	303,881,912
Total liabilities and members’ capital	$322,026,035	$306,182,139

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments

March 31, 2010

Description	Fair Value	Percentage of Members’ Capital

Investments in Master Funds, at fair value
Graham Commodity Strategies LLC	$1,727,885	0.54%
Graham Discretionary Energy Trading III LLC	2,208,181	0.69%
Graham Fed Policy Ltd.	5,492,454	1.71%
Graham Global Monetary Policy LLC	1,071,807	0.33%
Graham K4D Trading Ltd.	24,164,131	7.54%
Graham Macro Directional LLC	414,548	0.13%
Graham Short Term Global Macro LLC	555,416	0.17%
Total investments in Master Funds	$35,634,422	11.11%

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments (continued)

March 31, 2010

Unaudited condensed schedule of investments for each Master Fund

Description	Number of Contracts	Fair Value	Percentage of Members' Capital
Graham Commodity Strategies LLC
Long contracts
Futures
Brent Crude Oil August 2010	1,427	$930,190	5.31%
Cocoa July 2010	1,129	1,139,980	6.50%
Coffee July 2010	1,463	1,464,788	8.35%
Copper September 2010	1,624	16,950,621	96.68%
Copper December 2010	640	2,737,713	15.62%
Globex Crude Oil June 2010	300	1,584,000	9.03%
LME Copper May 2010	55	1,821,531	10.39%
Sugar October 2010	255	(1,402,296)	(8.00)%
Wheat July 2010	1,140	(2,008,040)	(11.45)%
Other commodity		5,995,253	34.20%
Total futures		29,213,740	166.63%

Short contracts
Futures
Brent Crude Oil June 2010	(500)	(1,180,000)	(6.73)%
Cocoa May 2010	(1,663)	(1,341,770)	(7.65)%
Coffee May 2010	(1,479)	(1,396,350)	(7.96)%
Copper May 2010	(605)	(11,489,038)	(65.53)%
Copper July 2010	(1,659)	(6,172,350)	(35.21)%
Globex Crude Oil December 2010	(300)	(1,419,000)	(8.09)%
Natural Gas May 2010	(932)	1,100,170	6.28%
Wheat July 2010	(1,162)	2,433,607	13.88%
WTI Crude May 2010	(1,538)	(989,100)	(5.64)%
WTI Crude December 2010	(300)	(1,101,880)	(6.28)%
Other commodity		(144,577)	(0.82)%
Total futures		(21,700,288)	(123.75)%

Total		$7,513,452	42.88%

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments (continued)

March 31, 2010

Unaudited condensed schedule of investments for each Master Fund

Description	Number of Contracts	Fair Value	Percentage of Members' Capital
Graham Discretionary Energy Trading III LLC
Long contracts
Futures
Gasoline RBOB June 2010	1,548	$8,195,703	46.50%
Globex Gasoline RBOB June 2010	250	1,956,150	11.10%
Heating Oil August 2010	600	5,338,830	30.29%
Heating Oil December 2010	2,901	11,840,073	67.18%
Natural Gas January 2011	100	(1,380,000)	(7.83)%
Natural Gas April 2011	650	(6,020,920)	(34.16)%
Natural Gas Swap May 2010	800	(3,362,000)	(19.08)%
Natural Gas Swap April 2011	3,000	(5,917,500)	(33.57)%
WTI Crude December 2010	3,995	12,637,320	71.70%
Other commodity		1,549,580	8.79%
Total futures		24,837,236	140.92%

Swaps
Natural Gas ICE Swap October 2010		(2,872,058)	(16.30)%
Total swaps		(2,872,058)	(16.30)%

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments (continued)

March 31, 2010

Unaudited condensed schedule of investments for each Master Fund

Description	Number of Contracts	Fair Value	Percentage of Members' Capital
Graham Discretionary Energy Trading III LLC (continued)

Short contracts
Futures
Gasoline RBOB September 2010	(1,198)	$(6,765,305)	(38.38)%
Globex Crude Oil June 2010	(500)	(1,792,500)	(10.17)%
Heating Oil June 2010	(400)	(1,395,379)	(7.92)%
Heating Oil July 2010	(1,200)	(10,774,680)	(61.13)%
Heating Oil November 2010	(250)	(1,575,000)	(8.94)%
Heating Oil January 2011	(250)	(1,521,450)	(8.63)%
Heating Oil March 2011	(1,099)	(4,434,940)	(25.16)%
Heating Oil June 2011	(552)	(1,774,416)	(10.07)%
Natural Gas October 2010	(900)	8,999,540	51.06%
Natural Gas Swap October 2010	(3,800)	13,077,500	74.20%
WIT Crude June 2010	(1,460)	(3,263,800)	(18.52)%
WIT Crude December 2010	(2,635)	(4,831,680)	(27.41)%
Other commodity		(986,460)	(5.60)%
Total futures		(17,038,570)	(96.67)%

Swaps
Natural Gas ICE Swap May 2010	(1,400)	3,363,500	19.08%
Other		186,800	1.06%
Total swaps		3,550,300	20.14%

Total		$8,476,908	48.09%

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments (continued)

March 31, 2010

Unaudited condensed schedule of investments for each Master Fund

Description	Number of Contracts	Fair Value	Percentage of Net Assets
Graham Fed Policy Ltd.
Long contracts
Futures
Interest rate		$902,540	1.79%
Total futures		902,540	1.79%

Options
Eurodollar futures June 2010, $99.5 Call	17,000	6,268,750	12.45%
Eurodollar futures September 2010, $99.5 Call	30,000	7,125,000	14.15%
Eurodollar futures September 2010, $99.625 Put	35,000	16,406,250	32.58%
Fed futures May 2010, $99.75 Call	19,500	4,672,249	9.28%
Other interest rate futures		8,020,248	15.93%
Total options		42,492,497	84.39%

Short contracts
Futures
Interest rate		(112,500)	(0.22)%
Total futures		(112,500)	(0.22)%

Options
Eurodollar futures June 2010, $99.625 Call	(24,100)	(2,861,875)	(5.68)%
Eurodollar futures September 2010, $99.25 Put	(70,000)	(11,812,500)	(23.46)%
Other interest rate future		(9,524,486)	(18.91)%
Total options		(24,198,861)	(48.05)%

Total		$19,083,676	37.91%

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments (continued)

March 31, 2010

Unaudited condensed schedule of investments for each Master Fund

Description		Principal Amount	Fair Value	Percentage of Members' Capital
Graham Global Monetary Policy LLC
Long contracts
Futures
U.S. bond			$535,125	3.09%
Commodity			612,000	3.54%
Interest rate			565,500	3.27%
Total futures			1,712,625	9.90%

Options
Foreign currency forwards			709,416	4.10%
Total options			709,416	4.10%

Forwards
Indian Rupee / U.S. Dollar 05/17/10	IDR	1,392,800,000	932,508	5.39%
Other foreign currency			800,847	4.62%
Total forwards			1,733,355	10.01%

Short contracts
Futures
Foreign bond			(321,435)	(1.86)%
U.S. index			12,188	0.07%
Interest rate			(864,576)	(5.00)%
Total futures			(1,173,823)	(6.79)%

Forwards
Foreign currency			(484,634)	(2.79)%
Total forwards			(484,634)	(2.79)%

Total			$2,496,939	14.43%

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments (continued)

March 31, 2010

Unaudited condensed schedule of investments for each Master Fund

Description		Principal Amount	Fair Value	Percentage of Net Assets
Graham K4D Trading Ltd.
Long contracts
Futures
U.S. bond			$(3,057,361)	(1.50)%
Foreign bond			1,213,247	0.59%
U.S. index			9,277,376	4.54%
Foreign index			9,615,355	4.71%
Commodity			22,243,254	10.89%
Interest rate			4,042,561	1.98%
Currency			243,631	0.12%
Total futures			43,578,063	21.33%

Forwards
Swiss Franc / U.S. Dollar 04/21/10	CHF	2,480,030,301	20,270,240	9.92%
Swiss Franc / Japanese Yen 04/21/10	CHF	420,907,768	14,874,967	7.28%
Japanese Yen / U.S. Dollar 04/21/10	JPY	452,661,668	13,358,945	6.54%
British Pound / Japanese Yen 04/21/10	GBP	203,357,832	11,515,292	5.64%
Euro / U.S. Dollar 04/21/10	EUR	1,170,938,463	(10,434,613)	(5.11)%
Japanese Yen / U.S. Dollar 04/21/10	JPY	110,451,958,506	(32,762,507)	(16.03)%
Other foreign currency			35,104,555	17.18%
Total forwards			51,926,879	25.42%

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments (continued)

March 31, 2010

Unaudited condensed schedule of investments for each Master Fund

Description		Principal Amount	Fair Value	Percentage of Net Assets
Graham K4D Trading Ltd. (continued)
Short contracts
Futures
U.S. bond			$1,019,587	0.50%
Foreign bond			453,342	0.22%
U.S. index			(1,303,679)	(0.64)%
Foreign index			(1,378,965)	(0.67)%
Commodity			489,415	0.25%
Interest rate			(437,872)	(0.21)%
Currency			293,796	0.14%
Total futures			(864,376)	(0.41)%

Forwards
Japanese Yen / U.S. Dollar 04/21/10	JPY	(114,621,366,481)	33,075,049	16.19%
Euro / U.S. Dollar 01/20/10	EUR	(1,326,596,427)	12,688,520	6.21%
British Pound / Japanese Yen 04/21/10	GBP	(199,732,402)	(10,987,662)	(5.38)%
Swiss Franc / Japanese Yen 04/21/10	CHF	(386,774,942)	(14,741,470)	(7.21)%
Euro / Japanese Yen 04/21/10	EUR	(499,239,484)	(15,331,805)	(7.50)%
Swiss Franc / U.S. Dollar 04/21/10	CHF	(2,544,502,499)	(23,468,231)	(11.49)%
Other foreign currency			(23,618,367)	(11.56)%
Total forwards			(42,383,966)	(20.74)%

Total			$52,256,600	25.60%

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments (continued)

March 31, 2010

Unaudited condensed schedule of investments for each Master Fund

Description	Number of Contracts/Principal Amount	Fair Value	Percentage of Members' Capital
Graham Macro Directional LLC
Long contracts
Futures
U.S. bond		$25,000	0.96%
Foreign bond		101,990	3.90%
Total futures		126,990	4.86%

Forwards
Foreign currency		61,438	2.35%
Total forwards		61,438	2.35%

Short Contracts
Forwards
Foreign currency		(162,074)	(6.20)%
Total forwards		(162,074)	(6.20)%

Total		$26,354	1.01%

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments (continued)

March 31, 2010

Unaudited condensed schedule of investments for each Master Fund

Description		Number of Contracts/Principal Amount	Fair Value	Percentage of Members' Capital
Graham Short Term Global Macro LLC
Long contracts
Options
U.S. Dollar / Japanese Yen 04/02/10, Yen 91.5 Call		100,000,000	$2,110,446	93.96%
U.S. Dollar / Japanese Yen 04/02/10, Yen 92 Call		10,000,000	159,514	7.10%
U.S. Dollar / Japanese Yen 04/02/10, Yen 94 Call		300,000,000	542,866	24.17%
U.S. Dollar / Japanese Yen 03/24/11, Yen 115 Call		57,000,000	172,467	7.68%
Other foreign currency forwards			20,806	0.93%
Total options			3,006,099	133.84%

Forwards
Brazilian Real / U.S. Dollar 04/05/10	BRL	53,902,500	250,821	11.17%
Euro / U.S. Dollar 04/06/10	EUR	80,000,000	142,413	6.34%
Other foreign currency			32,803	1.46%
Total forwards			426,037	18.97%

Short Contracts
Options
U.S. Dollar / Japanese Yen 04/01/10, Yen 91.5 Call		(100,000,000)	(2,101,471)	(93.56)%
U.S. Dollar / Japanese Yen 04/01/10, Yen 94 Call		(200,000,000)	(153,462)	(6.83)%
Total options			(2,254,933)	(100.39)%

Forwards
Euro / Swedish Krona 04/06/10	EUR	(50,000,000)	(146,905)	(6.54)%
Euro / U.S. Dollar 04/06/10	EUR	(60,000,000)	(208,195)	(9.27)%
Brazilian Real / U.S. Dollar 04/05/10	BRL	(53,880,000)	(238,469)	(10.62)%
Other foreign currency			124,805	5.56%
Total forwards			(468,764)	(20.87)%

Total			$708,439	31.55%

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments (continued)

March 31, 2010

Unaudited condensed schedule of investments for Graham Cash Assets LLC

Description	Principal Amount	Fair Value	Percentage of Members’ Capital
Graham Cash Assets LLC
Investments in Fixed Income Securities (cost $1,470,451,532)
United States
FDIC Guaranteed Bonds (cost $792,823,127)
Bank of America 0.29% – 1.70% Floating Rate Notes due 09/13/10 – 06/22/12	$175,000,000	$175,906,081	9.57%
Citibank 1.25% – 1.63% due 03/30/11 – 11/15/11	125,000,000	125,407,724	6.82%
Citigroup 1.25% – 1.38% due 05/05/11 – 09/22/11	125,000,000	125,650,055	6.83%
JP Morgan Chase 1.65% – 2.63% due 12/01/10 – 02/23/11	125,000,000	125,968,837	6.85%
Other FDIC Guaranteed Bonds		239,890,430	13.05%
Total FDIC Guaranteed Bonds		792,823,127	43.12%

Government Bonds (cost $677,628,405)
U.S. Treasury 0.00% – 2.75% due 04/30/10 – 06/30/11	675,000,000	677,628,405	36.86%
Total Government Bonds		677,628,405	36.86%

Total Investments in Fixed Income Securities		$1,470,451,532	79.98%

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments

December 31, 2009

Description	Fair Value	Percentage of Members’ Capital

Investments in Master Funds, at fair value
Graham Commodity Strategies LLC	$763,431	0.25%
Graham Fed Policy Ltd.	2,649,859	0.87%
Graham Global Monetary Policy LLC	864,633	0.28%
Graham K4D Trading Ltd.	11,724,671	3.86%
Graham Macro Directional LLC	208,269	0.07%
Total investments in Master Funds	$16,210,863	5.33%

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments (continued)

December 31, 2009

Unaudited condensed schedule of investments for each Master Fund

Description	Number of Contracts	Fair Value	Percentage of Members' Capital
Graham Commodity Strategies LLC
Long contracts
Futures
Copper May 2010	678	$4,041,813	41.13%
Copper July 2010	630	4,188,413	42.63%
Cotton # 2 May 2010	1,162	2,942,250	29.94%
Globex Crude Oil June 2010	300	1,768,950	18.00%
Natural Gas March 2010	1,000	505,000	5.14%
Natural Gas September 2010	250	(537,500)	(5.47)%
Sugar #11 May 2010	1,505	4,489,755	45.69%
Wheat July 2010	1,092	(716,838)	(7.29)%
Other commodity		(1,041,637)	(10.60)%
Total futures		15,640,206	159.17%

Short contracts
Futures
Copper March 2010	(1,308)	(7,146,138)	(72.72)%
Cotton # 2 March 2010	(1,162)	(1,987,760)	(20.23)%
Globex Crude Oil December 2010	(300)	(1,957,100)	(19.92)%
Natural Gas March 2010	(980)	(1,292,520)	(13.15)%
Natural Gas April 2010	(250)	612,500	6.23%
Sugar #11 March 2010	(1,305)	(4,665,416)	(47.48)%
WTI Crude March 2010	(3,172)	840,170	8.55%
Other commodity		443,395	4.51%
Total futures		(15,152,869)	(154.21)%

Total		$487,337	4.96%

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments (continued)

December 31, 2009

Unaudited condensed schedule of investments for each Master Fund

Description	Number of Contracts	Fair Value	Percentage of Net Assets
Graham Fed Policy Ltd.
Long contracts
Futures
30 Day Fed Fund February 2010	5,483	$2,388,691	10.48%
Other interest rate		473,340	2.08%
Total futures		2,862,031	12.56%

Options
Fed Fund futures February 2010, $99.75 Call	8,715	3,631,540	15.94%
Fed Fund futures May 2010, $99.75 Call	23,150	4,823,303	21.17%
Eurodollar futures March 2010, $99.63 Call	10,100	1,893,750	8.31%
Other interest rate futures		3,404,283	14.94%
Total options		13,752,876	60.36%

Short contracts
Options
Fed Fund futures February 2010, $99.81 Call	(13,080)	(2,452,696)	(10.76)%
Fed Fund futures May 2010, $99.81 Call	(19,850)	(1,654,299)	(7.26)%
Eurodollar futures March 2011, $99.63 Call	(42,350)	(1,323,438)	(5.81)%
Other interest rate futures		(3,797,911)	(16.67)%
Total options		(9,228,344)	(40.50)%

Total		$7,386,563	32.42%

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments (continued)

December 31, 2009

Unaudited condensed schedule of investments for each Master Fund

Description		Principal Amount	Fair Value	Percentage of Members' Capital
Graham Global Monetary Policy LLC
Long contracts
Futures
Commodity			$29,025	0.33%
Total futures			29,025	0.33%

Options
Euro Dollar call / Swiss Franc 03/04/10, $1.50 Put		100,000,000	2,245,923	25.89%
Euro Dollar call / Swiss Franc 03/11/10, $1.50 Put		100,000,000	2,304,314	26.56%
U.S. index			12,500	0.14%
Total options			4,562,737	52.59%

Forwards
Australian Dollar / Japanese Yen 01/04/10	AUD	60,000,000	919,592	10.60%
Australian Dollar / U.S. Dollar 01/04/10	AUD	80,000,000	495,440	5.71%
Japanese Yen / U.S. Dollar 01/04/10	JPY	11,025,114,000	(1,513,453)	(17.44)%
Other foreign currency			554,290	6.38%
Total forwards			455,869	5.25%

Short contracts
Futures
Foreign bond			373,824	4.31%
Interest rate			(253,871)	(2.93)%
Total futures			119,953	1.38%

Options
Euro Dollar call / Swiss Franc 03/04/10, $1.46 Put		(100,000,000)	(651,902)	(7.51)%
Euro Dollar call / Swiss Franc 03/11/10, $1.47 Put		(100,000,000)	(916,709)	(10.57)%
Total options			(1,568,611)	(18.08)%

Forwards
Japanese Yen / U.S. Dollar 01/04/10	JPY	(11,047,096,000)	1,582,181	18.24%
Euro / Japanese Yen 01/04/10	EUR	(40,000,000)	(434,683)	(5.01)%
Australian Dollar / Japanese Yen 01/04/10	AUD	(60,000,000)	(930,489)	(10.72)%
Other foreign currency			499,007	5.75%
Total forwards			716,016	8.26%

Total			$4,314,989	49.73%

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments (continued)

December 31, 2009

Unaudited condensed schedule of investments for each Master Fund

Description		Number of Contracts/Principal Amount	Fair Value	Percentage of Net Assets
Graham K4D Trading Ltd.
Long contracts
Futures
LME Aluminum January 2010		1,302	$6,972,938	5.92%
LME Copper January 2010		366	6,743,091	5.72%
Other commodity			21,454,287	18.21%
U.S. bond			(4,526,734)	(3.84)%
Foreign bond			(6,607,015)	(5.61)%
U.S. index			5,331,432	4.53%
Foreign index			8,908,434	7.56%
Interest rate			(8,722,161)	(7.40)%
Currency			355,993	0.30%
Total futures			29,910,265	25.39%

Forwards
British Pound / Japanese Yen 01/20/10	GBP	224,750,683	11,529,834	9.79%
Euro / U.S. Dollar 01/20/10	EUR	593,968,247	(12,238,099)	(10.39)%
Japanese Yen / U.S. Dollar 01/20/10	JPY	51,561,122,880	(17,479,840)	(14.84)%
Other foreign currency			9,230,717	7.84%
Total forwards			(8,957,388)	(7.60)%

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments (continued)

December 31, 2009

Unaudited condensed schedule of investments for each Master Fund

Description		Number of Contracts/Principal Amount	Fair Value	Percentage of Net Assets
Graham K4D Trading Ltd. (continued)
Short contracts
Futures
U.S. bond			$1,217,531	1.03%
Foreign bond			2,267,786	1.93%
U.S. index			(2,810,098)	(2.39)%
Foreign index			(3,726,222)	(3.16)%
Commodity			(14,721,246)	(12.50)%
Interest rate			2,493,009	2.12%
Currency			(32,595)	(0.03)%
Total futures			(15,311,835)	(13.00)%

Forwards
Japanese Yen / U.S. Dollar 01/20/10	JPY	(52,960,960,701)	18,321,239	15.55%
Euro / U.S. Dollar 01/20/10	EUR	(604,603,018)	12,851,322	10.91%
British Pound / Japanese Yen 01/20/10	GBP	(207,438,849)	(11,260,219)	(9.56)%
Other foreign currency			(7,624,210)	(6.47)%
Total forwards			12,288,132	10.43%

Total			$17,929,174	15.22%
See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments (continued)

December 31, 2009

Unaudited condensed schedule of investments for each Master Fund

Description		Principal Amount	Fair Value	Percentage of Members' Capital
Graham Macro Directional LLC
Long contracts
Forwards
New Zealand Dollar / U.S. Dollar 01/05/10	NZD	25,000,000	$168,512	10.40%
Japanese Yen / U.S. Dollar 01/05/10	JPY	2,773,860,000	(189,105)	(11.67)%
Japanese Yen / U.S. Dollar 01/04/10	JPY	2,300,065,000	(285,387)	(17.62)%
Total forwards			(305,980)	(18.89)%

Short Contracts
Forwards
Japanese Yen / U.S. Dollar 01/05/10	JPY	(4,620,210,000)	346,235	21.37%
Japanese Yen / U.S. Dollar 01/04/10	JPY	(2,300,065,000)	281,275	17.36%
New Zealand Dollar / U.S. Dollar 01/05/10	NZD	(25,000,000)	(206,512)	(12.74)%
Total forwards			420,998	25.99%

Total			$115,018	7.10%

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Condensed Schedules of Investments (continued)

December 31, 2009

Unaudited condensed schedule of investments for Graham Cash Assets LLC

Description	Principal Amount	Fair Value	Percentage of Members’ Capital
Graham Cash Assets LLC
Investments in Fixed Income Securities (cost $1,421,913,802)
United States
FDIC Guaranteed Bonds (cost $667,900,290)
Bank of America 0.28% Floating Rate Note due 09/13/10	$100,000,000	$100,177,559	5.24%
Other Bank of America 0.63% - 1.70% Floating Rate Notes due 12/23/10 - 06/22/12	75,000,000	75,931,110	3.97%
Citibank 1.25% - 1.63% due 03/30/11 - 11/15/11	125,000,000	125,481,266	6.56%
JPMorgan Chase 1.65% - 2.63% due 12/01/10 - 02/23/11	125,000,000	126,280,415	6.60%
Other FDIC guaranteed bonds		240,029,940	12.55%
Total FDIC Guaranteed Bonds		667,900,290	34.92%

Government Bonds (cost $754,013,512)
U.S. Treasury 0.00% - 2.75% due 01/31/10 - 06/30/11	750,000,000	754,013,512	39.42%
Total Government Bonds		754,013,512	39.42%

Total Investments in Fixed Income Securities		$1,421,913,802	74.34%

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Statements of Operations and Managing Member Allocation

For the three months ended March 31, 2010 and 2009

	2010	2009
Net gain allocated from investments in Master Funds:
Net realized (loss) gain on investments	$(5,419,425)	$3,003,336
Net increase (decrease) in unrealized appreciation on investments	6,838,336	(2,179,657)
Brokerage commissions and fees	(496,264)	(275,647)
Net gain allocated from investments in Master Funds	922,647	548,032

Net investment loss allocated from investments in Master Funds	(11,175)	(4,949)

Investment income:
Interest income	415,495	496,539
Other income	496,264	275,647
Total investment income	911,759	772,186

Expenses:
Brokerage fees	1,786,293	1,402,149
Advisory fees	1,521,144	1,236,839
Sponsor fees	760,572	618,419
Interest expense	4,747	4,615
Total expenses	4,072,756	3,262,022
Net investment loss of the Fund	(3,160,997)	(2,489,836)

Net loss	(2,249,525)	(1,946,753)

Incentive allocation	-	(8,461)

Net loss available for pro-rata allocation to all members	$(2,249,525)	$(1,955,214)

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Statements of Changes in Members’ Capital

For the three months ended March 31, 2010 and 2009

	Class 0		Class 2		Class M		Total
	Units	Capital	Units	Capital	Units	Capital	Capital

Members’ capital, December 31, 2008	1,585,426.608	$209,463,943	276,829.231	$30,933,785	4,671.470	$748,868	$241,146,596
Subscriptions	97,497.253	12,936,000	41,020.927	4,597,253	–	–	17,533,253
Redemptions	(33,593.950)	(4,466,003)	(12,627.824)	(1,418,218)	–	(8,461)	(5,892,682)
Incentive allocation	–	–	–	–	–	8,461	8,461
Net income (loss) available for pro-rata allocation	–	(1,546,063)	–	(413,213)	–	4,062	(1,955,214)
Members’ capital, March 31, 2009	1,649,329.911	$216,387,877	305,222.334	$33,699,607	4,671.470	$752,930	$250,840,414

Members’ capital, December 31, 2009	1,851,259.271	$250,952,480	462,314.824	$52,116,241	4,671.470	$813,191	$303,881,912
Subscriptions	151,028.659	20,005,694	45,915.276	5,069,594	–	–	25,075,288
Redemptions	(36,152.265)	(4,733,057)	(12,948.251)	(1,406,910)	–	–	(6,139,967)
Incentive allocation	–	–	–	–	–	–	–
Net income (loss) available for pro-rata allocation	–	(1,629,259)	–	(624,416)	–	4,150	(2,249,525)
Members’ capital, March 31, 2010	1,966,135.665	$264,595,858	495,281.849	$55,154,509	4,671.470	$817,341	$320,567,708

See accompanying notes.

Graham Alternative Investment Trading LLC

Unaudited Statements of Cash Flows

For the three months ended March 31, 2010 and 2009

	2010	2009
Cash flows used in operating activities
Net loss	$(2,249,525)	$(1,946,753)
Adjustments to reconcile net loss to net cash used in operating activities:
Net income allocated from investments in Master Funds	(911,472)	(543,083)
Net income allocated from investment in Graham Cash Assets LLC	(415,495)	(57,690)
Net income allocated from investment in Graham Cash Assets II LLC	-	(438,799)
Proceeds from sale of investments in Master Funds	63,389,546	49,891,230
Proceeds from sale of investments in Graham Cash Assets LLC	62,539,001	120,505,966
Proceeds from sale of investments in Graham Cash Assets II LLC	-	140,342,679
Investments in Master Funds	(81,902,881)	(57,114,505)
Investments in Graham Cash Assets LLC	(58,473,000)	(151,243,179)
Investments in Graham Cash Assets II LLC	-	(98,545,466)
Changes in assets and liabilities:
Accrued commission reimbursements	(68,668)	(12,300)
Accrued brokerage fees	31,778	(2,117)
Accrued advisory fees	26,922	(4,688)
Accrued sponsor fees	13,461	(2,345)
Accrued incentive allocation	(341,592)	(6,487,522)
Net cash used in operating activities	(18,361,925)	(5,658,572)

Cash flows provided by financing activities
Subscriptions	25,075,288	17,533,253
Redemptions	(6,712,479)	(11,874,447)
Net cash provided by financing activities	18,362,809	5,658,806

Net increase in cash and cash equivalents	884	234

Cash and cash equivalents, beginning of period	49	195
Cash and cash equivalents, end of period	$933	$429

See accompanying notes.

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements

March 31, 2010

1. Organization and Business

Graham Alternative Investment Trading LLC (“GAIT”) was formed on May 18, 2006, commenced operations on August 1, 2006 and is organized as a Delaware Limited Liability Company. Graham Capital Management, L.P. (the “Managing Member” or “Manager”) is the Managing Member and the sole investment advisor. The Managing Member is registered as a Commodity Pool Operator and Commodity Trading Advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.

The investment objective of GAIT is to achieve long-term capital appreciation through professionally managed trading through its investment in various master trading vehicles (“Master Funds”). As more fully described in Note 2, these Master Funds invest in a broad range of currency forward and futures contracts; bond, interest rate, and index futures contracts; commodity forward and futures contracts, and swaps thereon (collectively referred to as “Derivative Positions”) traded on U.S. and foreign exchanges.

In addition to trading in the Interbank market for foreign exchange, the Manager currently executes orders on all the major U.S. futures exchanges and may also trade on, but is not limited to, the Bolsa de Mercadorias and Futuros (“BMF”), Borsa Italiana Idem (“IML”), the Eurex Deutschland (“EUREX”), Euronext Paris (“MONEP”), the Hong Kong Exchanges and Clearing Ltd. (“HKEX”), the Intercontinental Exchange (“ICE”), the London Commodity Exchange (“LCE”), the London International Financial Futures and Options Exchange Ltd. (“LIFFE”), the London Metal Exchange (“LME”), the Marché à Terme International de France (“MATIF”), the Montreal Exchange (“ME”), the Osaka Securities Exchange (“OSE”), the Sydney Futures Exchange Ltd. (“SFE”), the Singapore International Monetary Exchange (“SIMEX”), the South African Exchange (“SAFEX”), the Tokyo International Financial Futures Exchange (“TIFFE”), the Tokyo Commodity Exchange (“TOCOM”) and the Tokyo Stock Exchange (“TSE”).

SEI Global Services, Inc. (“SEI”) is GAIT’s independent administrator and transfer agent.  SEI is responsible for certain matters pertaining to the administration of GAIT.

GAIT will terminate on December 31, 2050 or at an earlier date if certain conditions occur as outlined in the Limited Liability Company Agreement (“LLC Agreement”) of GAIT.

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

1. Organization and Business (continued)

Duties of the Managing Member

Subject to the terms and conditions of the LLC Agreement, the Managing Member has complete and exclusive responsibility for managing and administering the affairs of GAIT and for directing the investment and reinvestment of the assets of GAIT.

2. Summary of Significant Accounting Policies

These financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and all amounts are stated in U.S. Dollars. The preparation of these financial statements requires the Managing Member to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

In July 2009, the Financial Accounting Standards Board (“FASB”) issued “The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles” (the “Codification”). The Codification is the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. All existing accounting standard documents are superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification does not change current U.S. GAAP.   The adoption of the Codification does not impact GAIT’s financial statements except for references made to authoritative accounting literature in the footnotes.

Cash and Cash Equivalents

GAIT considers cash and cash equivalents to include all highly liquid investments with a maturity of three months or less when acquired. At March 31, 2010 and December 31, 2009, these amounts are primarily invested in overnight deposits with major U.S. financial institutions.

Investments in Master Funds

GAIT invests in various Master Funds which are managed by the Managing Member. These investments are valued in the accompanying statements of financial condition at fair value in accordance with U.S. GAAP. Gains and losses are allocated by each Master Fund to GAIT based upon GAIT’s proportionate share of the net assets of each Master Fund and are included in the statements of operations and managing member allocation for the three months ended March 31, 2010 and 2009.

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Fair Value

The fair value of GAIT’s assets and liabilities, which qualify as financial instruments under U.S. GAAP, approximates the carrying amounts presented in the statements of financial condition. Changes in these carrying amounts are included in the statements of operations and managing member allocation.

GAIT follows U.S. GAAP for fair value measurements, which defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements.  U.S. GAAP uses a three-level hierarchy for fair value measurement based on the transparency and independence of inputs used in the valuation of an asset or liability as of the measurement date.

The fair value hierarchy categorizes asset and liability positions into one of three levels, as summarized below, based on the inputs and assumptions used in deriving fair value.

•	Level 1 inputs are unadjusted closing or settle prices for such assets or liabilities as published by the primary exchange upon which they are traded.
•	Level 2 inputs include quoted prices for similar assets and liabilities obtained from independent brokers and/or market makers in each security.
•	Level 3 inputs are those which are considered unobservable and are significant in arriving at fair value.

GAIT reports the fair value of its investment related assets and liabilities in accordance with the hierarchy established under U.S. GAAP.  In accordance with this hierarchy, GAIT’s investments in Master Funds, Graham Cash Assets LLC (“GCA”), and Graham Cash Assets II LLC (“GCA II”) have been classified as Level 2 valuations based on the release of ASU 2009-12 in 2009.  As of March 31, 2010 and December 31, 2009, the Master Funds and GCA did not hold any Level 3 investments.

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Derivative Instruments

In the normal course of business, the Master Funds utilize derivative financial instruments in connection with their trading activities. Derivative instruments derive their value from underlying assets, indices, reference rates or a combination of these factors.  Investments in derivative financial instruments are subject to additional risks that can result in a loss of all or part of an investment.  The Master Funds’ derivative financial instruments are classified by the following primary underlying risks: interest rate, credit, foreign currency exchange rate, commodity price, and equity price risks. These risks can be in excess of the amounts recognized in the statements of financial condition. In addition, the Master Funds are also subject to additional counterparty risk should their counterparties fail to meet the terms of their contracts.  Management of counterparty risk involves a number of considerations, such as the financial profile of the counterparty, specific terms and duration of the contractual agreement, and the value of collateral held, if any. The Master Funds have established initial credit approval, credit limits, and collateral requirements and may reduce their exposure to any counterparties they deem necessary.  Trading in non-U.S. dollar denominated derivative instruments may subject the value of, and gains and losses associated with, such contracts to additional risks related to adverse changes in the applicable exchange rates. To the extent a Master Fund is deemed to be insolvent, all positions could be subject to liquidation.

The Master Funds record all their derivative financial instruments at fair value, which is derived in accordance with U.S. GAAP.  Unrealized gains and losses from these instruments are recorded based on changes in their fair value.  Realized gains and losses are recorded when the positions are closed.  All unrealized and realized gains and losses related to derivative financial instruments are included in net gain (loss) on investments in the Master Funds’ statements of operations.

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Futures Contracts

The Master Funds use futures contracts in an attempt to take advantage of changes in the value of equities, commodities, interest rates, bonds and foreign currencies.

A futures contract represents a commitment for the future purchase or sale of an asset or cash settlement based on the value of an asset on a specified date.  The purchase and sale of futures contracts are executed on an exchange which requires margin deposits with a Futures Commission Merchant (“FCM”).  Subsequent payments are made or received by the Master Funds each day, depending on the daily fluctuations in the value of the contract. These changes in valuation are recorded for financial statement purposes as unrealized gains or losses by the Master Funds.  Relative to over-the-counter derivative financial instruments, futures contracts provide reduced counterparty risk to the Master Funds since futures are exchange-traded and the exchange’s clearinghouse guarantees the futures against default. However some non-U.S. exchanges are “principals’ markets” in which no common clearing facility exists and the Master Funds may look only to the clearing broker for performance of the contract.  The U.S. Commodity Exchange Act requires an FCM to segregate all funds received from such FCM’s customers in respect of regulated futures transactions. If the FCM were not to do so to the full extent required by law, the assets of the Master Funds might not be fully protected in the event of the bankruptcy or insolvency of the FCM. In that case, the Master Funds would be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to the Master Funds was held by the FCM.  In addition, in the event of bankruptcy or insolvency of an exchange or an affiliated clearing house, the Master Funds might experience a loss of funds deposited through its FCM as margin with such exchange or affiliated clearing house, the loss of unrealized profits on its open positions, and the loss of funds owed to it as realized profits on closed positions.

Forward Contracts

The Master Funds enter into foreign currency and commodity forward contracts in an attempt to take advantage of changes in exchange rates and commodity prices.

Forward currency and commodities transactions are contracts or agreements for delivery of specific currencies and commodities or the cash equivalent value at a specified future date and an agreed upon price.  Forward contracts are not guaranteed by an exchange or clearing house and therefore the risks include the inability of counterparties to meet their obligations under the terms of the contracts as well as the risks associated with movements in fair value.

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Swap Contracts

The Master Funds may enter into various swap contracts in an attempt to take advantage of changes in interest rates and asset values.  Swap contracts are not guaranteed by an exchange or an affiliated clearing house or regulated by any U.S. or foreign government authorities.  Failure of a counterparty to meet its obligation under the terms of the swap contract could result in the loss of any unrealized gains on open positions and force the Master Fund to cover its resale commitments, if any, at the current market price.  It may not be possible to dispose of or close out a swap position without the consent of the counterparty, and the Master Fund may not be able to enter into an offsetting contract in order to cover its risk. Swaps are subject to the International Swap and Derivative Association (“ISDA”) Master Agreements which generally require among other things, that a Master Fund maintain a predetermined level of net assets, and provide limits with respect to a decline in the Master Fund’s net asset value over 1-month, 3-month and 12-month periods. If a Master Fund were to violate such provisions, the counterparty to the swaps could demand liquidation of outstanding swap positions.

An interest rate swap contract is an agreement that obligates two parties to exchange a series of cash flows at specified intervals based upon or calculated by reference to changes in specified prices or rates for a specified notional amount of the underlying assets.  The payment flows are usually netted against each other, with the difference being paid by one party to another.

A total return swap contract is an agreement that obligates two parties to exchange cash flows calculated by reference to changes in specified prices or rates for a specified notional amount of the underlying assets.  The payment flows are usually netted against each other, with the difference being paid by one party to another.

During the term of the swaps, changes in value are recognized as unrealized gains or losses by marking the contracts to fair value.  Additionally, the Master Funds record a realized gain (loss) when a swap contract is terminated and when periodic payments are received or made at the end of each measurement period, but prior to termination.  The Master Funds determine the estimated fair value of all swaps in accordance with U.S. GAAP.

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Options

The Master Funds may buy and sell covered and uncovered exchange traded and over-the-counter options on futures, foreign currencies, commodities, interest rates and equities to take advantage of the price movements of the financial instrument underlying the option or to hedge positions in the underlying assets.  Option contracts give one party the right, but not the obligation, to buy or sell within a limited time or on a specified date, a financial instrument, commodity or currency at a contracted price.  Options may also be settled in cash, based on differentials between specified indices or prices.

The Master Funds are exposed to counterparty risk to the extent that a seller of an over-the-counter option does not meet its obligations under the terms of the option contract.  The maximum risk of loss to the Master Fund is the fair value of the contracts and the premiums paid to purchase its open option contracts. Relative to over-the-counter options, exchange traded options provide reduced counterparty risk to the Master Funds since the exchanges’ clearinghouse guarantees the option against default.

Indemnifications

In the normal course of business, the Master Funds, GCA, GCA II and GAIT enter into contracts that contain a variety of indemnifications. Such contracts include those with the Master Funds’ brokers and trading counterparties. GAIT’s maximum exposure under these arrangements is unknown; however, GAIT has not had prior claims or losses with respect to such indemnifications and considers the risk of loss to be remote.

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

3. Investments in Master Funds

As of March 31, 2010 and December 31, 2009, GAIT invested in Master Funds, all of which were managed by the Manager. GAIT’s investments in these Master Funds, as well as investment objectives of each Master Fund, are summarized below. Master Funds in which GAIT invested 5% or more of its members’ capital are individually identified, while smaller investments are aggregated under the caption “Master Funds.”  All of the Master Funds and GAIT are related parties.

March 31, 2010
Investment – Objective	Percent of Members’ Capital	Fair Value	Net Income (three months then ended)	Management Fees	Incentive Fees	Redemptions Permitted

Graham K4D Trading Ltd. (a)	7.54%	$24,164,131	$(4,673,263)	None	None	Monthly
Other Master Funds (6) – (b) (c) (d) (e)	3.57%	11,470,291	5,584,735	None	None	Monthly
	11.11%	$35,634,422	$911,472

December 31, 2009
Investment – Objective	Percent of Members’ Capital	Fair Value	Net Income (twelve months then ended)	Management Fees	Incentive Fees	Redemptions Permitted

Master Funds (6) – (a) (b) (c) (d) (e)	5.33%	$16,210,863	$19,395,922	None	None	Monthly
	5.33%	$16,210,863	$19,395,922

(a) – Systematic Macro
(b) – Fixed Income
(c) – Global Macro
(d) – Energy Related
(e) – Commodities

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table summarizes the financial position of each Master Fund as of March 31, 2010:

	Graham Commodity Strategies LLC (Delaware)	Graham Discretionary Energy Trading III LLC (Delaware)	Graham Fed Policy Ltd. (BVI)	Graham Global Monetary Policy LLC (Delaware)	Graham K4D Trading Ltd. (BVI)	Graham Macro Directional LLC (Delaware)	Graham Short Term Global Macro LLC (Delaware)
Assets:
Cash and cash equivalents	$134	$544	$809	$942	$429	$942	$252
Due from brokers	10,018,527	9,147,441	31,271,757	15,518,672	152,363,790	2,636,614	1,971,133
Options, at fair value	-	-	42,492,497	709,416	-	-	3,006,099
Derivative financial instruments, at fair value	7,513,452	8,476,908	790,040	1,787,523	52,256,600	126,990	-
Subscriptions receivable	-	-	-	200	73	99	-
Interest receivable	-	-	2	122	566	1	-
Total assets	17,532,113	17,624,893	74,555,105	18,016,875	204,621,458	2,764,646	4,977,484

Liabilities:
Options, at fair value	-	-	24,198,861	-	-	-	2,254,933
Derivative financial instruments, at fair value	-	-	-	-	-	100,636	42,727
Due to brokers	-	-	-	725,400	285,606	48,608	433,755
Redemptions payable	-	-	144	80	73	99	-
Total liabilities	-	-	24,199,005	725,480	285,679	149,343	2,731,415
Net assets	$17,532,113	$17,624,893	$50,356,100	$17,291,395	$204,335,779	$2,615,303	$2,246,069

Percentage of Master Fund held by the Fund	9.86%	12.53%	10.91%	6.20%	11.83%	15.85%	24.73%

The following table summarizes the results of operations of each Master Fund for the three months ended March 31, 2010:

	Graham Commodity Strategies LLC (Delaware)	Graham Discretionary Energy Trading III LLC (Delaware)	Graham Fed Policy Ltd. (BVI)	Graham Global Monetary Policy LLC (Delaware)	Graham K4D Trading Ltd. (BVI)	Graham Macro Directional LLC (Delaware)	Graham Short Term Global Macro LLC (Delaware)

Net investment income (loss)	$(3,636)	$(5,702)	$(1,232)	$(6,153)	$(68,408)	$(11,143)	$171

Net realized gain (loss) on investments	1,059,499	(1,108,471)	5,663,643	37,085,598	(77,892,271)	7,549,544	(3,124,378)
Net increase (decrease) in appreciation on investments	7,026,115	8,918,128	3,402,087	427,683	34,667,568	(108,934)	1,095,590
Brokerage commissions and fees	(1,002,423)	(276,911)	(1,134,151)	(597,494)	(1,480,295)	(146,619)	(38,204)
Net gain (loss) on investments	7,083,191	7,532,746	7,931,579	36,915,787	(44,704,998)	7,293,991	(2,066,992)
Net income (loss)	$7,079,555	$7,527,044	$7,930,347	$36,909,634	$(44,773,406)	$7,282,848	$(2,066,821)

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table summarizes the financial position of each Master Fund as of December 31, 2009:

	Graham Commodity Strategies LLC (Delaware)	Graham Fed Policy Ltd. (BVI)	Graham Global Macro Focus LLC (Delaware)	Graham Global Monetary Policy LLC (Delaware)	Graham K4D Trading Ltd. (BVI)	Graham Macro Directional LLC (Delaware)
Assets:
Cash and cash equivalents	$1,000	$218	$-	$661	$425	$644
Due from brokers	9,338,086	15,446,856		4,369,612	99,865,289	1,504,495
Options, at fair value	-	13,752,876	-	4,562,737	-	-
Derivative financial instruments, at fair value	487,337	2,862,031	-	1,507,026	17,929,174	115,018
Subscriptions receivable	1,288	9,630	-	4,169	4,331	2,017
Interest receivable	-	-	-	105	293	-
Total assets	9,827,711	32,071,611	-	10,444,310	117,799,512	1,622,174

Liabilities:
Options, at fair value	-	9,228,344	-	1,568,611	-	-
Derivative financial instruments, at fair value	-	-	-	186,163	-	-
Due to brokers	-	48,333	-	-	-	-
Redemptions payable	1,288	9,772	-	13,305	4,331	2,017
Total liabilities	1,288	9,286,449	-	1,768,079	4,331	2,017
Net assets	$9,826,423	$22,785,162	$-	$8,676,231	$117,795,181	$1,620,157

Percentage of Master Fund held by the Fund	7.77%	11.63%	0.00%	9.97%	9.95%	12.85%

The following table summarizes the results of operations of each Master Funds for the three months ended March 31, 2009:

	Graham Commodity Strategies LLC (Delaware)	Graham Fed Policy Ltd. (BVI)	Graham Global Macro Focus LLC (Delaware)	Graham Global Monetary Policy LLC (Delaware)	Graham K4D Trading Ltd. (BVI)	Graham Macro Directional LLC (Delaware)

Net investment income (loss)	$(590)	$(5,698)	$33	$(2,344)	$(19,621)	$284

Net realized gain (loss) on investments	(6,789,390)	43,824,731	(299,050)	14,512,854	(43,433,731)	(3,450,014)
Net increase (decrease) in appreciation on investments	10,434,373	(34,445,286)	299,050	(1,634,474)	(23,496,393)	1,419,353
Brokerage commissions and fees	(662,097)	(385,545)	-	(160,525)	(886,895)	(113,984)
Net gain (loss) on investments	2,982,886	8,993,900	-	12,717,855	(67,817,019)	(2,144,645)
Net income (loss)	$2,982,296	$8,988,202	$33	$12,715,511	$(67,836,640)	$(2,144,361)

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table shows the fair value classification of each investment type by Master Fund as of March 31, 2010:

	Graham Commodity Strategies LLC	Graham Discretionary Energy Trading III LLC	Graham Fed Policy Ltd.	Graham Global Monetary Policy LLC	Graham K4D Trading Ltd.	Graham Macro Directional LLC	Graham Short Term Global Macro LLC
Long Contracts
Level 1:
Commodity futures	$29,213,740	$24,837,236	$-	$612,000	$22,243,254	$-	$-
Commodity swaps	-	(2,872,058)	-	-	-	-	-
Currency futures	-	-	-	-	243,631	-	-
Foreign bond futures	-	-	-	-	1,213,247	101,990	-
Foreign index futures	-	-	-	-	9,615,355	-	-
Interest rate futures	-	-	902,540	565,500	4,042,561	-	-
Interest rate futures options	-	-	42,492,497	-	-	-	-
U.S. bond futures	-	-	-	535,125	(3,057,361)	25,000	-
U.S. index futures	-	-	-	-	9,277,376	-	-
Total Level 1	29,213,740	21,965,178	43,395,037	1,712,625	43,578,063	126,990	-

Level 2:
Foreign currency forwards	-	-	-	1,733,355	51,926,879	61,438	426,037
Foreign currency forwards options	-	-	-	709,416	-	-	3,006,099
Total Level 2	-	-	-	2,442,771	51,926,879	61,438	3,432,136
Total long contracts	$29,213,740	$21,965,178	$43,395,037	$4,155,396	$95,504,942	$188,428	$3,432,136

Short Contracts
Level 1:
Commodity futures	$(21,700,288)	$(17,038,570)	$-	$-	$489,415	$-	$-
Commodity swaps	-	3,550,300	-	-	-	-	-
Currency futures	-	-	-	-	293,796	-	-
Foreign bond futures	-	-	-	(321,435)	453,342	-	-
Foreign index futures	-	-	-	-	(1,378,965)	-	-
Interest rate futures	-	-	(112,500)	(864,576)	(437,872)	-	-
Interest rate futures options	-	-	(24,198,861)	-	-	-	-
U.S. bond futures	-	-	-	-	1,019,587	-	-
U.S. index futures	-	-	-	12,188	(1,303,679)	-	-
Total Level 1	(21,700,288)	(13,488,270)	(24,311,361)	(1,173,823)	(864,376)	-	-

Level 2:
Foreign currency forwards	-	-	-	(484,634)	(42,383,966)	(162,074)	(468,764)
Foreign currency forwards options	-	-	-	-	-	-	(2,254,933)
Total Level 2	-	-	-	(484,634)	(42,383,966)	(162,074)	(2,723,697)
Total short contracts	$(21,700,288)	$(13,488,270)	$(24,311,361)	$(1,658,457)	$(43,248,342)	$(162,074)	$(2,723,697)

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table shows the fair value classification of each investment type by Master Fund as of December 31, 2009:

	Graham Commodity Strategies LLC	Graham Fed Policy Ltd.	Graham Global Monetary Policy LLC	Graham K4D Trading Ltd.	Graham Macro Directional LLC
Long Contracts
Level 1:
Commodity futures	$15,640,206	$-	$29,025	$35,170,316	$-
Currency futures	-	-	-	355,993	-
Foreign bond futures	-	-	-	(6,607,015)	-
Foreign index futures	-	-	-	8,908,434	-
U.S. index futures options	-	-	12,500	-	-
Interest rate futures	-	2,862,031	-	(8,722,161)	-
Interest rate futures options	-	13,752,876	-	-	-
U.S. bond futures	-	-	-	(4,526,734)	-
U.S. index futures	-	-	-	5,331,432	-
Total Level 1	15,640,206	16,614,907	41,525	29,910,265	-

Level 2:
Foreign currency forwards	-	-	455,869	(8,957,388)	(305,980)
Foreign currency forwards options	-	-	4,550,237	-	-
Total Level 2	-	-	5,006,106	(8,957,388)	(305,980)
Total long contracts	$15,640,206	$16,614,907	$5,047,631	$20,952,877	$(305,980)

Short Contracts
Level 1:
Commodity futures	$(15,152,869)	$-	$-	$(14,721,246)	$-
Currency futures	-	-	-	(32,595)	-
Foreign bond futures	-	-	373,824	2,267,786	-
Foreign index futures	-	-	-	(3,726,222)	-
Interest rate futures	-	-	(253,871)	2,493,009	-
Interest rate futures options	-	(9,228,344)	-	-	-
U.S. bond futures	-	-	-	1,217,531	-
U.S. index futures	-	-	-	(2,810,098)	-
Total Level 1	(15,152,869)	(9,228,344)	119,953	(15,311,835)	-

Level 2:
Foreign currency forwards	-	-	716,016	12,288,132	420,998
Foreign currency forwards options	-	-	(1,568,611)	-	-
Total Level 2	-	-	(852,595)	12,288,132	420,998
Total short contracts	$(15,152,869)	$(9,228,344)	$(732,642)	$(3,023,703)	$420,998

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table displays the volume of derivative activities and fair value of derivative contracts held by the Master Funds based on their notional amounts and number of contracts at March 31, 2010 categorized by primary underlying risk.  Derivative assets and liability balances are presented on a gross basis, prior to the application of counterparty netting.

	Graham Commodity Strategies LLC						Graham Discretionary Energy Trading III LLC
	Long exposure		Short exposure				Long exposure		Short exposure
	Notional amounts	Number of contracts	Notional amounts	Number of contracts	Derivative Assets	Derivative Liabilities	Notional amounts	Number of contracts	Notional amounts	Number of contracts	Derivative Assets	Derivative Liabilities

Commodity price
Futures	$1,085,229,489	17,077	$(1,074,987,274)	(17,931)	$39,573,568	$(32,060,116)	$1,077,925,835	17,331	$(1,056,569,875)	(17,419)	$67,292,935	$(58,816,027)
	1,085,229,489	17,077	(1,074,987,274)	(17,931)	39,573,568	(32,060,116)	1,077,925,835	17,331	(1,056,569,875)	(17,419)	67,292,935	(58,816,027)

Equity price
Futures	-	-	-	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-	-	-	-

Foreign currency exchange rate
Futures	-	-	-	-	-	-	-	-	-	-	-	-
Forwards	-	-	-	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-	-	-	-

Interest rate
Futures	-	-	-	-	-	-	-	-	-	-	-	-
Interest rate swaps	-	-	-	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-	-	-	-
Total	$1,085,229,489	17,077	$(1,074,987,274)	(17,931)	$39,573,568	$(32,060,116)	$1,077,925,835	17,331	$(1,056,569,875)	(17,419)	$67,292,935	$(58,816,027)

Collateral balances supporting all derivative positions						$10,018,527						$9,147,441

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table displays the volume of derivative activities and fair value of derivative contracts held by the Master Funds based on their notional amounts and number of contracts at March 31, 2010 categorized by primary underlying risk.  Derivative assets and liability balances are presented on a gross basis, prior to the application of counterparty netting.

	Graham Fed Policy Ltd.						Graham Global Monetary Policy LLC
	Long exposure		Short exposure				Long exposure		Short exposure
	Notional amounts	Number of contracts	Notional amounts	Number of contracts	Derivative Assets	Derivative Liabilities	Notional amounts	Number of contracts	Notional amounts	Number of contracts	Derivative Assets	Derivative Liabilities

Commodity price
Futures	$-	-	$-	-	$-	$-	$33,435,000	300	$-	-	$612,000	$-
	-	-	-	-	-	-	33,435,000	300	-	-	612,000	-

Equity price
Futures	-	-	-	-	-	-	-	-	(4,369,688)	(75)	12,188	-
	-	-	-	-	-	-	-	-	(4,369,688)	(75)	12,188	-

Foreign currency exchange rate
Futures	-	-	-	-	-	-	-	-	-	-	-	-
Forwards	-	-	-	-	-	-	457,828,576	-	(456,579,855)	-	1,930,664	(681,943)
	-	-	-	-	-	-	457,828,576	-	(456,579,855)	-	1,930,664	(681,943)

Interest rate
Futures	9,766,259,844	24,570	(747,225,000)	(3,000)	1,380,902	(590,862)	368,517,188	2,075	(2,569,612,925)	(11,486)	1,100,624	(1,186,010)
Interest rate swaps	-	-	-	-	-	-	-	-	-	-	-	-
	9,766,259,844	24,570	(747,225,000)	(3,000)	1,380,902	(590,862)	368,517,188	2,075	(2,569,612,925)	(11,486)	1,100,624	(1,186,010)
Total	$9,766,259,844	24,570	$(747,225,000)	(3,000)	$1,380,902	$(590,862)	$859,780,764	2,375	$(3,030,562,468)	(11,561)	$3,655,476	$(1,867,953)

Collateral balances supporting all derivative positions						$31,271,757						$14,793,272

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table displays the volume of derivative activities and fair value of derivative contracts held by the Master Funds based on their notional amounts and number of contracts at March 31, 2010 categorized by primary underlying risk.  Derivative assets and liability balances are presented on a gross basis, prior to the application of counterparty netting.

	Graham K4D Trading Ltd.						Graham Macro Directional LLC
	Long exposure		Short exposure				Long exposure		Short exposure
	Notional amounts	Number of contracts	Notional amounts	Number of contracts	Derivative Assets	Derivative Liabilities	Notional amounts	Number of contracts	Notional amounts	Number of contracts	Derivative Assets	Derivative Liabilities

Commodity price
Futures	$1,212,670,559	17,702	$(972,519,554)	(19,758)	$44,197,091	$(21,464,422)	$-	-	$-	-	$-	$-
	1,212,670,559	17,702	(972,519,554)	(19,758)	44,197,091	(21,464,422)	-	-	-	-	-	-

Equity price
Futures	24,475,860,512	30,898	(2,791,709,182)	(2,309)	21,504,223	(5,294,136)	-	-	-	-	-	-
	24,475,860,512	30,898	(2,791,709,182)	(2,309)	21,504,223	(5,294,136)	-	-	-	-	-	-

Foreign currency exchange rate
Futures	152,892,085	1,677	(81,080,341)	(779)	962,178	(424,751)	-	-	-	-	-	-
Forwards	3,202,044,441	-	(3,192,501,529)	-	29,127,195	(19,584,282)	25,194,926	-	(25,295,562)	-	-	(100,636)
	3,354,936,526	1,677	(3,273,581,870)	(779)	30,089,373	(20,009,033)	25,194,926	-	(25,295,562)	-	-	(100,636)

Interest rate
Futures	68,861,119,170	48,344	(141,166,214,842)	(19,145)	13,050,249	(9,816,745)	72,660,625	450	-	-	126,990	-
Interest rate swaps	-	-	-	-	-	-	-	-	-	-	-	-
	68,861,119,170	48,344	(141,166,214,842)	(19,145)	13,050,249	(9,816,745)	72,660,625	450	-	-	126,990	-
Total	$97,904,586,767	98,621	$(148,204,025,448)	(41,991)	$108,840,936	$(56,584,336)	$97,855,551	450	$(25,295,562)	-	$126,990	$(100,636)

Collateral balances supporting all derivative positions						$152,078,184						$2,588,006

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table displays the volume of derivative activities and fair value of derivative contracts held by the Master Funds based on their notional amounts and number of contracts at March 31, 2010 categorized by primary underlying risk.  Derivative assets and liability balances are presented on a gross basis, prior to the application of counterparty netting.

Graham Short Term Global Macro LLC
	Long exposure		Short exposure
	Notional amounts	Number of contracts	Notional amounts	Number of contracts	Derivative Assets	Derivative Liabilities

Commodity price
Futures	$-	-	$-	-	$-	$-
	-	-	-	-	-	-

Equity price
Futures	-	-	-	-	-	-
	-	-	-	-	-	-

Foreign currency exchange rate
Futures	-	-	-	-	-	-
Forwards	13,594,025	-	(13,636,752)	-	196,002	(238,729)
	13,594,025	-	(13,636,752)	-	196,002	(238,729)

Interest rate
Futures	-	-	-	-	-	-
Interest rate swaps	-	-	-	-	-	-
	-	-	-	-	-	-
Total	$13,594,025	-	$(13,636,752)	-	$196,002	$(238,729)

Collateral balances supporting all derivative positions						$1,537,378

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table displays the volume of derivative activities and fair value of derivative contracts held by the Master Funds based on their notional amounts and number of contracts at December 31, 2009 categorized by primary underlying risk.  Derivative assets and liability balances are presented on a gross basis, prior to the application of counterparty netting.

	Graham Commodity Strategies LLC						Graham Fed Policy Ltd.
	Long exposure			Short exposure			Long exposure			Short exposure
	Notional amounts	Number of contracts	Derivative Assets	Notional amounts	Number of contracts	Derivative Liabilities	Notional amounts	Number of contracts	Derivative Assets	Notional amounts	Number of contracts	Derivative Liabilities

Commodity price
Futures	$883,506,418	15,628	$20,799,665	$(880,556,002)	(14,732)	$(20,312,328)	$-	-	$-	$-	-	$-
	883,506,418	15,628	20,799,665	(880,556,002)	(14,732)	(20,312,328)	-	-	-	-	-	-

Equity price
Futures	-	-	-	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-	-	-	-

Foreign currency exchange rate
Futures	-	-	-	-	-	-	-	-	-	-	-	-
Forwards	-	-	-	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-	-	-	-

Interest rate
Futures	-	-	-	-	-	-	8,430,422,879	20,666	3,336,902	-	-	(474,871)
Interest rate swaps	-	-	-	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	8,430,422,879	20,666	3,336,902	-	-	(474,871)
Total	$883,506,418	15,628	$20,799,665	$(880,556,002)	(14,732)	$(20,312,328)	$8,430,422,879	20,666	$3,336,902	$-	-	$(474,871)

Collateral balances supporting all derivative positions						$9,338,086						$15,446,856

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table displays the volume of derivative activities and fair value of derivative contracts held by the Master Funds based on their notional amounts and number of contracts at December 31, 2009 categorized by primary underlying risk.  Derivative assets and liability balances are presented on a gross basis, prior to the application of counterparty netting.

	Graham Global Monetary Policy LLC						Graham K4D Trading Ltd.
	Long exposure			Short exposure			Long exposure			Short exposure
	Notional amounts	Number of contracts	Derivative Assets	Notional amounts	Number of contracts	Derivative Liabilities	Notional amounts	Number of contracts	Derivative Assets	Notional amounts	Number of contracts	Derivative Liabilities

Commodity price
Futures	$2,072,500	100	$29,025	$-	-	$-	$1,281,924,053	21,625	$42,918,544	$(699,668,279)	(11,135)	$(22,469,474)
	2,072,500	100	29,025	-	-	-	1,281,924,053	21,625	42,918,544	(699,668,279)	(11,135)	(22,469,474)

Equity price
Futures	-	-	-	-	-	-	6,321,952,643	16,319	14,812,534	(3,918,741,020)	(5,980)	(7,108,988)
	-	-	-	-	-	-	6,321,952,643	16,319	14,812,534	(3,918,741,020)	(5,980)	(7,108,988)

Foreign currency exchange rate
Futures	-	-	-	-	-	-	30,156,168	359	757,620	(108,869,583)	(1,006)	(434,222)
Forwards	478,798,928	-	4,643,816	(575,969,539)	-	(3,471,931)	6,096,436,526	-	78,435,771	(5,707,147,861)	-	(75,105,027)
	478,798,928	-	4,643,816	(575,969,539)	-	(3,471,931)	6,126,592,694	359	79,193,391	(5,816,017,444)	(1,006)	(75,539,249)

Interest rate
Futures	-	-	489,449	(8,760,546,779)	(4,450)	(369,496)	66,489,448,610	25,046	7,611,075	(83,222,672,828)	(13,820)	(21,488,659)
	-	-	489,449	(8,760,546,779)	(4,450)	(369,496)	66,489,448,610	25,046	7,611,075	(83,222,672,828)	(13,820)	(21,488,659)
Total	$480,871,428	100	$5,162,290	$(9,336,516,318)	(4,450)	$(3,841,427)	$80,219,918,000	63,349	$144,535,544	$(93,657,099,571)	(31,941)	$(126,606,370)

Collateral balances supporting all derivative positions						$4,257,152						$99,865,289

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table displays the volume of derivative activities and fair value of derivative contracts held by the Master Funds based on their notional amounts and number of contracts at December 31, 2009 categorized by primary underlying risk.  Derivative assets and liability balances are presented on a gross basis, prior to the application of counterparty netting.

	Graham Macro Directional LLC
	Long exposure			Short exposure
	Notional amounts	Number of contracts	Derivative Assets	Notional amounts	Number of contracts	Derivative Liabilities

Foreign currency exchange rate
Forwards	$72,680,881	-	$796,022	$(92,523,752)	-	$(681,004)
Total	$72,680,881	-	$796,022	$(92,523,752)	-	$(681,004)

Collateral balances supporting all derivative positions						$1,504,495

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table shows the gains and losses on all financial instruments held by the Master Funds reported in net gain on investments in their statements of operations segregated by primary underlying risk and contract type for the three months ended March 31, 2010:

	Graham Commodity Strategies LLC	Graham Discretionary Energy Trading III LLC	Graham Fed Policy Ltd.	Graham Global Monetary Policy LLC	Graham K4D Trading Ltd.	Graham Macro Directional LLC	Graham Short Term Global Macro LLC
Commodity price
Futures	$8,085,614	$8,524,507	$-	$2,178,297	$(23,768,545)	$(758,020)	$(792,850)
Options	-	(714,850)	-	-	-	-	-
	8,085,614	7,809,657	-	2,178,297	(23,768,545)	(758,020)	(792,850)
Equity price
Futures	-	-	-	1,126,108	(32,614,364)	(211,949)	(175,975)
	-	-	-	1,126,108	(32,614,364)	(211,949)	(175,975)
Foreign currency exchange rate
Futures	-	-	-	-	712,311	-	-
Forwards	-	-	-	37,702,416	(80,875)	9,180,238	1,552,433
Options	-	-	-	(3,520,011)	-	-	(2,525,849)
	-	-	-	34,182,405	631,436	9,180,238	(973,416)
Interest rate
Futures	-	-	3,056,080	441,971	12,526,770	(769,659)	(86,547)
Interest rate swaps	-	-	-	(403,000)	-	-	-
Options	-	-	6,009,650	(12,500)	-	-	-
	-	-	9,065,730	26,471	12,526,770	(769,659)	(86,547)
Total	$8,085,614	$7,809,657	$9,065,730	$37,513,281	$(43,224,703)	$7,440,610	$(2,028,788)

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

3. Investments in Master Funds (continued)

The following table shows the gains and losses on all financial instruments held by the Master Funds reported in net gain on investments in their statements of operations segregated by primary underlying risk and contract type for the three months ended March 31, 2009:

	Graham Commodity Strategies LLC	Graham Fed Policy Ltd.	Graham Global Monetary Policy LLC	Graham K4D Trading Ltd.	Graham Macro Directional LLC
Commodity price
Futures	$3,644,983	$-	$1,243,013	$(13,610,658)	$403,480
	3,644,983	-	1,243,013	(13,610,658)	403,480
Equity price
Futures	-	-	(777,390)	(44,753,324)	383,295
Options	-	-	(135,476)	-	-
	-	-	(912,866)	(44,753,324)	383,295
Foreign currency exchange rate
Futures	-	-	-	(2,956,381)	-
Forwards	-	-	12,604,762	(12,322,189)	(214,058)
Options	-	-	-	-	-
	-	-	12,604,762	(15,278,570)	(214,058)
Interest rate
Futures	-	(18,319,607)	(56,529)	6,712,428	(2,603,378)
Options	-	27,699,052	-	-	-
	-	9,379,445	(56,529)	6,712,428	(2,603,378)
Total	$3,644,983	$9,379,445	$12,878,380	$(66,930,124)	$(2,030,661)

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

4. Graham Cash Assets LLC

GAIT invests a portion of its excess liquidity in GCA, an entity for which the Manager is also the sole investment advisor. GCA commenced operations on June 22, 2005, and was formed as a Delaware Limited Liability Company for the purpose of consolidating investment activity of multiple funds managed by the Manager. Its objective is to preserve capital while enhancing return on cash balances and providing daily liquidity. It invests in debt obligations guaranteed by the U.S. federal government which range in maturity from three to thirty months. GCA also maintains cash and cash equivalents on deposit with major U.S. institutions. GAIT’s investment in GCA is valued in the accompanying statements of financial condition at fair value in accordance with U.S. GAAP. GAIT records its proportionate share of GCA’s investment income and expenses on a monthly basis. For the period from January 1, 2010 to March 31, 2010, the total amount recognized by GAIT with respect to its investment in GCA was $415,495.  For the three months ended March 31, 2009, the total amount recognized by GAIT with respect to its investment in GCA was $57,690. These amounts are included in interest income in the statements of operations and managing member allocation.  At March 31, 2010 and

December 31, 2009, GAIT owned approximately 15.57% and 15.15%, respectively, of GCA.  The following table summarizes the financial position of GCA as of March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009
Assets:
Cash and cash equivalents	$362,751,976	$485,846,462
Investments in fixed income securities	1,470,451,532	1,421,913,802
Redemptions receivable	-	-
Accrued interest income	5,329,831	4,848,122
Total assets	1,838,533,339	1,912,608,386

Liabilities:
Other payables	20,000	-
Total liabilities	20,000	-

Members’ capital	1,838,513,339	1,912,608,386
Total liabilities and members’ capital	$1,838,533,339	$1,912,608,386

The following table summarizes the results of operations of GCA for the three months ended March 31, 2010 and 2009:

	2010	2009
Investment income
Interest income	$2,623,273	$819,676
Net investment income	2,623,273	819,676
Net income	$2,623,273	$819,676

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

4. Graham Cash Assets LLC (continued)

GCA reports the fair value of its investment related assets and liabilities in accordance with the hierarchy established under U.S. GAAP.  The following table shows the fair value classification of each investment type held by GCA as of March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009
Long positions
Level 2:
Fixed income securities
FDIC Guaranteed Bonds	$792,823,127	$667,900,290
Government Bonds	677,628,405	754,013,512
Fixed income securities	1,470,451,532	1,421,913,802
Total Level 2	1,470,451,532	1,421,913,802
Total long positions	$1,470,451,532	$1,421,913,802

5. Capital Accounts

GAIT offers Class 0 Units and Class 2 Units (collectively, the “Units”). GAIT may issue additional classes in the future subject to different fees, expenses or other terms, or to invest in other investment programs or combinations of investment programs managed by the Manager. GAIT also has Class M units which are solely for the investment of the Manager.

A separate Capital Account is maintained for each member with respect to each Class of Units held by such member. The initial balance of each members’ Capital Account will equal the initial contribution to GAIT with respect to the Class to which such Capital Account relates. Each member’s Capital Account is increased by any additional subscription, and decreased by any redemption by such member of Units of such Class to which the Capital Account relates. All income and expenses of GAIT are allocated among the Capital Accounts of the members in proportion to the balance that each Capital Account bears to the balance of all Capital Accounts as of the beginning of such fiscal period.

Addition of Limited and Managing Members

Units are available for subscription as of the first business day of each month upon at least three business days prior written notice.

Subscriptions

Units may be purchased at a price equal to the Net Asset Value per Unit of the relevant Class as of the immediately preceding Valuation Day as defined in the LLC Agreement. The minimum initial subscription from each investor in each Class is $50,000. Members may subscribe for additional Units in a minimum amount of not less than $5,000.

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

5. Capital Accounts (continued)

Redemptions

Units are not subject to any minimum holding period. Members may redeem Units at the Net Asset Value thereof as of each Valuation Day upon not less than three business days’ prior written notice to the administrator. A partial redemption request for an amount less than $10,000 will not be accepted, nor will a redemption request be accepted to the extent that it would result in an investor owning Units with a total Net Asset Value of less than $25,000. The redemption proceeds will normally be remitted within 15 days after the Valuation Day, without interest for the period from the Valuation Day to the payment date.

Redemption Fees

Class 2 Units are subject to a redemption fee equal to 2% of their Net Asset Value if redeemed within six months from their subscription and a redemption fee equal to 1% of their Net Asset Value if redeemed more than six and less than twelve months from their subscription. Class 0 Units are not subject to a redemption fee. Redemption fees are payable to the Manager upon redemption of Units.

6. Fees

Advisory Fees

Each Class of GAIT other than Class M pays the Manager an advisory fee (the “Advisory Fee”) at an aggregate annual rate equal to 2% of the Net Asset Value of such Class. The Advisory Fee is payable monthly in arrears calculated as of the last business day of each month and any other date the Manager may permit, in its sole and absolute discretion, as of which any subscription or redemption is effected with respect to Units of such Class during the month.

Sponsor Fees

Each Class of GAIT other than Class M pays the Manager a sponsor fee (the “Sponsor Fee”) at an annual rate of 1% of its Net Asset Value, payable monthly in arrears, determined in the same manner as the Advisory Fee.

Incentive Allocation

At the end of each calendar quarter, the Manager will receive a special allocation of net profits (the “Incentive Allocation”) in an amount equal to 20% of the New High Net Trading Profits of each Class as defined in the LLC Agreement. The Incentive Allocation is also accrued and allocable on the date of redemption with respect to any Units that are redeemed prior to the end of a calendar quarter.

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

6. Fees (continued)

Brokerage Fees

Each Class of GAIT other than Class M pays the Manager a brokerage fee (the “Brokerage Fee”) at the annual rate specified in the table below. This Brokerage Fee is payable monthly in arrears calculated as of the last business day of each month in the same manner as the Advisory Fee.

Class	Annual Rate

Class 0	2%
Class 2	4%

In consideration of the Brokerage Fee, the Manager bears all of GAIT’s trading commissions (including exchange, clearing and regulatory fees relating to its trades), routine legal expenses, internal and external accounting, audit and tax preparation expenses, fees and expenses of an external or internal administrator, and expenses and costs of printing and mailing reports and notices, together with the costs incurred in connection with the organization of GAIT and GAIT’s continuous offering of Units. To the extent GAIT is allocated any of these expenses from the Master Funds in which it invests, the Manager will reimburse GAIT those amounts.  These reimbursements are included in other income in the statements of operations and managing member allocation.

Any portion of any of the above fees, including the Incentive Allocation may be paid by the Manager to third parties as compensation for selling activities in connection with GAIT.

7. Income Taxes

No provision for income taxes has been made in the accompanying financial statements, as members are individually responsible for reporting income or loss based upon their respective share of GAIT’s revenues and expenses for income tax purposes.

U.S. GAAP provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. U.S. GAAP requires the evaluation of tax positions taken or expected to be taken in the course of preparing GAIT’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet a more-likely-than-not threshold would be recorded as a tax expense in the current year. The Manager has evaluated GAIT’s tax positions and has concluded that there are no significant tax positions requiring recognition, measurement or disclosure in the financial statements. The Manager is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax expense will change materially in the next twelve months.

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

8. Related Party Transactions

The Manager, due to its relationship with its affiliates, may enter into certain related party transactions.

9. Financial Highlights

The following is the per unit operating performance calculation for the three months ended March 31, 2010 and 2009:

	Class 0	Class 2
Per unit operating performance:
Net asset value per unit, December 31, 2008	$132.12	$111.74
Net loss:
Net investment loss	(1.35)	(1.66)
Net gain on investments	0.43	0.33
Net loss	(0.92)	(1.33)
Net asset value per unit, March 31, 2009	$131.20	$110.41

Net asset value per unit, December 31, 2009	$135.56	$112.73
Net loss:
Net investment loss	(1.94)	(2.08)
Net gain on investments	0.96	0.71
Net loss	(0.98)	(1.37)
Net asset value per unit, March 31, 2010	$134.58	$111.36

Graham Alternative Investment Trading LLC

Notes to Unaudited Financial Statements (continued)

9. Financial Highlights (continued)

The following represents ratios to average members’ capital, excluding the Managing Member, and total return for the three months ended March 31, 2010 and 2009:

	Class 0		Class 2
	2010	2009	2010	2009

Total return before Incentive Allocation	(0.73)%	(0.69)%	(1.22)%	(1.18)%
Incentive Allocation	0.00	(0.01)	0.00	(0.01)
Total return after Incentive Allocation	(0.73)%	(0.70)%	(1.22)%	(1.19)%

Net investment loss before Incentive Allocation	(0.81)%	(1.26)%	(1.38)%	(1.79)%
Incentive Allocation	0.00	(0.01)	0.00	(0.01)
Net investment loss after Incentive Allocation	(0.81)%	(1.27)%	(1.38)%	(1.80)%

Total expenses before Incentive Allocation	1.25%	1.26%	1.76%	1.79%
Incentive Allocation	0.00	0.01	0.00	0.01
Total expenses after Incentive Allocation	1.25%	1.27%	1.76%	1.80%

Total return is calculated for Class 0 and Class 2 units taken as a whole. Total return is calculated as the change in total members’ capital, excluding that of the Managing Member, adjusted for subscriptions or redemptions during the year. An individual member’s return may vary from these returns based on the timing of capital transactions and the applicability of advisory fees, brokerage fees, sponsor fees and the Incentive Allocation. The net investment loss and total expense ratios (including Incentive Allocation) are calculated for the Class 0 and Class 2 units taken as a whole and include amounts from GAIT and amounts allocated from Master Funds. The computation of such ratios is based on the amount of net investment loss, total expenses and Incentive Allocation.  Net investment loss and total expense ratios are computed based upon the weighted average of members’ capital of GAIT, excluding that of the Managing Member, for the three months ended March 31, 2010 and 2009.

Investment Advisor
Graham Capital Management, L.P.
40 Highland Avenue
Rowayton, CT  06853
U.S.A.

Administrator
SEI Global Services Inc.
1 Freedom Valley Drive
Oaks, PA  19456
U.S.A.

Legal and Tax Advisors
Proskauer Rose LLP
1585 Broadway
New York, NY  10036
U.S.A.

Registered Address
Corporation Service Company
2711 Centerville Road
Suite 400
Wilmington, DE 19808
U.S.A.

Independent Registered Public Accounting Firm
Ernst & Young LLP
300 First Stamford Place
Stamford, CT 06902
U.S.A.

Graham Alternative Investment Trading II LLC

Unaudited Statements of Financial Condition

Assets	March 31, 2010	December 31, 2009
Cash and cash equivalents	$86	$770
Investment in Graham K4D Trading Ltd., at fair value	6,958,170	3,256,884
Investment in Graham Cash Assets LLC, at fair value	39,650,898	34,112,305
Accrued commission reimbursements	20,465	15,286
Total assets	$46,629,619	$37,385,245

Liabilities and members’ capital
Liabilities:
Accrued brokerage fees	$106,527	$88,838
Accrued advisory fees	79,206	63,502
Accrued sponsor fees	39,603	31,751
Accrued incentive allocation	-	479
Payable to Graham K4D Trading Ltd.	31	343
Total liabilities	225,367	184,913

Members’ capital:
Class 0 Units (315,865.665 and 222,427.212 units outstanding at $96.29 and $100.59 per unit, respectively)	30,416,047	22,373,766
Class 2 Units (169,447.493 and 149,683.130 units outstanding at $94.35 and $99.05 per unit, respectively)	15,988,205	14,826,566
Total members’ capital	46,404,252	37,200,332
Total liabilities and members’ capital	$46,629,619	$37,385,245

See accompanying notes.

Graham Alternative Investment Trading II LLC

Unaudited Condensed Schedules of Investments

March 31, 2010

Unaudited condensed schedule of investments for Graham K4D Trading Ltd.

Description		Principal Amount	Fair Value	Percentage of Net Assets
Graham K4D Trading Ltd.
Long contracts
Futures
U.S. bond			$(3,057,361)	(1.50)%
Foreign bond			1,213,247	0.59%
U.S. index			9,277,376	4.54%
Foreign index			9,615,355	4.71%
Commodity			22,243,254	10.89%
Interest rate			4,042,561	1.98%
Currency			243,631	0.12%
Total futures			43,578,063	21.33%

Forwards
Swiss Franc / U.S. Dollar 04/21/10	CHF	2,480,030,301	20,270,240	9.92%
Swiss Franc / Japanese Yen 04/21/10	CHF	420,907,768	14,874,967	7.28%
Japanese Yen / U.S. Dollar 04/21/10	JPY	452,661,668	13,358,945	6.54%
British Pound / Japanese Yen 04/21/10	GBP	203,357,832	11,515,292	5.64%
Euro / U.S. Dollar 04/21/10	EUR	1,170,938,463	(10,434,613)	(5.11)%
Japanese Yen / U.S. Dollar 04/21/10	JPY	110,451,958,506	(32,762,507)	(16.03)%
Other foreign currency			35,104,555	17.18%
Total forwards			51,926,879	25.42%

See accompanying notes.

Graham Alternative Investment Trading II LLC

Unaudited Condensed Schedules of Investments (continued)

March 31, 2010

Unaudited condensed schedule of investments for Graham K4D Trading Ltd.

Description		Principal Amount	Fair Value	Percentage of Net Assets
Graham K4D Trading Ltd. (continued)
Short contracts
Futures
U.S. bond			$1,019,587	0.50%
Foreign bond			453,342	0.22%
U.S. index			(1,303,679)	(0.64)%
Foreign index			(1,378,965)	(0.67)%
Commodity			489,415	0.25%
Interest rate			(437,872)	(0.21)%
Currency			293,796	0.14%
Total futures			(864,376)	(0.41)%

Forwards
Japanese Yen / U.S. Dollar 04/21/10	JPY	(114,621,366,481)	33,075,049	16.19%
Euro / U.S. Dollar 01/20/10	EUR	(1,326,596,427)	12,688,520	6.21%
British Pound / Japanese Yen 04/21/10	GBP	(199,732,402)	(10,987,662)	(5.38)%
Swiss Franc / Japanese Yen 04/21/10	CHF	(386,774,942)	(14,741,470)	(7.21)%
Euro / Japanese Yen 04/21/10	EUR	(499,239,484)	(15,331,805)	(7.50)%
Swiss Franc / U.S. Dollar 04/21/10	CHF	(2,544,502,499)	(23,468,231)	(11.49)%
Other foreign currency			(23,618,367)	(11.56)%
Total forwards			(42,383,966)	(20.74)%

Total			$52,256,600	25.60%

See accompanying notes.

Graham Alternative Investment Trading II LLC

Unaudited Condensed Schedules of Investments (continued)

March 31, 2010

Unaudited condensed schedule of investments for Graham Cash Assets LLC

Description	Principal Amount	Fair Value	Percentage of Members’ Capital
Graham Cash Assets LLC
Investments in Fixed Income Securities (cost $1,470,451,532)
United States
FDIC Guaranteed Bonds (cost $792,823,127)
Bank of America – 0.29% – 1.7% Floating Rate Notes due 09/13/10 – 06/22/12	$175,000,000	$175,906,081	9.57%
Citibank 1.25% – 1.63% due 03/30/11 – 11/15/11	125,000,000	125,407,724	6.82%
Citigroup 1.25% – 1.38% due 05/05/11 – 09/22/11	125,000,000	125,650,055	6.83%
JP Morgan Chase – 1.65% – 2.63% due 12/01/10 – 02/23/11	125,000,000	125,968,837	6.85%
Other FDIC Guaranteed Bonds		239,890,430	13.05%
Total FDIC Guaranteed Bonds		792,823,127	43.12%

Government Bonds (cost $677,628,405)
U.S. Treasury 0.00% – 2.75% due 04/30/10 – 06/30/11	675,000,000	677,628,405	36.86%
Total Government Bonds		677,628,405	36.86%

Total Investments in Fixed Income Securities		$1,470,451,532	79.98%

See accompanying notes.

Graham Alternative Investment Trading II LLC

Unaudited Condensed Schedules of Investments

December 31, 2009

Unaudited condensed schedule of investments for Graham K4D Trading Ltd.

Description		Number of Contracts/Principal Amount	Fair Value	Percentage of Net Assets
Graham K4D Trading Ltd.
Long contracts
Futures
LME Aluminum January 2010		1,302	$6,972,938	5.92%
LME Copper January 2010		366	6,743,091	5.72%
Other commodity			21,454,287	18.21%
U.S. bond			(4,526,734)	(3.84)%
Foreign bond			(6,607,015)	(5.61)%
U.S. index			5,331,432	4.53%
Foreign index			8,908,434	7.56%
Interest rate			(8,722,161)	(7.40)%
Currency			355,993	0.30%
Total futures			29,910,265	25.39%

Forwards
British Pound / Japanese Yen 01/20/10	GBP	224,750,683	11,529,834	9.79%
Euro / U.S. Dollar 01/20/10	EUR	593,968,247	(12,238,099)	(10.39)%
Japanese Yen / U.S. Dollar 01/20/10	JPY	51,561,122,880	(17,479,840)	(14.84)%
Other foreign currency			9,230,717	7.84%
Total forwards			(8,957,388)	(7.60)%

See accompanying notes.

Graham Alternative Investment Trading II LLC

Unaudited Condensed Schedules of Investments (continued)

December 31, 2009

Unaudited condensed schedule of investments for Graham K4D Trading Ltd.

Description		Number of Contracts/Principal Amount	Fair Value	Percentage of Net Assets
Graham K4D Trading Ltd. (continued)
Short contracts
Futures
U.S. bond			$1,217,531	1.03%
Foreign bond			2,267,786	1.93%
U.S. index			(2,810,098)	(2.39)%
Foreign index			(3,726,222)	(3.16)%
Commodity			(14,721,246)	(12.50)%
Interest rate			2,493,009	2.12%
Currency			(32,595)	(0.03)%
Total futures			(15,311,835)	(13.00)%

Forwards
Japanese Yen / U.S. Dollar 01/20/10	JPY	(52,960,960,701)	18,321,239	15.55%
Euro / U.S. Dollar 01/20/10	EUR	(604,603,018)	12,851,322	10.91%
British Pound / Japanese Yen 01/20/10	GBP	(207,438,849)	(11,260,219)	(9.56)%
Other foreign currency			(7,624,210)	(6.47)%
Total forwards			12,288,132	10.43%

Total			$17,929,174	15.22%

See accompanying notes.

Graham Alternative Investment Trading II LLC

Unaudited Condensed Schedules of Investments (continued)

December 31, 2009

Unaudited condensed schedule of investments for Graham Cash Assets LLC

Description	Principal Amount	Fair Value	Percentage of Members’ Capital
Graham Cash Assets LLC
Investments in Fixed Income Securities (cost $1,421,913,802)
United States
FDIC Guaranteed Bonds (cost $667,900,290)
Bank of America 0.28% Floating Rate Note due 09/13/10	$100,000,000	$100,177,559	5.24%
Other Bank of America 0.63% - 1.70% Floating Rate Notes due 12/23/10 - 06/22/12	75,000,000	75,931,110	3.97%
Citibank 1.25% - 1.63% due 03/30/11 - 11/15/11	125,000,000	125,481,266	6.56%
JPMorgan Chase 1.65% - 2.63% due 12/01/10 - 02/23/11	125,000,000	126,280,415	6.60%
Other FDIC guaranteed bonds		240,029,940	12.55%
Total FDIC Guaranteed Bonds		667,900,290	34.92%

Government Bonds (cost $754,013,512)
U.S. Treasury 0.00% - 2.75% due 01/31/10 - 06/30/11	750,000,000	754,013,512	39.42%
Total Government Bonds		754,013,512	39.42%

Total Investments in Fixed Income Securities		$1,421,913,802	74.34%

See accompanying notes.

Graham Alternative Investment Trading II LLC

Unaudited Statements of Operations and Managing Member Allocation

For the three months ended March 31, 2010 and for the period of January 4, 2009 (commencement of operations) to March 31, 2009

	2010	2009
Net loss allocated from investment in Graham K4D Trading Ltd.:
Net realized loss on investments	$(2,120,237)	$(57,228)
Net increase (decrease) in unrealized appreciation on investments	1,209,716	(8,554)
Brokerage commissions and fees	(45,962)	(1,892)
Net loss allocated from investment in Graham K4D Trading Ltd.	(956,483)	(67,674)

Net investment loss allocated from investment in Graham K4D Trading Ltd.	(2,058)	(80)

Investment income:
Interest income	53,593	2,251
Other income	45,962	1,892
Total investment income	99,555	4,143

Expenses:
Brokerage fees	275,547	11,269
Advisory fees	200,402	6,874
Sponsor fees	100,201	3,437
Interest expense	1,196	800
Total expenses	577,346	22,380
Net investment loss of the Fund	(477,791)	(18,237)

Net loss	(1,436,332)	(85,991)

Incentive allocation	-	-

Net loss available for pro-rata allocation to all members	$(1,436,332)	$(85,991)

See accompanying notes.

Graham Alternative Investment Trading II LLC

Unaudited Statements of Changes in Members’ Capital

For the three months ended March 31, 2010 and for the period of January 4, 2009
(commencement of operations) to March 31, 2009

	Class 0		Class 2		Total
	Units	Capital	Units	Capital	Capital

Members’ capital, January 4, 2009	–	$–	–	$–	$–
Initial subscriptions	2,240.000	224,000	5,750.000	575,000	799,000
Subscriptions	5,439.138	550,000	7,888.448	800,000	1,350,000
Redemptions	–	–	–	–	–
Incentive allocation	–	–	–	–	–
Net loss available for pro-rata allocation	–	(28,448)	–	(57,543)	(85,991)
Members’ capital, March 31, 2009	7,679.138	$745,552	13,638.448	$1,317,457	$2,063,009

Members’ capital, December 31, 2009	222,427.212	$22,373,766	149,683.130	$14,826,566	$37,200,332
Subscriptions	94,438.818	8,858,000	22,555.298	2,128,500	10,986,500
Redemptions	(1,000.365)	(92,619)	(2,790.935)	(253,629)	(346,248)
Incentive allocation	–	–	–	–	–
Net loss available for pro-rata allocation	–	(723,100)	–	(713,232)	(1,436,332)
Members’ capital, March 31, 2009	315,865.665	$30,416,047	169,447.493	$15,988,205	$46,404,252

See accompanying notes.

Graham Alternative Investment Trading II LLC

Unaudited Statements of Cash Flows

For the three months ended March 31, 2010 for the period of January 4, 2009
(commencement of operations) to March 31, 2009

	2010	2009
Cash flows used in operating activities
Net loss	$(1,436,332)	$(85,991)
Adjustments to reconcile net loss to net cash used in operating activities:
Net loss allocated from investment in Graham K4D Trading Ltd.	958,541	67,754
Net income allocated from investment in Graham Cash Assets LLC	(53,593)	(604)
Net income allocated from investment in Graham Cash Assets II LLC	–	(1,647)
Proceeds from sale of investments in Graham K4D Trading Ltd.	6,806,772	399,970
Proceeds from sale of investments in Graham Cash Assets LLC	12,046,000	978,383
Proceeds from sale of investments in Graham Cash Assets II LLC	–	482,787
Investments in Graham K4D Trading Ltd.	(11,466,911)	(625,717)
Investments in Graham Cash Assets LLC	(17,531,000)	(1,903,287)
Investments in Graham Cash Assets II LLC	–	(1,470,338)
Changes in assets and liabilities:
Accrued commission reimbursement	(5,179)	(1,179)
Accrued brokerage fees	17,689	5,774
Accrued advisory fees	15,704	3,523
Accrued sponsor fees	7,852	1,762
Accrued incentive allocation	(479)	–
Net cash used in operating activities	(10,640,936)	(2,148,355)

Cash flows provided by financing activities
Subscriptions	10,986,500	2,149,000
Redemptions	(346,248)	–
Net cash provided by financing activities	10,640,252	2,149,000

Net (decrease) increase in cash and cash equivalents	(684)	645

Cash and cash equivalents, beginning of period	770	–
Cash and cash equivalents, end of period	$86	$645

See accompanying notes.

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements

March 31, 2010

1. Organization and Business

Graham Alternative Investment Trading II LLC (“GAIT II”) was formed on July 16, 2008, commenced operations on January 4, 2009 and is organized as a Delaware Limited Liability Company. Graham Capital Management, L.P. (the “Managing Member” or “Manager”) is the managing member and the sole investment advisor. The Managing Member is registered as a Commodity Pool Operator and Commodity Trading Advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.

The investment objective of GAIT II is to achieve long-term capital appreciation through professionally managed trading through its investment in Graham K4D Trading Ltd. (the “Master Fund” or “K4D Trading”), a master trading vehicle.  K4D Trading commenced operation of January 1, 1999 and is organized as a British Virgin Islands business company.  As more fully described in Note 2, this Master Fund invests in a broad range of currency forward and futures contracts; bond, interest rate, and index futures contracts; commodity forward and futures contracts, and swaps thereon (collectively referred to as “Derivative Positions”) traded on U.S. and foreign exchanges.

In addition to trading in the Interbank market for foreign exchange, the Manager currently executes orders on all the major U.S. futures exchanges and may also trade on, but is not limited to, the Bolsa de Mercadorias and Futuros (“BMF”), Borsa Italiana Idem (“IML”), the Eurex Deutschland (“EUREX”), Euronext Paris (“MONEP”), the Hong Kong Exchanges and Clearing Ltd. (“HKEX”), the Intercontinental Exchange (“ICE”), the London Commodity Exchange (“LCE”), the London International Financial Futures and Options Exchange Ltd. (“LIFFE”), the London Metal Exchange (“LME”), the Marché à Terme International de France (“MATIF”), the Montreal Exchange (“ME”), the Osaka Securities Exchange (“OSE”), the Sydney Futures Exchange Ltd. (“SFE”), the Singapore International Monetary Exchange (“SIMEX”), the South African Exchange (“SAFEX”), the Tokyo International Financial Futures Exchange (“TIFFE”), the Tokyo Commodity Exchange (“TOCOM”) and the Tokyo Stock Exchange (“TSE”).

SEI Global Services, Inc. (“SEI”) is GAIT II’s independent administrator and transfer agent.  SEI is responsible for certain matters pertaining to the administration of GAIT II.

GAIT II will terminate on December 31, 2050 or at an earlier date if certain conditions occur as outlined in the Limited Liability Company Agreement (“LLC Agreement”) of the Fund.

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements (continued)

1. Organization and Business (continued)

Duties of the Managing Member

Subject to the terms and conditions of the LLC Agreement, the Managing Member has complete and exclusive responsibility for managing and administering the affairs of GAIT II and for directing the investment and reinvestment of the assets of GAIT II.

2. Summary of Significant Accounting Policies

These financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and all amounts are stated in U.S. Dollars. The preparation of these financial statements requires the Managing Member to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

In July 2009, the Financial Accounting Standards Board (“FASB”) issued “The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles” (the “Codification”). The Codification is the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. All existing accounting standard documents are superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification does not change current U.S. GAAP. The adoption of the Codification does not impact GAIT II’s financial statements except for references made to authoritative accounting literature in the footnotes.

Cash and Cash Equivalents

GAIT II considers cash and cash equivalents to include all highly liquid investments with a maturity of three months or less when acquired. At March 31, 2010 and December 31, 2009, these amounts are primarily invested in overnight deposits with major U.S. financial institutions.

Investment in Graham K4D Trading Ltd.

GAIT II invests in the Master Fund which is managed by the Managing Member. This investment is valued in the accompanying statement of financial condition at fair value in accordance with U.S. GAAP. Gains and losses are allocated by the Master Fund to GAIT II based upon GAIT II’s proportionate share of the net assets of the Master Fund and are included in the statement of operations and managing member allocation for the three months ended March 31, 2010 and for the period from January 4, 2009 (commencement of operations) to March 31, 2009.

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Fair Value

The fair value of GAIT II’s assets and liabilities, which qualify as financial instruments under U.S. GAAP, approximates the carrying amounts presented in the statement of financial condition. Changes in these carrying amounts are included in the statement of operations and managing member allocation.

GAIT II follows U.S. GAAP for fair value measurements, which defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements.  U.S. GAAP uses a three-level hierarchy for fair value measurement based on the transparency and independence of inputs used in the valuation of an asset or liability as of the measurement date.

The fair value hierarchy categorizes asset and liability positions into one of three levels, as summarized below, based on the inputs and assumptions used in deriving fair value.

•	Level 1 inputs are unadjusted closing or settle prices for such assets or liabilities as published by the primary exchange upon which they are traded.
•	Level 2 inputs include quoted prices for similar assets and liabilities obtained from independent brokers and/or market makers in each security.
•	Level 3 inputs are those which are considered unobservable and are significant in arriving at fair value.

GAIT II reports the fair value of its investment related assets and liabilities in accordance with the hierarchy established under U.S. GAAP.  In accordance with this hierarchy, GAIT II’s investments in K4D Trading and Graham Cash Assets LLC (“GCA”) have been classified as Level 2 valuations based on the release of ASU 2009-12 in December 2009. As of March 31, 2010 and December 31, 2009, neither the Master Fund nor GCA held any Level 3 investments.

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Derivative Instruments

In the normal course of business, the Master Fund utilizes derivative financial instruments in connection with its trading activities. Derivative instruments derive their value from underlying assets, indices, reference rates or a combination of these factors.  Investments in derivative financial instruments are subject to additional risks that can result in a loss of all or part of an investment.  The Master Fund’s derivative financial instruments are classified by the following primary underlying risks: interest rate, credit, foreign currency exchange rate, commodity price, and equity price risks. These risks can be in excess of the amounts recognized in the statement of financial condition. In addition, the Master Fund is also subject to additional counterparty risk should its counterparties fail to meet the terms of their contracts.  Management of counterparty risk involves a number of considerations, such as the financial profile of the counterparty, specific terms and duration of the contractual agreement, and the value of collateral held, if any. The Master Fund has established initial credit approval, credit limits, and collateral requirements and may reduce its exposure to any counterparties it deems necessary.  Trading in non-U.S. dollar denominated derivative instruments may subject the value of, and gains and losses associated with, such contracts to additional risks related to adverse changes in the applicable exchange rates. To the extent the Master Fund is deemed to be insolvent, all positions could be subject to liquidation.

The Master Fund records all its derivative financial instruments at fair value, which is derived in accordance with U.S. GAAP.  Unrealized gains and losses from these instruments are recorded based on changes in their fair value.  Realized gains and losses are recorded when the positions are closed.  All unrealized and realized gains and losses related to derivative financial instruments are included in net gain on investments in the Master Fund’s statement of operations.

Futures Contracts

The Master Fund uses futures contracts in an attempt to take advantage of changes in the value of equities, commodities, interest rates, bonds and foreign currencies.

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Futures Contracts (continued)

A futures contract represents a commitment for the future purchase or sale of an asset or cash settlement based on the value of an asset on a specified date.  The purchase and sale of futures contracts are executed on an exchange which requires margin deposits with a Futures Commission Merchant (“FCM”).  Subsequent payments are made or received by the Master Fund each day, depending on the daily fluctuations in the value of the contract. These changes in valuation are recorded for financial statement purposes as unrealized gains or losses by the Master Fund.  Relative to over-the-counter derivative financial instruments, futures contracts provide reduced counterparty risk to the Master Fund since futures are exchange-traded and the exchange’s clearinghouse guarantees the futures against default. However some non-U.S. exchanges are “principals’ markets” in which no common clearing facility exists and the Master Fund may look only to the clearing broker for performance of the contract.  The U.S. Commodity Exchange Act requires an FCM to segregate all funds received from such FCM’s customers in respect of regulated futures transactions. If the FCM were not to do so to the full extent required by law, the assets of the Master Fund might not be fully protected in the event of the bankruptcy or insolvency of the FCM. In that case, the Master Fund would be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to the Master Fund was held by the FCM.  In addition, in the event of bankruptcy or insolvency of an exchange or an affiliated clearing house, the Master Fund might experience a loss of funds deposited through its FCM as margin with such exchange or affiliated clearing house, the loss of unrealized profits on its open positions, and the loss of funds owed to it as realized profits on closed positions.

Forward Contracts

The Master Fund enters into foreign currency and commodity forward contracts in an attempt to take advantage of changes in exchange rates and commodity prices.

Forward currency and commodities transactions are contracts or agreements for delivery of specific currencies and commodities or the cash equivalent value at a specified future date and an agreed upon price.  Forward contracts are not guaranteed by an exchange or clearing house and therefore the risks include the inability of counterparties to meet their obligations under the terms of the contracts as well as the risks associated with movements in fair value.

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Swap Contracts

The Master Fund may enter into various swap contracts.  Swap contracts are not guaranteed by an exchange or an affiliated clearing house or regulated by any U.S. or foreign government authorities.  Failure of a counterparty to meet its obligation under the terms of the swap contract could result in the loss of any unrealized gains on open positions and force the Master Fund to cover its resale commitments, if any, at the current market price.  It may not be possible to dispose of or close out a swap position without the consent of the counterparty, and the Master Fund may not be able to enter into an offsetting contract in order to cover its risk. Swaps are subject to the International Swap and Derivative Association (“ISDA”) Master Agreements which generally require among other things, that a Master Fund maintain a predetermined level of net assets, and provide limits with respect to a decline in the Master Fund’s net asset value over 1-month, 3-month and 12-month periods. If a Master Fund were to violate such provisions, the counterparty to the swaps could demand liquidation of outstanding swap positions.

An interest rate swap contract is an agreement that obligates two parties to exchange a series of cash flows at specified intervals based upon or calculated by reference to changes in specified prices or rates for a specified notional amount of the underlying assets.  The payment flows are usually netted against each other, with the difference being paid by one party to another.

A total return swap contract is an agreement that obligates two parties to exchange cash flows calculated by reference to changes in specified prices or rates for a specified notional amount of the underlying assets.  The payment flows are usually netted against each other, with the difference being paid by one party to another.

During the term of the swaps, changes in value are recognized as unrealized gains or losses by marking the contracts to fair value.  Additionally, the Master Fund records a realized gain (loss) when a swap contract is terminated and when periodic payments are received or made at the end of each measurement period, but prior to termination.  The Master Fund determines the estimated fair value of all swaps in accordance with U.S. GAAP.

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Options

The Master Fund may buy and sell covered and uncovered exchange traded and over-the-counter options on futures, foreign currencies, commodities, interest rates and equities to take advantage of the price movements of the financial instrument underlying the option or to hedge positions in the underlying assets.  Option contracts give one party the right, but not the obligation, to buy or sell within a limited time or on a specified date, a financial instrument, commodity or currency at a contracted price.  Options may also be settled in cash, based on differentials between specified indices or prices.

The Master Fund is exposed to counterparty risk to the extent that a seller of an over-the-counter option does not meet its obligations under the terms of the option contract.  The maximum risk of loss to the Master Fund is the fair value of the contracts and the premiums paid to purchase its open option contracts. Relative to over-the-counter options, exchange traded options provide reduced counterparty risk to the Master Fund since the exchanges’ clearinghouse guarantees the option against default.

Indemnifications

In the normal course of business, the Master Fund, GCA, GCA II and GAIT II enter into contracts that contain a variety of indemnifications. Such contracts include those with the Master Fund’s brokers and trading counterparties. GAIT II’s maximum exposure under these arrangements is unknown; however, GAIT II has not had prior claims or losses with respect to such indemnifications and considers the risk of loss to be remote.

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements (continued)

3. Investment in Graham K4D Trading Ltd.

As of March 31, 2010 and December 31, 2009, GAIT II invested in K4D Trading, a master trading vehicle also managed by the Managing Manager. GAIT II’s investment in K4D Trading, as well as its investment objective, is summarized below.  K4D Trading and GAIT II are related parties.

March 31, 2010
Investment – Objective	Percent of Members’ Capital	Fair Value	Net Loss (three months then ended)	Management Fees	Incentive Fees	Redemptions Permitted

Graham K4D Trading Ltd. (a)	14.99%	$6,958,170	$(958,541)	None	None	Monthly
	14.99%	$6,958,170	$(958,541)
(a) – Systematic macro

December 31, 2009
Investment – Objective	Percent of Members’ Capital	Fair Value	Net Income (twelve months then ended)	Management Fees	Incentive Fees	Redemptions Permitted

Graham K4D Trading Ltd. (a)	8.75%	$3,256,884	$1,203,633	None	None	Monthly
	8.75%	$3,256,884	$1,203,633
(a) – Systematic macro

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements (continued)

3. Investment in Graham K4D Trading Ltd. (continued)

The following table summarizes the financial position of K4D Trading as of March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009
Assets:
Cash and cash equivalents	$429	$425
Due from brokers	152,363,790	99,865,289
Derivative financial instruments, at fair value	52,256,600	17,929,174
Subscriptions receivable	73	4,331
Interest receivable	566	293
Total assets	204,621,458	117,799,512

Liabilities:
Due to brokers	285,606	-
Redemptions payable	73	4,331
Total liabilities	285,679	4,331
Net assets	$204,335,779	$117,795,181

Percentage of Master Fund held by the Fund	3.41%	2.76%

The following table summarizes the results of operations of K4D Trading for the three months ended March 31, 2010 and 2009:

	2010	2009

Net investment loss	$(68,408)	$(19,621)

Net realized loss on investments	(77,892,271)	(43,433,731)
Net increase (decrease) in appreciation on investments	34,667,568	(23,496,393)
Brokerage commissions and fees	(1,480,295)	(886,895)
Net loss on investments	(44,704,998)	(67,817,019)
Net loss	$(44,773,406)	$(67,836,640)

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements (continued)

3. Investment in Graham K4D Trading Ltd. (continued)

The following table shows the fair value classification of each investment type for K4D Trading as of March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009
Long Contracts
Level 1:
U.S. bond futures	$(3,057,361)	$(4,526,734)
Foreign bond futures	1,213,247	(6,607,015)
U.S. index futures	9,277,376	5,331,432
Foreign index futures	9,615,355	8,908,434
Commodity futures	22,243,254	35,170,316
Interest rate futures	4,042,561	(8,722,161)
Currency futures	243,631	355,993
Total Level 1	43,578,063	29,910,265

Level 2:
Foreign currency forwards	51,926,879	(8,957,388)
Total Level 2	51,926,879	(8,957,388)
Total long contracts	$95,504,942	$20,952,877

Short Contracts
Level 1:
U.S. bond futures	$1,019,587	$1,217,531
Foreign bond futures	453,342	2,267,786
U.S. index futures	(1,303,679)	(2,810,098)
Foreign index futures	(1,378,965)	(3,726,222)
Commodity futures	489,415	(14,721,246)
Interest rate futures	(437,872)	2,493,009
Currency futures	293,796	(32,595)
Total Level 1	(864,376)	(15,311,835)

Level 2:
Foreign currency forwards	(42,383,966)	12,288,132
Total Level 2	(42,383,966)	12,288,132
Total short contracts	$(43,248,342)	$(3,023,703)

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements (continued)

3. Investment in Graham K4D Trading Ltd. (continued)

The following table displays the volume of derivative activities and fair value of derivative contracts held by K4D Trading based on their notional amounts and number of contracts at March 31, 2010 categorized by primary underlying risk.  Derivative assets and liability balances are presented on a gross basis, prior to the application of counterparty netting.

	Graham K4D Trading Ltd.
	Long exposure		Short exposure
	Notional amounts	Number of contracts	Notional amounts	Number of contracts	Derivative Assets	Derivative Liabilities

Commodity price
Futures	$1,212,670,559	17,702	$(972,519,554)	(19,758)	$44,197,091	$(21,464,422)
	1,212,670,559	17,702	(972,519,554)	(19,758)	44,197,091	(21,464,422)

Equity price
Futures	24,475,860,512	30,898	(2,791,709,182)	(2,309)	21,504,223	(5,294,136)
	24,475,860,512	30,898	(2,791,709,182)	(2,309)	21,504,223	(5,294,136)

Foreign currency exchange rate
Futures	152,892,085	1,677	(81,080,341)	(779)	962,178	(424,751)
Forwards	3,202,044,441	-	(3,192,501,529)	-	29,127,195	(19,584,282)
	3,354,936,526	1,677	(3,273,581,870)	(779)	30,089,373	(20,009,033)

Interest rate
Futures	68,861,119,170	48,344	(141,166,214,842)	(19,145)	13,050,249	(9,816,745)
Interest rate swaps	-	-	-	-	-	-
	68,861,119,170	48,344	(141,166,214,842)	(19,145)	13,050,249	(9,816,745)
Total	$97,904,586,767	98,621	$(148,204,025,448)	(41,991)	$108,840,936	$(56,584,336)

Collateral balances supporting all derivative positions						$152,078,184

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements (continued)

3. Investment in Graham K4D Trading Ltd. (continued)

The following table displays the volume of derivative activities and fair value of derivative contracts held by K4D Trading based on their notional amounts and number of contracts at December 31, 2009 categorized by primary underlying risk.  Derivative assets and liability balances are presented on a gross basis, prior to the application of counterparty netting.

	Graham K4D Trading Ltd.
	Long exposure		Short exposure
	Notional amounts	Number of contracts	Notional amounts	Number of contracts	Derivative Assets	Derivative Liabilities

Commodity price
Futures	$1,281,924,053	21,625	$(699,668,279)	(11,135)	$42,918,544	$(22,469,474)
	1,281,924,053	21,625	(699,668,279)	(11,135)	42,918,544	(22,469,474)

Equity price
Futures	6,321,952,643	16,319	(3,918,741,020)	(5,980)	14,812,534	(7,108,988)
	6,321,952,643	16,319	(3,918,741,020)	(5,980)	14,812,534	(7,108,988)

Foreign currency exchange rate
Futures	30,156,168	359	(108,869,583)	(1,006)	757,620	(434,222)
Forwards	6,096,436,526	-	(5,707,147,861)	-	78,435,771	(75,105,027)
	6,126,592,694	359	(5,816,017,444)	(1,006)	79,193,391	(75,539,249)

Interest rate
Futures	66,489,448,610	25,046	(83,222,672,828)	(13,820)	7,611,075	(21,488,659)
	66,489,448,610	25,046	(83,222,672,828)	(13,820)	7,611,075	(21,488,659)
Total	$80,219,918,000	63,349	$(93,657,099,571)	(31,941)	$144,535,544	$(126,606,370)

Collateral balances supporting all derivative positions						$99,865,289

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements (continued)

3. Investments in Graham K4D Trading Ltd. (continued)

The following table shows the gains and losses on all financial instruments held by the Master Fund reported in net gain on investments in its statement of operations segregated by primary underlying risk and contract type for the three months ended March 31, 2010 and for the period from January 4, 2009 (commencement of operations) to March 31, 2009:

	2010	2009
Commodity price
Futures	$(23,768,545)	$(13,610,658)
	(23,768,545)	(13,610,658)
Equity price
Futures	(32,614,364)	(44,753,324)
	(32,614,364)	(44,753,324)
Foreign currency exchange rate
Futures	712,311	(2,956,381)
Forwards	(80,875)	(12,322,189)
	631,436	(15,278,570)
Interest rate
Futures	12,526,770	6,712,428
	12,526,770	6,712,428
Total	$(43,224,703)	$(66,930,124)

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements (continued)

4. Graham Cash Assets LLC

GAIT II invests a portion of its excess liquidity in GCA, an entity for which the Manager is also the sole investment advisor. GCA commenced operations on June 22, 2005 and was formed as a Delaware Limited Liability Company for the purpose of consolidating investment activity of multiple funds managed by the Manager. Its objective is to preserve capital while enhancing return on cash balances and providing daily liquidity. It invests in debt obligations guaranteed by the U.S. federal government, which range in maturity from three to thirty months. GCA also maintains cash and cash equivalents on deposit with major U.S. institutions. GAIT II’s investment in GCA is valued in the accompanying statement of financial condition at fair value in accordance with U.S. GAAP. GAIT II records its proportionate share of GCA’s investment income and expenses on a monthly basis. For the three months ended March 31, 2010, the total amount recognized by GAIT II with respect to its investment in GCA was $53,593. For the period from January 4, 2009 (commencement of operations) to March 31, 2009, the total amount recognized by GAIT II with respect to its investment in GCA was $604. These amounts are included in interest income in the statements of operations and managing member allocation. At March 31, 2010 and December 31, 2009, GAIT II owned approximately 2.16% and 1.78%, respectively, of GCA. The following table summarizes the financial position of GCA as of March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009
Assets:
Cash and cash equivalents	$362,751,976	$485,846,462
Investments in fixed income securities	1,470,451,532	1,421,913,802
Redemptions receivable	-	-
Accrued interest income	5,329,831	4,848,122
Total assets	1,838,533,339	1,912,608,386

Liabilities:
Other payables	20,000	-
Total liabilities	20,000	-

Members’ capital	1,838,513,339	1,912,608,386
Total liabilities and members’ capital	$1,838,533,339	$1,912,608,386

The following table summarizes the results of operations of GCA for the three months ended March 31, 2010 and 2009:

	2010	2009
Investment income
Interest income	$2,623,273	$819,676
Net investment income	2,623,273	819,676
Net income	$2,623,273	$819,676

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements (continued)

4. Graham Cash Assets LLC (continued)

GCA reports the fair value of its investment related assets and liabilities in accordance with the hierarchy established under U.S. GAAP.  The following table shows the fair value classification of each investment type held by GCA as of March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009
Long positions
Level 2:
Fixed income securities
FDIC Guaranteed Bonds	$792,823,127	$667,900,290
Government Bonds	677,628,405	754,013,512
Fixed income securities	1,470,451,532	1,421,913,802
Total Level 2	1,470,451,532	1,421,913,802
Total long positions	$1,470,451,532	$1,421,913,802

5. Capital Accounts

GAIT II offers Class 0 Units and Class 2 Units (collectively, the “Units”). GAIT II may issue additional classes in the future subject to different fees, expenses or other terms, or to invest in other investment programs or combinations of investment programs managed by the Manager. GAIT II also has Class M units which are solely for the investment of the Manager.

A separate Capital Account is maintained for each member with respect to each Class of Units held by such member. The initial balance of each members’ Capital Account will equal the initial contribution to GAIT II with respect to the Class to which such Capital Account relates. Each member’s Capital Account is increased by any additional subscription, and decreased by any redemption by such member of Units of such Class to which the Capital Account relates. All income and expenses of GAIT II are allocated among the members’ Capital Accounts in proportion to the balance that each Capital Account bears to the balance of all Capital Accounts as of the beginning of such fiscal period.

Addition of Limited and Managing Members

Units are available for subscription as of the first business day of each month upon at least three business days prior written notice.

Subscriptions

Units may be purchased at a price equal to the Net Asset Value per Unit of the relevant Class as of the immediately preceding Valuation Day as defined in the LLC Agreement. The minimum initial subscription from each investor in each Class is $50,000. Members may subscribe for additional Units in a minimum amount of not less than $5,000.

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements (continued)

5. Capital Accounts (continued)

Redemptions

Units are not subject to any minimum holding period. Members may redeem Units at the Net Asset Value thereof as of each Valuation Day upon not less than three business days’ prior written notice to the administrator. A partial redemption request for an amount less than $10,000 will not be accepted, nor will a redemption request be accepted to the extent that it would result in an investor owning Units with a total Net Asset Value of less than $25,000. The redemption proceeds will normally be remitted within 15 days after the Valuation Day, without interest for the period from the Valuation Day to the payment date.

Redemption Fees

Class 2 Units are subject to a redemption fee equal to 2% of their Net Asset Value if redeemed within six months from their subscription and a redemption fee equal to 1% of their Net Asset Value if redeemed more than six and less than twelve months from their subscription. Class 0 Units are not subject to a redemption fee. Redemption fees are payable to the Manager upon redemption of Units.

6. Fees

Advisory Fees

Each Class of GAIT II other than Class M pays the Manager an advisory fee (the “Advisory Fee”) at an aggregate annual rate equal to 2% of the Net Asset Value of such Class. The Advisory Fee is payable monthly in arrears calculated as of the last business day of each month and any other date the Manager may permit, in its sole and absolute discretion, as of which any subscription or redemption is effected with respect to Units of such Class during the month.

Sponsor Fees

Each Class of GAIT II other than Class M pays the Manager a sponsor fee (the “Sponsor Fee”) at an annual rate of 1% of its Net Asset Value, payable monthly in arrears, determined in the same manner as the Advisory Fee.

Incentive Allocation

At the end of each calendar quarter, the Manager will receive a special allocation of net profits (the “Incentive Allocation”) in an amount equal to 20% of the New High Net Trading Profits of each Class as defined in the LLC Agreement. The Incentive Allocation is also accrued and allocable on the date of redemption with respect to any Units that are redeemed prior to the end of a calendar quarter.

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements (continued)

6. Fees (continued)

Brokerage Fees

Each Class of GAIT II other than Class M pays the Manager a brokerage fee (the “Brokerage Fee”) at the annual rate specified in the table below. This Brokerage Fee is payable monthly in arrears calculated as of the last business day of each month in the same manner as the Advisory Fee.

Class	Annual Rate

Class 0	2%
Class 2	4%

In consideration of the Brokerage Fee, the Manager bears all of GAIT II’s trading commissions (including exchange, clearing and regulatory fees relating to its trades), routine legal expenses, internal and external accounting, audit and tax preparation expenses, fees and expenses of an external or internal administrator, and expenses and costs of printing and mailing reports and notices, together with the costs incurred in connection with the organization of GAIT II and GAIT II’s continuous offering of Units. To the extent GAIT II is allocated any of these expenses from the Master Fund, the Manager will reimburse GAIT II those amounts.  This reimbursement is included in other income in the statement of operations and managing member allocation.

Any portion of any of the above fees, including the Incentive Allocation may be paid by the Manager to third parties as compensation for selling activities in connection with GAIT II.

7. Income Taxes

No provision for income taxes has been made in the accompanying financial statements, as members are individually responsible for reporting income or loss based upon their respective share of GAIT II’s revenues and expenses for income tax purposes.

U.S. GAAP provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. U.S. GAAP requires the evaluation of tax positions taken or expected to be taken in the course of preparing GAIT II’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet a more-likely-than-not threshold would be recorded as a tax expense in the current year. The Manager has evaluated GAIT II’s tax positions and has concluded that there are no significant tax positions requiring recognition, measurement or disclosure in the financial statements. The Manager is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax expense will change materially in the next twelve months.

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements (continued)

8. Related Party Transactions

The Manager, due to its relationship with its affiliates, may enter into certain related party transactions.

9. Financial Highlights

The following is the per unit operating performance calculation for the three months ended March 31, 2010 and for the period from January 4, 2009 (commencement of operations) to March 31, 2009:

	Class 0	Class 2
Per unit operating performance:
Initial net asset value per unit, January 4, 2009	$100.00	$100.00
Net loss:
Net investment loss	(0.58)	(0.86)
Net loss on investments	(2.33)	(2.54)
Net loss	(2.91)	(3.40)
Net asset value per unit, March 31, 2009	$97.09	$96.60

Net asset value per unit, December 31, 2009	$100.59	$99.05
Net loss:
Net investment loss	(1.84)	(1.72)
Net loss on investments	(2.46)	(2.98)
Net loss	(4.30)	(4.70)
Net asset value per unit, March 31, 2010	$96.29	$94.35

Graham Alternative Investment Trading II LLC

Notes to Unaudited Financial Statements (continued)

9. Financial Highlights (continued)

The following represents ratios to average members’ capital, excluding the Managing Member, and total return for the three months ended March 31, 2010 and for the period from

January 4, 2009 (commencement of operations) to March 31, 2009:

	Class 0		Class 2
	2010	2009	2010	2009

Total return before Incentive Allocation	(4.27)%	(2.91)%	(4.74)%	(3.40)%
Incentive Allocation	0.00	0.00	0.00	0.00
Total return after Incentive Allocation	(4.27)%	(2.91)%	(4.74)%	(3.40)%

Net investment loss before Incentive Allocation	(1.21)%	(1.30)%	(1.69)%	(1.81)%
Incentive Allocation	0.00	0.00	0.00	0.00
Net investment loss after Incentive Allocation	(1.21)%	(1.30)%	(1.69)%	(1.81)%

Total expenses before Incentive Allocation	1.28%	1.24%	7.11%	1.75%
Incentive Allocation	0.00	0.00	0.00	0.00
Total expenses after Incentive Allocation	1.28%	1.24%	7.11%	1.75%

Total return is calculated for Class 0 and Class 2 units taken as a whole. Total return is calculated as the change in total members’ capital, excluding that of the Managing Member, adjusted for subscriptions or redemptions during the year. An individual member’s return may vary from these returns based on the timing of capital transactions and the applicability of advisory fees, brokerage fees, sponsor fees, and the Incentive Allocation. The net investment loss and total expense ratios (including Incentive Allocation) are calculated for the Class 0 and Class 2 units taken as a whole and include amounts from GAIT II and amounts allocated from the Master Fund. The computation of such ratios is based on the amount of net investment loss, expenses and Incentive Allocation. Net investment loss and total expense ratios are computed based upon the weighted average of members’ capital of GAIT II, excluding that of the Managing Member, for the three months ended March 31, 2010 and for the period from January 4, 2009 (commencement of operations) to March 31, 2009.

Investment Advisor
Graham Capital Management, L.P.
40 Highland Avenue
Rowayton, CT  06853
U.S.A.

Administrator
SEI Global Services Inc.
1 Freedom Valley Drive
Oaks, PA  19456
U.S.A.

Legal and Tax Advisors
Proskauer Rose LLP
1585 Broadway
New York, NY  10036
U.S.A.

Registered Address
Corporation Service Company
2711 Centerville Road
Suite 400
Wilmington, DE 19808
U.S.A.

Independent Registered Public Accounting Firm
Ernst & Young LLP
300 First Stamford Place
Stamford, CT 06902
U.S.A.